This Prospectus describes a type of annuity (the "Annuity") being offered by American Skandia Life Assurance Corporation ("we", "our" or "us"), One Corporate Drive, Shelton, Connecticut, 06484. This flexible premium Annuity may be offered as individual annuity contracts or as interests in a group annuity. The Table of Contents is on Page 4. Definitions applicable to this Prospectus are on Page 6. The highlights of this offering are described beginning on Page 8. This Prospectus contains a detailed discussion of matters you should consider before purchasing this Annuity. A Statement of Additional Information has been filed with the Securities and Exchange Commission and is available from us without charge upon request. The contents of the Statement of Additional Information are described on Page 46. The Annuity or certain of its investment options may not be available in all jurisdictions. Various rights and benefits may differ between jurisdictions to meet applicable laws and/or regulations.

A Purchase Payment for this Annuity is assessed any applicable tax charge (see "Tax Charges"). It is then allocated to the investment options you select, except in certain jurisdictions, where allocations of Purchase Payments we receive during the "free-look" period that you direct to any Sub-accounts are temporarily allocated to a money-market type Sub-account (see "Allocation of Net Purchase Payments"). You may transfer Account Value between investment options (see "Investment Options" and "Transfers"). Account Value may be distributed as periodic annuity payments in a "payout phase". Such annuity payments can be guaranteed for life (see "Annuity Payments"). During the "accumulation phase" (the period before any payout phase), you may surrender the Annuity for its Account Value or make withdrawals (see "Distributions"). Such distributions may be subject to tax, including a tax penalty (see "Certain Tax Considerations").

Account Value in the variable investment options increases or decreases daily to reflect investment performance and the deduction of charges. No minimum amount is guaranteed (see "Account Value in the Sub-accounts"). The variable investment options are Class 2 Sub-accounts of American Skandia Life Assurance Corporation Variable Account B ("Separate Account B")(see "Separate Accounts" and "Separate Account B"). Each Sub-account invests exclusively in one portfolio of an underlying mutual fund or in an underlying mutual fund. As of the date of this Prospectus, the underlying mutual funds (and the portfolios of such underlying mutual funds in which Sub-accounts offered pursuant to this Prospectus invest) are: (a) American Skandia Trust (portfolios - JanCap Growth, AST Janus Overseas Growth, Lord Abbett Growth and Income, Lord Abbett Small Cap Value, Neuberger&Berman Mid-Cap Value, Federated High Yield, AST Money Market, T. Rowe Price Asset Allocation, T. Rowe Price International Equity, T. Rowe Price Natural Resources, T. Rowe Price International Bond, T. Rowe Price Small Company Value, Founders Capital Appreciation, Founders Passport, INVESCO Equity Income, PIMCO Total Return Bond, PIMCO Limited Maturity Bond, Neuberger&Berman Mid-Cap Growth, Robertson Stephens Value + Growth, AST Putnam Value Growth & Income, AST Putnam International Equity, AST Putnam Balanced, Twentieth Century Strategic Balanced, Twentieth Century International Growth, Cohen & Steers Realty, Stein Roe Venture, Bankers Trust Enhanced 500, Marsico Capital Growth); (b) The Alger American Fund (portfolios - Growth, Small Capitalization, MidCap Growth); (c) Neuberger&Berman Advisers Management Trust (portfolio - Partners); (d)
Montgomery Variable Series (portfolio - Emerging Markets); and (e) Life & Annuity Trust (portfolio - WF Equity Value).


As of the date of this Prospectus, the Partners Portfolio of the Neuberger&Berman Advisers Management Trust is no longer being offered as an investment option under the Annuity. We are currently requesting the necessary regulatory approvals to substitute shares of the Neuberger&Berman Mid-Cap Value portfolio of American Skandia Trust ("AST") for shares of the Partners portfolio of the Neuberger&Berman Advisers Management Trust, which is no longer being offered. (See "Investment Options -Variable Investment Options")


In most jurisdictions, Account Value may be allocated to a fixed investment option during the accumulation phase. Account Value so allocated earns a fixed rate of interest for a specified period of time referred to as a Guarantee Period. Guarantee Periods of different durations may be offered (see "Fixed Investment Options"). Such an allocation and the interest earned is guaranteed by us only if held to its Maturity Date. You are cautioned that with respect to the fixed investment options during the accumulation phase, we do not guarantee any minimum amount, because the value may be increased or decreased by a market value adjustment (see "Account Value of the Fixed Allocations"). Assets supporting such allocations in the accumulation phase are held in American Skandia Life Assurance Corporation Separate Account D ("Separate Account D") (see "Separate Accounts" and "Separate Account D").
                              (continued on Page 2)

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE.
--------------------------------------------------------------------------------
                  FOR FURTHER INFORMATION CALL 1-800-752-6342.
                         Prospectus Dated: May 1, 1998
             Statement of Additional Information Dated: May 1, 1998
CHC2 PROS (05/98)



We guarantee fixed annuity payments. We also guarantee any adjustable annuity payments we may make available (see "Annuity Payments").

This Annuity is designed for use in connection with investment allocation services provided by an Advisor. Before we issue an Annuity, we may require evidence satisfactory to us that you have engaged the services of an Advisor. Taxes on gains during the accumulation phase may be deferred until you begin to take distributions from your Annuity. Distributions before age 59 1/2 may be subject to a tax penalty. In the payout phase, a portion of each annuity payment may be treated as a return of your "investment in the contract" until it is completely recovered. Transfers between investment options are not subject to taxation. The Annuity may also qualify for special tax treatment under certain sections of the Code, including, but not limited to, Sections 401, 403 or 408 (see "Certain Tax Considerations").

Purchase Payments under these Annuities are not deposits or obligations of, or guaranteed or endorsed by, any bank or bank subsidiary, are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency and are not insured by the Securities Investor Protection Corporation ("SIPC") as to the loss of the principal amount invested. Purchase payments allocated to the investment options are subject to investment risks, including possible loss of principal.

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


   TABLE OF CONTENTS
DEFINITIONS.....................................................................................................................6
HIGHLIGHTS......................................................................................................................8
AVAILABLE INFORMATION...........................................................................................................10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................................................................10
CONTRACT EXPENSE SUMMARY........................................................................................................10
EXPENSE EXAMPLES................................................................................................................12
CONDENSED FINANCIAL INFORMATION.................................................................................................13
         Unit Prices And Numbers of Units.......................................................................................13
INVESTMENT OPTIONS..............................................................................................................17
         Variable Investment Options............................................................................................17
         Fixed Investment Options...............................................................................................19
OPERATIONS OF THE SEPARATE ACCOUNTS.............................................................................................20
         Separate Accounts......................................................................................................20
         Separate Account B.....................................................................................................20
         Separate Account D.....................................................................................................21
INSURANCE ASPECTS OF THE ANNUITY................................................................................................22
CHARGES ASSESSED OR ASSESSABLE AGAINST THE ANNUITY..............................................................................22
         Maintenance Fee........................................................................................................22
         Tax Charges............................................................................................................22
         Transfer Fee...........................................................................................................22
         Allocation Of Annuity Charges..........................................................................................22
CHARGES ASSESSED AGAINST THE ASSETS.............................................................................................22
         Administration Charge..................................................................................................22
         Mortality and Expense Risk Charges.....................................................................................23
CHARGES OF THE UNDERLYING MUTUAL FUNDS..........................................................................................23
PURCHASING ANNUITIES............................................................................................................23
         Uses Of The Annuity....................................................................................................23
         Application And Initial Payment........................................................................................23
         Periodic Purchase Payments.............................................................................................24
         Right to Return the Annuity............................................................................................24
         Allocation of Net Purchase Payments....................................................................................24
         Balanced Investment Program............................................................................................24
         Ownership, Annuitant and Beneficiary Designations......................................................................25
ACCOUNT VALUE AND SURRENDER VALUE...............................................................................................25
         Account Value in the Sub-accounts......................................................................................25
         Account Value of the Fixed Allocations.................................................................................26
RIGHTS, BENEFITS AND SERVICES...................................................................................................26
         Additional Purchase Payments...........................................................................................27
         Changing Revocable Designations........................................................................................27
         Allocation Rules.......................................................................................................27
         Transfers..............................................................................................................27
         Renewals...............................................................................................................28
         Dollar Cost Averaging..................................................................................................28
         Rebalancing............................................................................................................29
         Distributions..........................................................................................................29
         Surrender..............................................................................................................30
         Partial Withdrawals....................................................................................................30
         Systematic Withdrawals.................................................................................................30
         Minimum Distributions..................................................................................................31
         Death Benefit..........................................................................................................31
         Annuity Payments.......................................................................................................32
         Qualified Plan Withdrawal Limitations..................................................................................33
         Pricing of Transfers and Distributions.................................................................................34
         Voting Rights..........................................................................................................34
         Transfers, Assignments or Pledges......................................................................................34
         Reports to You.........................................................................................................35
SALE OF THE ANNUITIES...........................................................................................................35
         Distribution...........................................................................................................35
         Advertising............................................................................................................35
CERTAIN TAX CONSIDERATIONS......................................................................................................36
         Our Tax Considerations.................................................................................................36
         Tax Considerations Relating to Your Annuity............................................................................36
         Non-natural Persons....................................................................................................36
         Natural Persons........................................................................................................36
         Distributions..........................................................................................................36
         Loans, Assignments and Pledges.........................................................................................37
         Gifts..................................................................................................................37
         Penalty on Distributions...............................................................................................37
         Annuity Payments.......................................................................................................38
         Tax Free Exchanges.....................................................................................................38
         Transfers Between Investment Options...................................................................................38
         Estate and Gift Tax Considerations.....................................................................................38
         Generation-Skipping Transfers..........................................................................................38
         Diversification........................................................................................................38
         Federal Income Tax Withholding.........................................................................................38
         Tax Considerations When Using Annuities in Conjunction with Qualified Plans............................................38
         Individual Retirement Programs.........................................................................................39
         Tax Sheltered Annuities................................................................................................39
         Corporate Pension and Profit-sharing Plans.............................................................................39
         H.R. 10 Plans..........................................................................................................39
         Tax Treatment of Distributions from Qualified Annuities................................................................39
         Section 457 Plans......................................................................................................39
OTHER MATTERS...................................................................................................................40
         Deferral of Transactions...............................................................................................40
         Resolving Material Conflicts...........................................................................................40
         Modification...........................................................................................................40
         Misstatement of Age or Sex.............................................................................................41
         Ending the Offer.......................................................................................................41
         Indemnification........................................................................................................41
         Legal Proceedings......................................................................................................41
THE COMPANY.....................................................................................................................41
         Lines of Business......................................................................................................41
         Selected Financial Data................................................................................................41
         Management's Discussion and Analysis of Financial Condition and Results of Operations..................................42
         Reserves...............................................................................................................45
         Competition............................................................................................................45
         Employees..............................................................................................................45
         Regulation.............................................................................................................45
         Executive Officers and Directors.......................................................................................46
CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION.............................................................................48
FINANCIAL STATEMENTS............................................................................................................48
APPENDIX A  FINANCIAL STATEMENTS FOR AMERICAN SKANDIA LIFE ASSURANCE CORPORATION................................................49
APPENDIX B  SHORT DESCRIPTIONS OF THE UNDERLYING MUTUAL FUNDS' PORTFOLIO INVESTMENT OBJECTIVES AND POLICIES.....................49
APPENDIX C  PRIOR CONTRACT......................................................................................................49

DEFINITIONS: The following are key terms used in this Prospectus. Other terms are defined in this Prospectus as they appear.

ACCOUNT VALUE is the value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges thereon, before assessment of any applicable maintenance fee. Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine Account Value for your entire Annuity. Account Value of each Fixed Allocation on other than such Fixed Allocation's Maturity Date may be calculated using a market value adjustment.

ADVISOR is a person or entity: (a) registered under the Investment Advisers Act of 1940, as amended, and, where applicable, under equivalent state law or regulation regarding the registration of investment advisors; or (b) that may provide investment advisory services but is exempt from such registration.

ANNUITANT is the person upon whose life your Annuity is written.

ANNUITY is the type of annuity being offered pursuant to this Prospectus. It is also, if issued, your individual Annuity, or with respect to a group Annuity, the certificate evidencing your participation in a group Annuity. It also represents an account we set up and maintain to track our obligations to you.

ANNUITY DATE is the date annuity payments are to commence.

ANNUITY YEARS are continuous 12-month periods commencing on the Issue Date and each anniversary of the Issue Date.

APPLICATION is the enrollment form or application form we may require you to submit for an Annuity.

BENEFICIARY is a person designated as the recipient of the death benefit.

CODE is the Internal Revenue Code of 1986, as amended from time to time.

CONTINGENT ANNUITANT is the person named to become the Annuitant on the Annuitant's death prior to the Annuity Date.

CURRENT RATES are the interest rates we offer to credit to Fixed Allocations for the duration of newly beginning Guarantee Periods under this Annuity. Current Rates are contained in a schedule of rates established by us from time to time for the Guarantee Periods then being offered. We may establish different schedules for different classes and for different annuities.

FIXED ALLOCATION is an allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation phase and is to be supported by assets in Separate Account D.

GUARANTEE PERIOD is a period of time during the accumulation phase during which we credit a fixed rate of interest on a Fixed Allocation.

IN WRITING is in a written form satisfactory to us and filed at the Office.

INTERIM VALUE is, as of any particular date, the initial value of a Fixed Allocation plus all interest credited thereon, less the sum of all previous transfers and withdrawals of any type from such Fixed Allocation of such Interim Value and interest thereon from the date of each withdrawal or transfer.

ISSUE DATE is the effective date of your Annuity.

MVA is a market value adjustment used in the determination of Account Value of each Fixed Allocation as of a date other than such Fixed Allocation's Maturity Date, and, where required by law, the 30 days prior to the Maturity Date.

MATURITY DATE is the last day in a Guarantee Period.

MINIMUM DISTRIBUTIONS are a specific type of Systematic Withdrawal such that the amounts payable are not less than the minimum amounts that must be distributed each year from an Annuity if used in relation to certain qualified plans under the Code.

NET PURCHASE PAYMENT is a Purchase Payment less any applicable charge for taxes.

OFFICE is our business office, American Skandia Life Assurance Corporation, One Corporate Drive, P.O. Box 883, Shelton, Connecticut 06484.

OWNER is either an eligible entity or person named as having ownership rights in relation to an Annuity issued as an individual contract. An Annuity may be issued as a certificate evidencing interest in a group annuity contract. If so, the rights, benefits and requirements of and the events relating to an Owner, as described in this Prospectus, will be the rights, benefits and requirements of and events relating to the person or entity designated as the participant in such certificate.

PURCHASE PAYMENT is a cash consideration you give to us for certain rights, privileges and benefits provided under an Annuity according to its terms.

SUB-ACCOUNT is a division of Separate Account B. We use Sub-accounts to calculate variable benefits under this Annuity.

SYSTEMATIC WITHDRAWAL is one of a plan of periodic withdrawals of Account Value during the accumulation phase. Such a plan is subject to our rules.

UNIT is a measure used to calculate your Account Value in a Sub-account prior to the Annuity Date.

UNIT PRICE is used for calculating: (a) the number of Units allocated to a Sub-account; and (b) the value of transactions into or out of a Sub-account or benefits based on Account Value in a Sub-account prior to the Annuity Date. Each Sub-account has its own Unit Price which will vary each Valuation Period to reflect the investment experience of that Sub-account.

VALUATION DAY is every day the New York Stock Exchange is open for trading or any other day that the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

VALUATION PERIOD is the period of time between the close of business of the New York Stock Exchange on successive Valuation Days.

"We", "us", "our" or "the Company" means American Skandia Life Assurance Corporation.

"You" or "your" means the Owner.

HIGHLIGHTS:  The following are only the  highlights of the Annuity being offered
pursuant  to  this  Prospectus.   A  more  detailed  description  follows  these
highlights.

         (1) Investment Options: We currently offer multiple variable and, in most jurisdictions, fixed investment options.

During the accumulation phase, we currently offer a number of variable investment options. Each of these investment options is a Class 2 Sub-account of Separate Account B. Each Sub-account invests exclusively in one underlying mutual fund, or a portfolio of an underlying mutual fund. The underlying mutual fund portfolios are managed by various investment advisors, and in certain cases, various sub-advisors. A short description of the investment objectives and policies is found in Appendix B. Certain variable investment options may not be available in all jurisdictions.

As of the date of this Prospectus, the underlying mutual funds (and the portfolios of such underlying mutual funds in which Sub-accounts offered pursuant to this Prospectus invest) are: (a) American Skandia Trust (portfolios
- JanCap Growth, AST Janus Overseas Growth, Lord Abbett Growth and Income, Lord Abbett Small Cap Value, Neuberger&Berman Mid-Cap Value, Federated High Yield, AST Money Market, T. Rowe Price Asset Allocation, T. Rowe Price International Equity, T. Rowe Price Natural Resources, T. Rowe Price International Bond, T. Rowe Price Small Company Value, Founders Capital Appreciation, Founders Passport, INVESCO Equity Income, PIMCO Total Return Bond, PIMCO Limited Maturity Bond, Neuberger&Berman Mid-Cap Growth, Robertson Stephens Value + Growth, AST Putnam Value Growth & Income, AST Putnam International Equity, AST Putnam Balanced, Twentieth Century Strategic Balanced, Twentieth Century International Growth, Cohen & Steers Realty, Stein Roe Venture, Bankers Trust Enhanced 500, Marsico Capital Growth); (b) The Alger American Fund (portfolios - Growth, Small Capitalization, MidCap Growth); (c) Neuberger&Berman Advisers Management Trust (portfolio - Partners); (d) Montgomery Variable Series (portfolio - Emerging Markets); and (e) Life & Annuity Trust (portfolio - WF Equity Value).


As of the date of this Prospectus, the Partners Portfolio of the Neuberger&Berman Advisers Management Trust is no longer being offered as an investment option under the Annuity. Contract Owners with Account Value allocated to the N&B Partners Sub-account on May 1, 1998 may remain in the Sub-account until the earlier of: (1) the date they transfer Account Value out of the N&B Partners Sub-account; or (2) the date the proposed substitution is completed. However, no new allocations may be made to the N&B Partners Sub-account on or after May 1, 1998. Contract Owners who have a dollar-cost averaging, bank drafting, rebalancing or asset allocation program in effect that includes the N&B Partners Sub-account as of May 1, 1998 will be able to continue such pre-scheduled transactions until the date the proposed substitution is completed. (See "Investment Options - Variable Investment Options")

In most jurisdictions, we also offer the option during the accumulation phase of earning one or more fixed rates of interest on all or a portion of your Account Value. As of the date of this Prospectus, we offered the option to make allocations at interest rates that could be guaranteed for 1, 2, 3, 5, 7 and 10 years. Each such Fixed Allocation earns the fixed interest rate applicable as of the date of such allocation. The interest rate credited to a Fixed Allocation does not change during its Guarantee Period. You may maintain multiple Fixed Allocations. From time-to-time we declare Current Rates for Fixed Allocations beginning a new Guarantee Period. The rates we declare are subject to a minimum, but we may declare higher rates. The minimum is determined in relation to an index that we do not control.

The end of a Guarantee Period for a specific Fixed Allocation is called its Maturity Date. At that time, the Guarantee Period normally "renews" and we begin crediting interest for a new Guarantee Period lasting the same amount of time as the one just ended. That Fixed Allocation then earns interest during the new Guarantee Period at a rate that is not less than the one then being earned by Fixed Allocations for that Guarantee Period by new Annuity purchasers in the same class. You also may choose a different Guarantee Period from among those we are then currently making available or you may transfer that Account Value to a variable Sub-account.

In the payout phase, you may elect fixed annuity payments based on our then current annuity rates. We also may make available adjustable annuity rates.

For more information, see the section entitled "Investment Options", including the following subsections: (a) Variable Investment Options; and (b) Fixed Investment Options.

         (2) Operations of the Separate Accounts: In the accumulation phase, the assets supporting guarantees we make in relation to Fixed Allocations are held in our Separate Account D. This is a "non-unitized" separate account. However, values and benefits calculated on the basis of Fixed Allocations are guaranteed by our general account. In the payout phase, fixed annuity payments and any adjustable annuity payments we may make available are also guaranteed by our general account, but the assets supporting such payments are not held in Separate Account D.

In the accumulation phase, the assets supporting the Account Values maintained in the Sub-accounts are held in our Separate Account B. These are Class 2 Sub-accounts of Separate Account B. Values and benefits based on these Sub-accounts are not guaranteed and will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable.

For more information, see the section entitled "Operations of the Separate Accounts", including the following subsections: (a) Separate Accounts; (b) Separate Account B; and (c) Separate Account D.

         (3) Insurance Aspects of the Annuity: There are insurance risks which we bear in relation to the Annuity. For more information, see the section entitled "Insurance Aspects of the Annuity".

         (4) Charges Assessed or Assessable Against the Annuity: The Annuity charges which are assessed or may be assessable under certain circumstances are the maintenance fee, a charge for taxes and a transfer fee. These charges are allocated according to our rules. We may also charge for certain special services. For more information, see the section entitled "Charges Assessed or Assessable Against the Annuity", including the following subsections: (a) Maintenance Fee; (b) Tax Charges; (c) Transfer Fee; and (d) Allocation of Annuity Charges.

         (5) Charges Assessed Against the Assets: The charges assessed against assets in the Sub-accounts are the administration charge and the mortality and expense risk charges. There are no charges deducted from the assets supporting Fixed Allocations. For more information, see the section entitled "Charges Assessed Against the Assets", including the following subsections: (a) Administration Charge; and (b) Mortality and Expense Risk Charges.

         (6) Charges of the Underlying Mutual Funds: Each underlying mutual fund assesses various charges, including charges for investment management and investment advisory fees. These charges generally differ between portfolios within the same underlying mutual fund. You will find additional details in each fund prospectus and its statement of additional information.

         (7) Purchasing Annuities: Annuities are available for multiple uses, including as a funding vehicle for various retirement programs which qualify for special treatment under the Code. We may require a properly completed Application, an acceptable Purchase Payment, evidence that you have engaged the services of an Advisor (e.g. a properly registered investment advisory firm or bank) and any other materials under our underwriting rules before we agree to issue an Annuity. You have the right to return an Annuity within a "free-look" period if you are not satisfied with it. In most jurisdictions, the initial Purchase Payment and any Purchase Payments received during the "free-look" period are allocated according to your instructions. In jurisdictions that require a "free-look" provision such that, if the Annuity is returned under that provision, we must return at least your Purchase Payments less any withdrawals, we temporarily allocate such Purchase Payments to the AST Money Market Sub-account. Where permitted by law in such jurisdictions, we will allocate such Purchase Payments according to your instructions, without any temporary allocation to the AST Money Market Sub-account, if you execute a return waiver. We offer a balanced investment program in relation to your initial Purchase Payment. Certain designations must be made, including an Owner and an Annuitant. You may also make certain other designations that apply to the Annuity if issued. These designations include a contingent Owner, a Contingent Annuitant (Contingent Annuitants may be required in conjunction with certain uses of the Annuity), a Beneficiary, and a contingent Beneficiary. See the section entitled "Purchasing Annuities", including the following subsections: (a) Uses of the Annuity; (b) Application and Initial Payment; (c) Periodic Purchase Payments;
(d) Right to Return the Annuity; (e) Allocation of Net Purchase Payments; (f) Balanced Investment Program; and (g) Ownership, Annuitant and Beneficiary Designations.

         (8) Account Value: In the accumulation phase your Annuity has an Account Value. Your total Account Value as of a particular date is the sum of your Account Value in each Sub-account and in each Fixed Allocation. To determine your Account Value in each Sub-account we multiply the Unit Price as of the Valuation Period for which the calculation is being made times the number of Units attributable to you in that Sub-account as of that Valuation Period. We also determine your Account Value separately for each Fixed Allocation. A Fixed Allocation's Account Value as of a particular date is determined by multiplying its then current Interim Value times the MVA. No MVA applies to a Fixed Allocation as of its Maturity Date. Upon surrender, the Account Value payable from any Sub-accounts is reduced by the maintenance fee. For more information, see the section entitled "Account Value", including the following subsections:
(a)  Account  Value  in  the  Sub-accounts;  and  (b)  Account  Value  of  Fixed
Allocations.

         (9) Rights, Benefits and Services: You have a number of rights and benefits under an Annuity once issued. We also currently provide a number of services to Owners. These rights, benefits and services are subject to a number of rules and conditions. These rights, benefits and services include, but are not limited to, those described in this Prospectus. We accept additional Purchase Payments during the accumulation phase. We support certain Periodic Purchase Payment programs subject to our rules. You may change revocable designations. You may transfer Account Values between investment options. Transfers in excess of 12 per Annuity Year are subject to a fee. We offer dollar cost averaging and rebalancing during the accumulation phase. During the accumulation phase, surrender and partial withdrawals are available. In the accumulation phase we offer Systematic Withdrawals and, for Annuities used in qualified plans, Minimum Distributions. We offer fixed annuity options, and may offer adjustable annuity options, that can guarantee payments for life. In the accumulation phase, a death benefit may be payable. You may transfer or assign your Annuity unless such rights are limited in conjunction with certain uses of the Annuity. You may exercise certain voting rights in relation to the underlying mutual fund portfolios in which the Sub-accounts invest. You have the right to receive certain reports periodically.

For additional information, see the section entitled "Rights, Benefits and Services" including the following subsections: (a) Additional Purchase Payments;
(b) Changing Revocable Designations; (c) Allocation Rules; (d) Transfers; (e) Renewals; (f) Dollar Cost Averaging; (g) Rebalancing; (h) Distributions (including: (i) Surrender; (ii) Partial Withdrawals; (iii) Systematic Withdrawals; (iv) Minimum Distributions; (v) Death Benefit; (vi) Annuity Payments; and (vii) Qualified Plan Withdrawal Limitations); (i) Pricing of Transfers and Distributions; (j) Voting Rights; (k) Transfers, Assignments and Pledges; and (l) Reports to You.

         (10) The Company: American Skandia Life Assurance Corporation is a wholly owned subsidiary of American Skandia Investment Holding Corporation, whose indirect parent is Skandia Insurance Company Ltd. Skandia Insurance Company Ltd. is a Swedish company that holds a number of insurance companies in many countries. The predecessor to Skandia Insurance Company Ltd. commenced operations in 1855. For more information, see the section entitled The Company and the following subsections: (a) Lines of Business; (b) Selected Financial Data; (c) Management's Discussion and Analysis of Financial Condition and Results of Operations (including: (i) Results of Operations; (ii) Liquidity and Capital Resources; and (iii) Segment Information); (d) Reinsurance; (e) Reserves; (f) Competition; (g) Employees; (h) Regulation; and (i) Executive Officers and Directors.

AVAILABLE INFORMATION: A Statement of Additional Information is available from us without charge upon request by filling in the coupon at the end of this Prospectus and sending it (or a written request) to American Skandia Life Assurance Corporation, Concierge Desk, P.O. Box 883, Shelton, CT 06484. You also may forward such a request electronically to our Customer Service Department or call us at 1-800-752-6342. Our electronic mail address is customerservice@Skandia.com. It includes further information, as described in the section of this Prospectus entitled "Contents of the Statement of Additional Information". This Prospectus is part of the registration statements we filed with the Securities and Exchange Commission ("SEC") regarding this offering.
Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and the exhibits thereto at the SEC's public reference facilities at the above address, Rm. 1024, and at the SEC's Regional Offices, 7 World Trade Center, New York, NY, and the Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE: The Annual Report on Form 10-K for the year ended December 31, 1997 heretofore filed by the Company with the SEC under the Securities Exchange Act of 1934 is incorporated by reference in this Prospectus.

To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus.

We furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We do so upon receipt of your written or oral request. Please address your request to American Skandia Life Assurance Corporation, Attention: Concierge Desk, P.O. Box 883, Shelton, Connecticut, 06484. Our phone number is 1-800-752-6342. Our electronic mail address is customerservice@Skandia.com.

CONTRACT EXPENSE SUMMARY: The summary provided below includes information regarding the expenses for your Annuity, for the Sub-accounts and for the underlying mutual fund portfolios. More detail regarding the expenses of the underlying mutual funds and their portfolios may be found either in the prospectuses for such mutual funds or in the annual reports of such mutual funds. The expenses of our Sub-accounts (not those of the underlying mutual fund portfolios in which our Sub-accounts invest) are the same no matter which Sub-account you choose. Therefore, these expenses are only shown once below. In certain states, premium taxes may be applicable.

                            Your Transaction Expenses

Sales Charge                                                                                                                  None

Annual Maintenance Fee                                                                   Smaller of $35.00 or 2% of Account Value

Tax Charges                                                           Dependent on the requirements of the applicable jurisdiction

Transfer Fee                                                        $10.00 for each transfer after the twelfth in any Annuity Year

Annual Expenses of the Sub-accounts (as a percentage of average daily net assets)*

Mortality and Expense Risk Charges                                         0.50%
Administration Charge                                                      0.15%
                                                                          -----
Total Annual Expenses of the Sub-accounts                                  0.65%

*Prior to July 1, 1994, Class 2 Sub-accounts of Separate Account B were assessed total annual expenses of 1.90%, including an investment allocation service charge of 1.0% and 0.90% for the combination of mortality, expense risk as well as administration charges. Effective July 1, 1994, the investment allocation services charge was no longer assessed against the Sub-accounts. Therefore, total annual expenses were 0.90%. As of the date of this Prospectus, total annual expenses are as indicated above.

Underlying Mutual Fund Portfolio Annual Expenses (as a percentage of average net assets)

Unless otherwise indicated, the expenses shown below are for the year ending December 31, 1997. "N/A" indicates that no entity has agreed to reimburse the particular expense indicated. The expenses of the portfolios either are currently being partially reimbursed or may be partially reimbursed in the future. Management Fees, Other Expenses and Total Annual Expenses are provided on both a reimbursed and not reimbursed basis, if applicable. See the prospectuses or statements of additional information of the underlying mutual funds for details.

                                                                                                 Total          Total
                                                                                                Annual         Annual
                                  Management    Management          Other         Other        Expenses       Expenses
                                      Fee           Fee           Expenses      Expenses       after any     without any
                                   after any    without any       after any    without any    applicable     applicable
Portfolio:                         voluntary     voluntary       applicable    applicable      waiver or      waiver or
                                    waiver        waiver        reimbursement reimbursement  reimbursement  reimbursement
------------------------------------------------------------------------------------------------------------------------------------
American Skandia Trust
  Lord Abbett Growth and Income       N/A         0.75%              N/A          0.18%             N/A        0.93%
  Lord Abbett Small Cap Value(1)      N/A         0.95%              N/A          0.39%             N/A        1.34%
  JanCap Growth                     0.88%         0.90%              N/A          0.18%           1.06%        1.08%
  AST Janus Overseas Growth           N/A         1.00%              N/A          0.35%             N/A        1.35%
  AST Money Market                  0.45%         0.50%            0.15%          0.19%           0.60%        0.69%
  Federated High Yield                N/A         0.75%              N/A          0.23%             N/A        0.98%
  T. Rowe Price Asset Allocation      N/A         0.85%              N/A          0.28%             N/A        1.13%
  T. Rowe Price International Equity  N/A         1.00%              N/A          0.26%             N/A        1.26%
  T. Rowe Price Natural Resources     N/A         0.90%              N/A          0.26%             N/A        1.16%
  T. Rowe Price International Bond    N/A         0.80%              N/A          0.31%             N/A        1.11%
  T. Rowe Price Small Company Value   N/A         0.90%              N/A          0.26%             N/A        1.16%
  Founders Capital Appreciation       N/A         0.90%              N/A          0.23%             N/A        1.13%
  Founders Passport                   N/A         1.00%              N/A          0.35%             N/A        1.35%
  INVESCO Equity Income               N/A         0.75%              N/A          0.20%             N/A        0.95%
  PIMCO Total Return Bond             N/A         0.65%              N/A          0.21%             N/A        0.86%
  PIMCO Limited Maturity Bond         N/A         0.65%              N/A          0.23%             N/A        0.88%
  Robertson Stephens Value + Growth   N/A         1.00%              N/A          0.23%             N/A        1.23%
  Twentieth Century International Growth  N/A     1.00%              N/A          0.75%             N/A        1.75%
  Twentieth Century Strategic Balanced  N/A       0.85%            0.40%          0.50%           1.25%        1.35%
  AST Putnam Value Growth & Income    N/A         0.75%              N/A          0.48%             N/A        1.23%
  AST Putnam International Equity     N/A         0.88%              N/A          0.27%             N/A        1.15%
  AST Putnam Balanced                 N/A         0.74%              N/A          0.29%             N/A        1.03%
  Cohen & Steers Realty(1)            N/A         1.00%              N/A          0.40%             N/A        1.40%
  Stein Roe Venture(1)                N/A         0.95%              N/A          0.39%             N/A        1.34%
  Bankers Trust Enhanced 500(1)       N/A         0.60%            0.20%          0.57%           0.80%        1.17%
  Marsico Capital Growth(2)           N/A         0.90%              N/A          0.38%             N/A        1.28%
  Neuberger&Berman Mid-Cap Value(3)   N/A         0.90%              N/A          0.25%             N/A        1.15%
  Neuberger&Berman Mid-Cap Growth(4)  N/A         0.90%              N/A          0.24%             N/A        1.14%

The Alger American Fund
  Growth                              N/A         0.75%              N/A          0.04%             N/A        0.79%
  Small Capitalization                N/A         0.85%              N/A          0.04%             N/A        0.89%
  MidCap Growth                       N/A         0.80%              N/A          0.04%             N/A        0.84%

Neuberger&Berman Advisers
   Management Trust
  Partners                            N/A         0.80%              N/A          0.06%             N/A        0.86%

Montgomery Variable Series
  Emerging Markets                    N/A         1.25%            0.50%          0.56%           1.75%        1.81%

Life & Annuity Trust
  WF Equity Value(5)                  N/A         0.60%            0.50%          0.63%           1.10%        1.23%


(1) These Portfolios commenced operations in January 1998. "Other Expenses" shown are based on estimated amounts for the current fiscal year.
(2) This Portfolio commenced operations in December 1997. "Other Expenses" shown are based on estimated amounts for the current fiscal year.
(3) Prior to May 1, 1998, the Investment Manager had engaged Federated Investment Counseling as Sub-advisor for the Portfolio (formerly, the Federated Utility Income portfolio), for a total Investment Management fee payable at the annual rate of .75% of the first $50 million of the average daily net assets of the Portfolio, plus .60% of the Portfolio's average daily net assets in excess
of  $50  million.   As  of  May  1,  1998,   the  Investment   Manager   engaged
Neuberger&Berman Management Incorporated as Sub-advisor for the Portfolio, for a total Investment Management fee payable at the annual rate of 0.90% of the first $1 billion of the average daily net assets of the Portfolio plus .85% of the Portfolio's average daily net assets in excess of $1 billion. The Management Fee in the above chart reflects the current Investment Management fee payable to the Investment Manager.
(4) Prior to May 1, 1998, the Investment Manager had engaged Berger Associates, Inc. as Sub-advisor for the Portfolio (formerly, the Berger Capital Growth portfolio), for a total Investment Management fee payable at the annual rate of
 .75% of the average daily nets assets of the  Portfolio.  As of May 1, 1998, the
Investment   Manager  engaged   Neuberger&Berman   Management   Incorporated  as
Sub-advisor for the Portfolio, for a total Investment Management fee payable at the annual rate of 0.90% of the first $1 billion of the average daily net assets of the Portfolio plus .85% of the Portfolio's average daily net assets in excess of $1 billion. The Management Fee in the above chart reflects the current Investment Management fee payable to the Investment Manager.
(5) This Portfolio commenced operations in May 1998. "Other Expenses" shown are based on estimated amounts for the current fiscal year.

The purpose of the above table is to assist you in understanding the various costs and expenses that you would bear directly or indirectly as an investor in the Portfolio(s).

The underlying mutual fund portfolio information was provided by the underlying mutual funds. The Company has not independently verified such information.

EXPENSE EXAMPLES: The examples which follow are designed to assist you in understanding the various costs and expenses you will bear directly or indirectly if you maintain Account Value in the Sub-accounts. The examples reflect expenses of our Sub-accounts, as well as those for the underlying mutual fund portfolios.

The examples shown assume that: (a) all your Account Value is maintained only in Sub-accounts; (b) fees and expenses remain constant; (c) there are no withdrawals of Account Value during the period shown; (d) there are no transfers or other transactions subject to a fee during the period shown; (e) no tax charge applies; (f) the $35 Annual Maintenance Fee is represented as a .15% charge based on our assumed average contract size; and (g) the expenses throughout the period for the underlying mutual fund portfolios will be the lower of the expenses without any applicable reimbursement or expenses after any applicable reimbursement, as shown above in the section entitled "Contract Expense Summary."

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The Sub-accounts are referred to below by their specific names.

           Examples (amounts shown are rounded to the nearest dollar)

Whether or not you surrender your Annuity at the end of the applicable time period or begin taking annuity payments at such time, you would pay the following expenses on a $1,000.00 investment, assuming 5% annual return on assets:

                                                                          After:
                                                            1 yr.            3 yrs.           5 yrs.            10 yrs.
Sub-accounts
LA Growth and Income 2                                       18                55               94                202
LA Small Cap Value 2                                         22                67              115                247
JanCap Growth 2                                              19                59              101                218
AST Janus Overseas Growth 2                                  22                68              116                248
AST Money Market 2                                           14                44               76                165
Fed High Yield 2                                             18                56               96                208
T. Rowe Price Asset Allocation 2                             20                61              104                224
T. Rowe Price International Equity 2                         21                65              111                238
T. Rowe Price Natural Resources 2                            20                62              106                228
T. Rowe Price International Bond 2                           20                61              104                222
T. Rowe Price Small Company Value 2                          20                62              106                228
Founders Capital Appreciation 2                              20                61              104                224
Founders Passport 2                                          22                68              116                248
INVESCO Equity Income 2                                      18                55               95                205
PIMCO Total Return Bond 2                                    17                52               90                195
PIMCO Limited Maturity Bond 2                                17                53               91                197
RS Value + Growth 2                                          21                64              109                234
Twentieth Century International Growth 2                     26                80              136                288
Twentieth Century Strategic Balanced 2                       21                65              111                238
AST Putnam Value Growth & Income 2                           21                64              109                234
AST Putnam International Equity 2                            20                61              105                226
AST Putnam Balanced 2                                        19                58               99                213
Cohen & Steers Realty 2                                      23                70              119                254
Stein Roe Venture 2                                          22                67              115                247
Bankers Trust Enhanced 500 2                                 16                50               86                187
Marsico Capital Growth 2                                     21                65              112                240
N&B Mid-Cap Value 2                                          20                61              105                226
N&B Mid-Cap Growth 2                                         20                61              105                225
AA Growth 2                                                  16                50               86                186
AA Small Capitalization 2                                    17                53               91                198
AA MidCap Growth 2                                           17                52               89                192
N&B Partners 2                                               17                52               90                195
MV Emerging Markets 2                                        26                80              136                288
WF Equity Value 2                                            19                60              103                221

CONDENSED FINANCIAL INFORMATION: The Unit Prices and number of Units the Sub-accounts that commenced operations prior to January 1, 1998 are shown below, as is yield information on the AST Money Market 2 Sub-account. All or some of these sub-accounts were available during the periods shown as investment options for another variable annuity we offered pursuant to a different prospectus.

     Unit Prices and Numbers of Units: The following table shows: (a) the Unit Price as of the dates shown for Units in each of the Class 2 Sub-accounts of Separate Account B that commenced operations prior to January 1, 1998; and (b) the number of Units outstanding in each Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00.

The total annual expenses of the Class 2 Sub-accounts from July 1, 1994 until the Valuation Date immediately prior to the date of this Prospectus were 0.90%. Prior to July 1, 1994, the total annual expenses included an investment allocation services charge of 1.00%, so the total annual expenses were 1.90%. As of the date of this Prospectus, such total annual expenses were reduced to 0.65%. Therefore, Unit Prices as of the dates shown reflect the actual total annual expenses assessed against the Class 2 Sub-accounts.


            Sub-Account and the Year Sub-Account Operations Commenced


                                              LA               AST
                                            Growth           Putnam                               AST               N&B
                          JanCap              and         International       Founders           Money            Mid-Cap
                         Growth 2          Income 2         Equity 2         Passport 2        Market 2          Value 21
                          (1993)            (1993)           (1993)            (1995)           (1993)            (1993)
                          ------            ------           ------            ------           ------            ------

No. of Units
as of 12/31/97          666,835           700,150          477,264           203,237        1,518,310           260,929
as of 12/31/96          574,520           671,510          408,066           278,460        1,292,931           103,416
as of 12/31/95          384,701           498,080          452,589           137,991          968,666           164,976
as of 12/31/94          187,924           238,128          199,313                 0          880,903            86,555
as of 12/31/93           17,956             9,793           12,521                 0           36,093               467

Unit Price
as of 12/31/97           $21.18            $18.84           $14.38            $11.63           $11.63            $16.07
as of 12/31/96           $16.59            $15.32           $12.27            $11.49           $11.14            $12.81
as of 12/31/95            13.04             13.04            11.29             10.27            10.70             11.59
as of 12/31/94             9.54             10.21            10.36                 0            10.23              9.27
as of 12/31/93            10.13             10.13            10.23                 0            10.00             10.10

            Sub-Account and the Year Sub-Account Operations Commenced

                                                             T. Rowe           T. Rowe          T. Rowe           T. Rowe
                            Fed               AST             Price             Price            Price             Price
                           High             Putnam            Asset         International      Natural         International
                          Yield 2         Balanced 2      Allocation 2        Equity 2        Resources 2         Bond 2
                          (1993)            (1993)           (1993)            (1993)           (1995)            (1993)
                          ------             -----           ------            ------           ------            ------
No. of Units
as of 12/31/97          595,692           211,541           99,319           955,465          114,880           266,136
as of 12/31/96          433,739           186,453           82,655           959,467          140,275           213,216
as of 12/31/95          300,107           239,737           89,787           610,851           27,379           127,373
as of 12/31/94          122,508           114,927           74,058           301,423                0            25,171
as of 12/31/93                0             6,185                0                 0                0                 0

Unit Price
as of 12/31/97           $14.37            $15.57           $15.78            $11.88           $14.68            $10.65
as of 12/31/96           $12.75            $13.27           $13.44            $11.82           $14.31            $11.11
as of 12/31/95            11.32             12.04            11.98             10.44            11.04             10.58
as of 12/31/94             9.56              9.91             9.80              9.49                0              9.61
as of 12/31/93                0             10.04                0                 0                0                 0

            Sub-Account and the Year Sub-Account Operations Commenced

                                                              PIMCO             PIMCO
                         Founders           INVESCO           Total            Limited            N&B
                          Capital           Equity           Return           Maturity          Mid-Cap             AA
                      Appreciation 2       Income 2          Bond 2            Bond 2          Growth 22         Growth 2
                          (1993)            (1993)           (1993)            (1995)           (1993)            (1993)
                          ------            ------           ------            ------           ------            ------

No. of Units
as of 12/31/97          399,262           287,286        1,523,587           469,686          104,340           345,362
as of 12/31/96          271,845           283,889        1,203,159           424,713          100,758           569,960
as of 12/31/95          221,840           293,340          846,356           399,158           89,474           506,542
as of 12/31/94           96,278           150,719          256,950                 0            3,419           177,825
as of 12/31/93                0                 0                0                 0                0             4,589

Unit Price
as of 12/31/97           $17.57            $17.60           $12.65            $11.42           $16.38            $19.43
as of 12/31/96           $16.71            $14.38           $11.60            $10.71           $14.15            $15.57
as of 12/31/95            14.04             12.39            11.32             10.41            12.27             13.86
as of 12/31/94            10.69              9.62             9.62                 0             9.95             10.26
as of 12/31/93                0                 0                0                 0                0             10.25

            Sub-Account and the Year Sub-Account Operations Commenced

                            AA                AA                              Robertson       Montgomery         AST Janus
                           Small            MidCap             N&B            Stephens         Emerging          Overseas
                           Cap 2           Growth 2        Partners 2     Value + Growth 2     Markets 2         Growth 2
                          (1993)            (1993)           (1995)            (1996)           (1996)            (1997)
                           -----            ------           ------            ------           ------            ------

No. of Units
as of 12/31/97          454,258           290,286          489,518           199,511          305,775           235,801
as of 12/31/96          462,016           315,296          425,664           119,830           39,355                 0
as of 12/31/95          321,334           204,227          230,034                 0                0                 0
as of 12/31/94          187,387            61,104                0                 0                0                 0
as of 12/31/93           17,264             3,255                0                 0                0                 0

Unit Price
as of 12/31/97           $16.23            $18.76           $20.21            $12.45           $10.15            $11.78
as of 12/31/96           $14.68            $16.44           $15.52            $10.92           $10.29                 0
as of 12/31/95            14.22             14.82            12.09                 0                0                 0
as of 12/31/94             9.94             10.36                0                 0                0                 0
as of 12/31/93            10.55             10.67                0                 0                0                 0

            Sub-Account and the Year Sub-Account Operations Commenced

                           AST         Twentieth Century Twentieth Century   T. Rowe Price
                       Putnam Value       Strategic       International     Small Company   Marsico Capital
                     Growth & Income 2    Balanced 2        Growth 2           Value 2         Growth 2
                          (1997)            (1997)           (1997)            (1997)           (1997)
                           -----            ------           ------            ------           ------

No. of Units
as of 12/31/97          104,567             3,720           43,776           771,770           12,993
as of 12/31/96                0                 0                0                 0                0
as of 12/31/95                0                 0                0                 0                0
as of 12/31/94                0                 0                0                 0                0
as of 12/31/93                0                 0                0                 0                0

Unit Price
as of 12/31/97           $12.14            $11.25           $11.42            $12.78           $10.03
as of 12/31/96                0                 0                0                 0                0
as of 12/31/95                0                 0                0                 0                0
as of 12/31/94                0                 0                0                 0                0
as of 12/31/93                0                 0                0                 0                0

1 The Neuberger&Berman Mid-Cap Value Portfolio was formerly called the Federated Utility Income Portfolio. The portfolio name, investment objective and policies were changed pursuant to a shareholder vote on April 29, 1998.
2 The Neuberger&Berman Mid-Cap Growth Portfolio was formerly called the Berger Capital Growth Portfolio. The portfolio name, investment objective and policies were changed pursuant to a shareholder vote on April 29, 1998.

Information is not shown above for Sub-accounts that had not commenced operations prior to January 1, 1998.

The financial statements of the Sub-accounts being offered to you are found in the Statement of Additional Information.

         Yields on Money Market Sub-account: Shown below are the current and hypothetical yields for a hypothetical contract. The yield is calculated based on the hypothetical performance of the AST Money Market 2 Sub-account, assuming total annual expenses of 0.65%, during the last seven days of the calendar year ending prior to the date of this Prospectus. At the beginning of the seven day period, the hypothetical contract had a balance of one Unit. The current and effective yields reflect the recurring charges against the Sub-account. Please note that current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks and other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying funds for variable annuities.


         Sub-account               Current Yield              Effective Yield
        AST Money Market 2              4.65%                     4.76%

INVESTMENT OPTIONS: We offer a range of variable and fixed options as ways to invest your Account Value.

         Variable Investment Options: During the accumulation phase, we offer a number of Sub-accounts as variable investment options. These are all Class 2 Sub-accounts of American Skandia Life Assurance Corporation Variable Account B ("Separate Account B"). Each of these Sub-accounts invests exclusively in one underlying mutual fund, or a portfolio of an underlying mutual fund. As of the date of this Prospectus, our Sub-accounts and the underlying mutual funds or portfolios in which they invest are as follows:

                      Underlying Mutual Fund:                                           American Skandia Trust

                      Sub-account                                            Underlying Mutual Fund Portfolio

                      LA Growth and Income 2                                     Lord Abbett Growth and Income
                      LA Small Cap Value 2                                         Lord Abbett Small Cap Value
                      JanCap Growth 2                                                            JanCap Growth
                      AST Janus Overseas Growth 2                                    AST Janus Overseas Growth
                      AST Money Market 2                                                      AST Money Market
                      Fed High Yield 2                                                    Federated High Yield
                      T. Rowe Price Asset Allocation 2                          T. Rowe Price Asset Allocation
                      T. Rowe Price International Equity 2                  T. Rowe Price International Equity
                      T. Rowe Price Natural Resources 2                        T. Rowe Price Natural Resources
                      T. Rowe Price International Bond 2                      T. Rowe Price International Bond
                      T. Rowe Price Small Company Value 2                    T. Rowe Price Small Company Value
                      Founders Capital Appreciation 2                            Founders Capital Appreciation
                      Founders Passport 2                                                    Founders Passport
                      INVESCO Equity Income 2                                            INVESCO Equity Income
                      PIMCO Total Return Bond 2                                        PIMCO Total Return Bond
                      PIMCO Limited Maturity Bond 2                                PIMCO Limited Maturity Bond
                      RS Value + Growth 2                                    Robertson Stephens Value + Growth
                      Twentieth Century Strategic Balanced 2              Twentieth Century Strategic Balanced
                      Twentieth Century International Growth 2          Twentieth Century International Growth
                      AST Putnam Value Growth & Income 2                      AST Putnam Value Growth & Income
                      AST Putnam International Equity 2                        AST Putnam International Equity
                      AST Putnam Balanced 2                                                AST Putnam Balanced
                      Cohen & Steers Realty 2                                            Cohen & Steers Realty
                      Stein Roe Venture 2                                                    Stein Roe Venture
                      Bankers Trust Enhanced 500 2                                  Bankers Trust Enhanced 500
                      Marsico Capital Growth 2                                          Marsico Capital Growth
                      N&B Mid-Cap Value 2                                       Neuberger&Berman Mid-Cap Value
                      N&B Mid-Cap Growth 2                                     Neuberger&Berman Mid-Cap Growth

                      Underlying Mutual Fund:                                          The Alger American Fund

                      Sub-account                                             Underlying Mutual Fund Portfolio

                      AA Growth 2                                                                       Growth
                      AA Small Capitalization 2                                           Small Capitalization
                      AA MidCap Growth 2                                                         MidCap Growth

                      Underlying Mutual Fund:                                        Neuberger&Berman Advisers
                                                                                              Management Trust

                      Sub-account                                             Underlying Mutual Fund Portfolio

                      N&B Partners 2                                                                  Partners

                      Underlying Mutual Fund:                                       Montgomery Variable Series

                      Sub-account                                             Underlying Mutual Fund Portfolio

                      MV Emerging Markets 2                                                   Emerging Markets

                      Underlying Mutual Fund:                                             Life & Annuity Trust

                      Sub-account                                             Underlying Mutual Fund Portfolio

                      WF Equity Value 2                                                           Equity Value

We have filed an application with the Securities and Exchange Commission to substitute shares of the Neuberger&Berman Mid-Cap Value portfolio of American Skandia Trust for shares of the Partners portfolio of the Neuberger&Berman Advisers Management Trust. As of the date of this Prospectus, the Partners Portfolio of the Neuberger&Berman Advisers Management is no longer being offered as an investment option in the Annuity. Contract Owners with Account Value allocated to the N&B Partners Sub-account on May 1, 1998 may remain in the Sub-account until the earlier of: (1) the date they transfer Account Value out of the N&B Partners Sub-account; or (2) the date the proposed substitution is completed. However, no new allocations may be made to the N&B Partners Sub-account on or after May 1, 1998. Contract Owners who have a dollar-cost averaging, bank drafting, rebalancing or asset allocation program in effect that includes the N&B Partners Sub-account as of May 1, 1998 will be able to continue such pre-scheduled transactions until the date the proposed substitution is completed.

Under the proposed substitution, for a period of 30 days prior to the substitution, Contract Owners will be allowed to transfer Account Value out of the N&B Partners Sub-account to any other investment option available under the Annuity without being charged any applicable transfer fee. Any such transfer will not be counted when determining if the number of free transfers has been exceeded. On the date the substitution is completed and Account Value is automatically transferred to the Neuberger&Berman Mid-Cap Value portfolio, Contract Owners will not be charged a transfer fee, nor will the transfer be included when determining whether the number of free transfers has been exceeded. The proposed substitution will not affect your rights or our obligations under the Annuity.

The terms and conditions of our application are subject to change and any SEC exemptive order, if and when granted, may differ from the proposed substitution.

Certain Sub-accounts may not be available in all jurisdictions.

We may make other underlying mutual funds available by creating new Sub-accounts. Additionally, new portfolios may be made available by the creation of new Sub-accounts from time to time. Such a new portfolio of an underlying mutual fund may be disclosed in its prospectus. However, addition of a portfolio does not require us to create a new Sub-account to invest in that portfolio. We may take other actions in relation to the Sub-accounts and/or Separate Account B (see "Modifications").

Each underlying mutual fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company. Each underlying mutual fund or portfolio thereof may or may not be diversified as defined in the 1940 Act. As of the date of this Prospectus, the portfolios in which Sub-accounts offered pursuant to this Prospectus invest are those shown above. A summary of the investment objectives and policies of such underlying mutual fund portfolios is found in Appendix B. The trustees or directors, as applicable, of an underlying mutual fund may add, eliminate or substitute portfolios from time to time. Generally, each portfolio issues a separate class of shares. Shares of the underlying mutual fund portfolios are available to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be made available, subject to obtaining all required regulatory approvals, for direct purchase by various pension and retirement savings plans that qualify for preferential tax treatment under the Code.

The investment objectives, policies, charges, operations, the attendant risks and other details pertaining to each underlying mutual fund portfolio are described in the prospectus of each underlying mutual fund and the statements of additional information for such underlying mutual fund. Also included in such information is the investment policy of each mutual fund or portfolio regarding the acceptable ratings by recognized rating services for bonds and other debt obligations. There can be no guarantee that any underlying mutual fund or portfolio will meet its investment objectives.

Shares of the underlying mutual funds may be available to variable life insurance and variable annuity separate accounts of other insurance companies. Possible consequences of this multiple availability are discussed in the subsection entitled Resolving Material Conflicts.

The prospectus for any underlying mutual fund or funds being considered by you should be read in conjunction herewith. A copy of each prospectus may be obtained without charge from us by calling our Concierge Desk, 1-800-752-6342 or writing to us at either P.O. Box 883, Attention: Concierge Desk, Shelton, Connecticut, 06484-0883, or to our electronic mail address which is customerservice@Skandia.com.

         Fixed Investment Options: For the payout phase you may elect fixed annuity payments based on our then current annuity rates. The discussion below describes the fixed investment options in the accumulation phase.

As of the date of this Prospectus we offer in most jurisdictions in which the Annuity is available Fixed Allocations with Guarantee Periods of 1, 2, 3, 5, 7 and 10 years. Each such Fixed Allocation is accounted for separately. Each Fixed Allocation earns a fixed rate of interest throughout a set period of time called a Guarantee Period. Multiple Fixed Allocations are permitted, subject to our allocation rules. The duration of a Guarantee Period may be the same or different from the duration of the Guarantee Periods of any of your prior Fixed Allocations.

We may or may not be able to obtain approval in the future in certain jurisdictions of endorsements to individual or group annuities that include the type of Fixed Allocations offered pursuant to this Prospectus. If such approval is obtained, we may take those steps needed to make such Fixed Allocations available to purchasers to whom Annuities were issued prior to the date of such approval.

To the extent permitted by law, we reserve the right at any time to offer Guarantee Periods with durations that differ from those which were available when your Annuity was issued. We also reserve the right at any time to stop accepting new allocations, transfers or renewals for a particular Guarantee Period. Such an action may have an impact on the MVA (see "Account Value of the Fixed Allocations").

A Guarantee Period for a Fixed Allocation begins: (a) when all or part of a Net Purchase Payment is allocated for that particular Guarantee Period; (b) upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or (c) when a Guarantee Period attributable to a Fixed Allocation "renews" after its Maturity Date.

We declare the rates of interest applicable during the various Guarantee Periods offered. Declared rates are effective annual rates of interest. The rate of interest applicable to a Fixed Allocation is the one in effect when its Guarantee Period begins. The rate is guaranteed throughout the Guarantee Period. We inform you of the interest rate applicable to a Fixed Allocation, as well as its Maturity Date, when we confirm the allocation. We declare interest rates applicable to new Fixed Allocations from time-to-time. Any new Fixed Allocation in an existing Annuity is credited interest at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rates we credit are subject to a minimum. We may declare a higher rate. The minimum is based on both an index and a reduction to the interest rate determined according to the index.

The index is based on the published rate for certificates of indebtedness (bills, notes or bonds, depending on the term of indebtedness) of the United States Treasury at the most recent Treasury auction held at least 30 days prior to the beginning of the applicable Fixed Allocation's Guarantee Period. The term (length of time from issuance to maturity) of the certificates of indebtedness upon which the index is based is the same as the duration of the Guarantee Period. If no certificates of indebtedness are available for such term, the next shortest term is used. If the United States Treasury's auction program is discontinued, we will substitute indexes which in our opinion are comparable. If required, implementation of such substitute indexes will be subject to approval by the Securities and Exchange Commission and the Insurance Department of the jurisdiction in which your Annuity was delivered. (For Annuities issued as certificates of participation in a group contract, it is our expectation that approval of only the jurisdiction in which such group contract was delivered applies.)

The reduction used in determining the minimum interest rate is one and one half percent of interest (1.50%).

Where required by the laws of a particular jurisdiction, a specific minimum interest rate, compounded yearly, will apply should the index less the reduction be less than the specific minimum interest rate applicable to that jurisdiction.

WE MAY CHANGE THE INTEREST RATES WE CREDIT NEW FIXED ALLOCATIONS AT ANY TIME. Any such change does not have an impact on the rates applicable to Fixed Allocations with Guarantee Periods that began prior to such change.

We have no specific formula for determining the interest rates we declare. Rates may differ between classes and between types of annuities we offer, even for guarantees of the same duration starting at the same time. We expect our interest rate declarations for Fixed Allocations to reflect the returns available on the type of investments we make to support the various classes of annuities supported by the assets in Separate Account D. However, we may also take into consideration in determining rates such factors including, but not limited to, the durations offered by the annuities supported by the assets in Separate Account D, regulatory and tax requirements, the liquidity of the secondary markets for the type of investments we make, commissions, administrative expenses, investment expenses, our mortality and expense risks in relation to Fixed Allocations, general economic trends and competition. OUR MANAGEMENT MAKES THE FINAL DETERMINATION AS TO INTEREST RATES TO BE CREDITED. WE CANNOT PREDICT THE RATES WE WILL DECLARE IN THE FUTURE.

OPERATIONS OF THE SEPARATE ACCOUNTS: The assets supporting our obligations under the Annuities may be held in various accounts, depending on the obligation being supported. In the accumulation phase, assets supporting Account Values are held in separate accounts established under the laws of the State of Connecticut. In the payout phase, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account.

         Separate Accounts: We are the legal owner of assets in the separate accounts. Income, gains and losses, whether or not realized, from assets allocated to these separate accounts, are credited to or charged against each such separate account in accordance with the terms of the annuities supported by such assets without regard to our other income, gains or losses or to the income, gains or losses in any other of our separate accounts. We will maintain assets in each separate account with a total market value at least equal to the reserve and other liabilities we must maintain in relation to the annuity obligations supported by such assets. These assets may only be charged with liabilities which arise from such annuities. This may include Annuities offered pursuant to this Prospectus or certain other annuities we may offer. The investments made by separate accounts are subject to the requirements of applicable state laws. These investment requirements may differ between those for separate accounts supporting variable obligations and those for separate accounts supporting fixed obligations.

         Separate Account B: In the accumulation phase, the assets supporting obligations based on allocations to the variable investment options are held in our Separate Account B. Separate Account B consists of multiple Sub-accounts. Separate Account B was established by us pursuant to Connecticut law. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

The Sub-accounts offered pursuant to this Prospectus are all Class 2 Sub-accounts of Separate Account B. Each class of Sub-accounts in Separate Account B have a different level of charges assessed against such Sub-accounts. From the date Class 2 operations commenced, November 16, 1993, until June 30, 1994, the annualized expenses charged against the Class 2 Sub-accounts totaled 1.90%. This included 1.00% as an investment allocation services charge and 0.90% for the combination of mortality and expense risk, as well as administration charges. Starting on July 1, 1994, the 1.00% investment allocation services charge was no longer assessed against the Sub-accounts, so that the total annualized charges were 0.90%. As of the date of this Prospectus, the total annualized charges were reduced to 0.65%.

The amount of our obligations in relation to allocations to the  Sub-accounts is
based  on  the  investment  performance  of  such  Sub-accounts.   However,  the
obligations themselves are our general corporate obligations.

Separate Account B is registered with the SEC under the 1940 Act as a unit investment trust, which is a type of investment company. This does not involve any supervision by the SEC of the investment policies, management or practices of Separate Account B. Each Sub-account invests only in a single mutual fund or mutual fund portfolio.

The only Sub-accounts available for allocation of your Account Value are those offered pursuant to this Prospectus. Persons interested in our other annuities may be offered the same or different Sub-accounts of Separate Account B or any of our other separate accounts. Such sub-accounts may invest in some or all of the same underlying mutual funds or portfolios of such underlying mutual funds as the Sub-accounts offered pursuant to this Prospectus. As of the date of this Prospectus, the Annuities offered pursuant to this Prospectus and annuities offered pursuant to a number of other prospectuses maintained assets in Class 2 Sub-accounts. We may offer additional annuities that maintain assets in Class 2 Sub-accounts. In addition, some of the Class 2 Sub-accounts may invest in underlying mutual funds or underlying mutual fund portfolios in which Sub-accounts in other classes of Separate Account B invest.

You will find additional information about these underlying mutual funds and portfolios in the prospectuses for such funds. Portfolios added to the underlying mutual funds may or may not be offered through added Sub-accounts.

Sub-accounts are permitted to invest in underlying mutual funds or portfolios that we consider suitable. We also reserve the right to add Sub-accounts, eliminate Sub-accounts, to combine Sub-accounts, or to substitute underlying mutual funds or portfolios of underlying mutual funds.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account, nor is there any assurance that the Account Value allocated to the Sub-accounts will equal the amounts allocated to the Sub-accounts as of any time other than the Valuation Period of such allocation. You bear the entire investment risk.

         Separate Account D: In the accumulation phase, assets supporting our obligations based on Fixed Allocations are held in Separate Account D, which is a "non-unitized" separate account. Such obligations are based on the interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no discrete units in Separate Account D. No party with rights under any annuity nor any group contract owner participates in the investment gain or loss from assets belonging to Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

If you surrender, withdraw or transfer Account Value from a Fixed Allocation before the end of its Guarantee Period, you bear the risk inherent in the MVA (see "Account Value of the Fixed Allocations"). The Account Value of a Fixed Allocation is guaranteed on its Maturity Date to be its then current Interim Value.

We operate Separate Account D in a fashion designed to meet the obligations created by Fixed Allocations. Factors affecting these operations include the following:

         (1) The State of New York, which is one of the jurisdictions in which we are licensed to do business, requires that we meet certain "matching" requirements. These requirements address the matching of the durations of the assets with the durations of obligations supported by such assets. We believe these matching requirements are designed to control an insurer's ability to risk investing in long-term assets to support short term interest rate guarantees. We also believe this limitation controls an insurer's ability to offer unrealistic rate guarantees.

         (2) We employ an investment strategy designed to limit the risk of default. Some of the guidelines of our current investment strategy for Separate Account D include, but are not limited to, the following:

                  (a) Investments may include cash; debt securities issued by the United States Government or its agencies and instrumentalities; money market instruments; short, intermediate and long-term corporate obligations; asset-backed obligations; and municipal bonds.

                  (b) At the time of purchase, fixed income securities will be in one of the top four generic lettered rating classifications as established by a nationally recognized statistical rating organization ("NRSRO") such as Standard & Poor's or Moody's Investor Services, Inc.

We are not obligated to invest according to the aforementioned guidelines or any other strategy except as may be required by Connecticut and other state insurance laws.

         (3) We have the sole discretion to employ investment managers that we believe are qualified, experienced and reputable to manage Separate Account D. We currently employ investment managers for Separate Account D including, but not limited to, J.P. Morgan Investment Management Inc. Each manager is responsible for investment management of different portions of Separate Account
D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s).

         (4) The assets in Separate Account D are accounted for at their market value, rather than at book value.

         (5) We are obligated by law to maintain our capital and surplus, as well as our reserves, at the levels required by applicable state insurance law and regulation.

INSURANCE ASPECTS OF THE ANNUITY: As an insurance company we bear the insurance risk inherent in the Annuity. This includes the risks that mortality and expenses exceed our expectations, and the investment and re-investment risks in relation to the assets supporting obligations not based on the investment performance of a separate account. We are subject to regulation that requires reserving and other practices in a manner that minimizes the insurance risk (see "Regulation").

CHARGES ASSESSED OR ASSESSABLE AGAINST THE ANNUITY: The Annuity charges which are assessed or may be assessable under certain circumstances are the maintenance fee, a charge for taxes and a transfer fee. These charges are allocated according to our rules. The maintenance fee and transfer charge are not assessed if no Account Value is maintained in the Sub-accounts at the time such fee or charge is payable. However, we make certain assumptions regarding maintenance and transfer expenses as part of the overall expense assumptions used in determining the interest rates we credit to Fixed Allocations. Charges are also assessed against the Sub-accounts and the underlying mutual funds. We also may charge you for special services, such as dollar cost averaging, rebalancing, Systematic Withdrawals, Minimum Distributions, and additional reports. As of the date of this Prospectus, we do not charge you for any special services.

         Maintenance Fee: A maintenance fee equaling the smaller of $35.00 or 2% of your then current Account Value is deducted from the Account Values in the Sub-accounts annually and upon surrender. The fee is limited to the Account Values in the Sub-accounts as of the Valuation Period such fee is due.

         Tax Charges: In several states a tax is payable. We will deduct the amount of tax payable, if any, from your Purchase Payments if the tax is then incurred or from your Account Value when applied under an annuity option if the tax is incurred at that time. The amount of the tax varies from jurisdiction to jurisdiction. It may also vary depending on whether the Annuity qualifies for certain treatment under the Code. In each jurisdiction, the state legislature may change the amount of any current tax, may decide to impose the tax, eliminate it, or change the time it becomes payable. In those jurisdictions imposing such a tax, the tax rates currently in effect range up to 3 1/2%, and are subject to change. In addition to state taxes, local taxes may also apply. The amounts of these taxes may exceed those for state taxes.

         Transfer Fee: We charge $10.00 for each transfer after the twelfth in each Annuity Year. However, the fee is only charged if there is Account Value in at least one Sub-account immediately subsequent to such transfer.

         Allocation Of Annuity Charges: The transfer fee is assessed against the Sub-accounts in which you maintain Account Value immediately subsequent to such transfer. The transfer fee is allocated on a pro-rata basis in relation to the Account Values in such Sub-accounts as of the Valuation Period for which we price the applicable transfer. No fee is assessed if there is no Account Value in any Sub-account at such time. Tax charges are assessed against the entire Purchase Payment or Account Value as applicable. The maintenance fee is assessed against the Sub-accounts on a pro-rata basis in relation to the Account Values in each Sub-account as of the Valuation Period for which we price the fee.

CHARGES ASSESSED AGAINST THE ASSETS: There are charges assessed against assets in the Sub-accounts. These charges are described below. There are no charges deducted from the Fixed Allocations. The factors we use in determining the interest rates we credit Fixed Allocations are described above in the subsection entitled Fixed Investment Options. No charges are deducted from assets supporting fixed or adjustable annuity payments. The factors we use in determining fixed or adjustable annuity payments include, but are not limited to, our expected investment returns, costs, risks and profit targets. We reserve the right to assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

         Administration Charge: We assess each Class 2 Sub-account, on a daily basis, an administration charge. The charge is 0.15% per year of the average daily total value of such Sub-account.

The administration charge and maintenance fee can be increased only for Annuities issued subsequent to the effective date of any such change.

From time to time we may reduce the amount of the maintenance fee and/or the administration charge. We may do so when Annuities are sold to individuals or a group of individuals in a manner that reduces maintenance and/or administrative expenses. We would consider such factors as: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments; and/or (d) other transactions where maintenance and/or administration expenses are likely to be reduced.

Any elimination of the maintenance fee and/or the administration charge or any reduction of such charges will not discriminate unfairly between Annuity purchasers. We will not make any changes to these charges where prohibited by law.

         Mortality and Expense Risk Charges: For Class 2 Sub-accounts, the mortality risk charge is 0.25% per year and the expense risk charge is 0.25% per year. These charges are assessed in combination each day against each Sub-account at the rate of 0.50% per year of the average daily total value of each Sub-account.

With respect to the mortality risk charge, we assume the risk that the mortality experience under the Annuities may be less favorable than our assumptions. This could arise for a number of reasons, such as when persons upon whose lives annuity payments are based live longer than we anticipated, or when the Sub-accounts decline in value resulting in losses in paying death benefits. If our mortality assumptions prove to be inadequate, we will absorb any resulting loss. Conversely, if the actual experience is more favorable than our assumptions, then we will benefit from the gain. We also assume the risk that the administration charge may be insufficient to cover our administration costs.

CHARGES OF THE UNDERLYING MUTUAL FUNDS: Each underlying mutual fund assesses various charges for investment management and investment advisory fees. These charges generally differ between portfolios within the same underlying mutual fund. You will find additional details in the fund prospectuses and the statements of additional information.

PURCHASING ANNUITIES: You may purchase an Annuity for various purposes. You must meet our requirements before we issue an Annuity and it takes effect. Certain benefits may be available to certain classes of purchasers. You have a "free-look" period during which you may return your Annuity for a refund amount which may be less or more than your Purchase Payment, except in specific circumstances.


         Uses Of The Annuity: The Annuity may be issued in connection with or purchased as a funding vehicle for certain retirement plans designed to meet the requirements of various sections of the Code. These include, but are not limited to: (a) Section 401(a) (defined benefit plans and defined contribution plans such as 401(k), profit sharing and money purchase plans); (b) Section 403(b) (tax-sheltered annuities available to employees of certain qualifying employers); (c) Section 408 (individual retirement accounts and individual retirement annuities - "IRAs"; and Simplified Employee Pensions "SEPs"; and (d)
Section 408A (Roth IRAs). We may require additional information regarding such plans before we issue an Annuity to be used in connection with such retirement plans. We may also restrict or change certain rights and benefits if, in our opinion, such restrictions or changes are necessary for your Annuity to be used in connection with such retirement plans. The Annuity may also be used in connection with plans that do not qualify under the sections of the Code noted above. Some of the potential tax consequences resulting from various uses of the Annuities are discussed in the section entitled "Certain Tax Considerations".

         Application And Initial Payment: You must meet our underwriting requirements and forward a Purchase Payment if you seek to purchase an Annuity. These requirements may include a properly completed Application. Where permitted by law, we may issue an Annuity without completion of an Application for certain classes of Annuities.

This Annuity is designed for use in connection with services, such as investment allocation services, provided by an Advisor. Before we issue an Annuity, we may require evidence satisfactory to us that you have engaged the services of an Advisor.

The minimum initial Purchase Payment we accept is $10,000 unless you are participating in a program of periodic Purchase Payments that we accept (see "Periodic Purchase Payments"). The minimum initial Purchase Payment allowable under such a program is lower if the total Purchase Payments in the first Annuity Year are scheduled to equal at least $10,000. We may require that the initial Purchase Payment be a check or a wire transfer. Our Office must give you prior approval before we accept a Purchase Payment that would result in the Account Value of all annuities you maintain with us exceeding $1,000,000.
Multiple annuities purchased from us within the same calendar year may be treated for tax purposes as if they were a single annuity (see "Certain Tax Considerations").

The minimum initial Purchase Payment is $1,000 on any group annuity contract or any Annuity issued pursuant to this Prospectus that is owned on its Issue Date by: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated; (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in (b) through (g), above; (i) such person's child(ren) or other legal dependent under the age of 21; and (j) the siblings of any such persons noted in (b) through (h) above.

We reserve the right to allocate your initial Net Purchase Payment to the investment options up to two business days after we receive, at our Office, all of our requirements for issuing the Annuity as applied for. We may retain the Purchase Payment and not allocate the initial Net Purchase Payment to the investment options for up to five business days while we attempt to obtain all such requirements. We will try to reach you or any other party from whom we need any information or materials. If the requirements cannot be fulfilled within that time, we will: (a) attempt to inform you of the delay; and (b) return the amount of the Purchase Payment, unless you specifically consent to our retaining it until all our requirements are met. Once our requirements are met, the initial Net Purchase Payment is applied to the investment options within two business days. Once we accept your Purchase Payment and our requirements are met, we issue an Annuity.

         Periodic Purchase Payments: We may, from time-to-time, offer opportunities to make Purchase Payments automatically on a periodic basis, subject to our rules. These opportunities may include, but are not limited to, certain salary reduction programs agreed to by an employer or automatic periodic transfers to us from a bank account ("bank drafting"). As of the date of this Prospectus, we only agree to accept Purchase Payments on such a basis if: (a) we receive your request In Writing for a salary reduction program or bank drafting program and we agree to accept Purchase Payments on this basis; (b) the allocations are only to variable investment options or the frequency and number of allocations to fixed investment options is limited in accordance with our rules; and (c) the total amount of Purchase Payments in the first Annuity Year is scheduled to equal at least our then current minimum requirements. We may also require an initial Purchase Payment to be submitted by check or wire before agreeing to such a program. Our minimum requirements may differ based on the usage of the Annuity, such as whether it is being used in conjunction with certain retirement plans. We reserve the right to suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

         Right to Return the Annuity: You have the right to return the Annuity within a specified period of time known as a "free-look" period. Depending on the applicable legal and regulatory requirements, this period may be within ten days of receipt, twenty-one days of receipt or longer. To exercise your right to return the Annuity during the "free-look" period, you must return the Annuity. The amount to be refunded is the then current Account Value plus any tax charge deducted. This is the "standard refund". If necessary to meet Federal requirements for IRAs or certain state law requirements, we return the greater of the "standard refund" or the Purchase Payments received less any withdrawals (see "Allocation of Net Purchase Payments"). We tell you how we determine the amount payable under any such right at the time we issue your Annuity. Upon the termination of the "free-look" period, if you surrender your Annuity, you may be assessed the maintenance fee (see "Maintenance Fee").

         Allocation of Net Purchase Payments: All allocations of Net Purchase Payments are subject to our allocation rules (see "Allocation Rules"). Allocation of the portion of the initial Net Purchase Payment and any Net Purchase Payments received during the free-look period that you wish to allocate to any Sub-accounts are subject to an additional allocation rule if state law requires return of at least your Purchase Payments should you return the Annuity under such free-look provision. If such state law applies to your Annuity: (a) we allocate any portion of any such Net Purchase Payments that you indicate you wish to go into the Sub-accounts to the AST Money Market Sub-account; and (b) at the end of such free-look period we reallocate Account Value according to your then most recent allocation instructions to us, subject to our allocation rules. However, where permitted by law in such jurisdictions, we will allocate such Net Purchase Payments according to your instructions, without any temporary allocation to the AST Money Market Sub-account, if you execute a return waiver ("Return Waiver"). Under the Return Waiver, you waive your right to the return of the greater of the "standard refund" or the Purchase Payments received less any withdrawals. Instead, you only are entitled to the return of the "standard refund" (see "Right to Return the Annuity").

Your initial Purchase Payment, as well as other Purchase Payments will be allocated in accordance with the then current requirements of any rebalancing, asset allocation or market timing program which you have authorized or have authorized an independent third party to use in connection with your Annuity (see "Allocation Rules"). You must provide us with allocation instructions In Writing if you wish to change your current allocations when making subsequent Purchase Payments.

         Balanced Investment Program: We offer a balanced investment program in relation to your Purchase Payments, if Fixed Allocations are available under your Annuity. If you choose this program, we commit a portion of your Net Purchase Payments as a Fixed Allocation for the Guarantee Period you select. This Fixed Allocation will have grown pre-tax to equal the exact amount of your entire Purchase Payments at the end of its initial Guarantee Period if no amounts are transferred or withdrawn from such Fixed Allocation. The rest of your Net Purchase Payments are invested in the variable investment options you select.

         Ownership, Annuitant and Beneficiary Designations: You make certain designations that apply to the Annuity if issued. These designations are subject to our rules and to various regulatory or statutory requirements depending on the use of the Annuity. These designations include an Owner, a contingent Owner, an Annuitant, a Contingent Annuitant, a Beneficiary, and a contingent Beneficiary. Certain designations are required, as indicated below. Such designations will be revocable unless you indicate otherwise or we endorse your Annuity to indicate that such designation is irrevocable to meet certain regulatory or statutory requirements. Changing the Owner or Annuitant designations may affect the minimum death benefit (see " Death Benefits").

Some of the tax implications of various designations are discussed in the section entitled "Certain Tax Considerations". However, there are other tax issues than those addressed in that section, including, but not limited to, estate and inheritance tax issues. You should consult with a competent tax counselor regarding the tax implications of various designations. You should also consult with a competent legal advisor as to the implications of certain designations in relation to an estate, bankruptcy, community property, where applicable, and other matters.

An Owner must be named. You may name more than one Owner. If you do, all rights reserved to Owners are then held jointly. We require the consent In Writing of all joint Owners for any transaction for which we require the written consent of Owners. Where required by law, we require the consent In Writing of the spouse of any person with a vested interest in an Annuity. Naming someone other than the payor of any Purchase Payment as Owner may have gift, estate or other tax implications.

Where allowed by law, you may name a contingent Owner. However, this designation takes effect only on or after the Annuity Date.

You must name an Annuitant. We do not accept a designation of joint Annuitants during the accumulation phase. Where allowed by law, you may name one or more Contingent Annuitants.

There may be adverse tax consequences if a Contingent Annuitant succeeds an Annuitant and the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code, such as
Section 401 (a "non-qualified" trust). In general, the Code is designed to prevent the benefit of tax deferral from continuing for long periods of time on an indefinite basis. Continuing the benefit of tax deferral by naming one or more Contingent Annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Contingent Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Contingent Annuitant if you expect to use an Annuity in such a fashion.

Where allowed by law, you must name Contingent Annuitants according to our rules when an Annuity is used as a funding vehicle for certain retirement plans designed to meet the requirements of Section 401 of the Code.

You may name more than one primary and more than one contingent Beneficiary, and if you do, the proceeds will be paid in equal shares to the survivors in the appropriate beneficiary class, unless you have requested otherwise In Writing. If the primary Beneficiary dies before death proceeds become payable, the proceeds will become payable to the contingent Beneficiary. If no Beneficiary is alive when death proceeds become payable or in the absence of any Beneficiary designation, the proceeds will vest in you or your estate.

If an Owner's spouse is designated as the sole primary Beneficiary of the Annuity and the Owner dies prior to the Annuity Date, the Owner's Spouse, as Beneficiary, may elect to be treated as Owner and continue the Annuity at its current Account Value, subject to its terms and conditions. If the Annuity is owned jointly by both spouses, and the primary Beneficiary is designated as "surviving spouse", each spouse named individually, or a designation of similar intent, then upon the death of either Owner, the surviving spouse may elect to be treated as Owner.

ACCOUNT VALUE AND SURRENDER VALUE: In the accumulation phase your Annuity has an Account Value. Your total Account Value is the sum of your Account Value in each investment option. However, upon surrender, the amount payable is the Account Value less any applicable maintenance fee.

         Account Value in the Sub-accounts: We determine your Account Value separately for each Sub-account. To determine the Account Value in each Sub-account we multiply the Unit Price as of the Valuation Period for which the calculation is being made times the number of Units attributable to you in that Sub-account as of that Valuation Period. The method we use to determine Unit Prices is shown in the Statement of Additional Information.

The number of Units attributable to you in a Sub-account is the number of Units you purchased less the number transferred or withdrawn. We determine the number of Units involved in any transaction specified in dollars by dividing the dollar value of the transaction by the Unit Price of the effected Sub-account as of the Valuation Period applicable to such transaction.

         Account Value of the Fixed Allocations: We determine the Account Value of each Fixed Allocation separately. A Fixed Allocation's Account Value as of a particular date is determined by multiplying its then current Interim Value times the MVA.

A formula is used to determine the MVA. The formula is applied separately to each Fixed Allocation. Values and time durations used in the formula are as of the date for which the Account Value is being determined. The formula is:

                           [(1+I) / (1+J+0.0010)]N/12


                                     where:

                  I is the interest rate being credited to the Fixed Allocation;

                  J is the interest rate for your class of annuities for new Fixed Allocations with Guarantee Periods of durations equal to the number of years (rounded to the next higher integer when occurring on other than an anniversary of the beginning of the Fixed Allocation's Guarantee Period) remaining in such Guarantee Period;

                  N is the number of months (rounded to the next higher integer when occurring on other than a monthly anniversary of the beginning of the Guarantee Period) remaining in such Guarantee Period.

The formula that applies if amounts are surrendered pursuant to the right to return the Annuity is [(1+I)/(1+J)]N/12.

No MVA applies in determining a Fixed Allocation's Account Value on its Maturity Date, and, where required by law, the 30 days prior to the Maturity Date. If we are not offering a Guarantee Period with a duration equal to the number of years remaining in a Fixed Allocation's Guarantee Period, we calculate a rate for "J" above using a specific formula. This formula is described in the Statement of Additional Information.

Our Current Rates are expected to be sensitive to interest rate fluctuations, thereby making each MVA equally sensitive to such changes. There would be a downward adjustment when the applicable Current Rate plus 0.10 percent of interest exceeds the rate credited to the Fixed Allocation and an upward adjustment when the applicable Current Rate is more than 0.10 percent of interest lower than the rate being credited to the Fixed Allocation. See the Statement of Additional Information for an illustration of how the MVA works.

We reserve the right, from time to time, to determine the MVA using an interest rate lower than the Current Rate for all transactions applicable to a class of Annuities. We may do so at our sole discretion. This would benefit all such Annuities if transactions to which the MVA applies occur while we use such lower interest rate.

RIGHTS, BENEFITS AND SERVICES: The Annuity provides various rights, benefits and services subsequent to its issuance and your decision to keep it beyond the free-look period. A number of these rights, benefits and services, as well as some of the rules and conditions to which they are subject, are described below. These rights, benefits and services include, but are not limited to: (a) making additional Purchase Payments; (b) changing revocable designations; (c) transferring Account Values between investment options; (d) receiving lump sum payments, Systematic Withdrawals or Minimum Distributions, annuity payments and death benefits; (e) transferring or assigning your Annuity; (f) exercising certain voting rights in relation to the underlying mutual funds in which the Sub-accounts invest; and (g) receiving reports. These rights, benefits and services may be limited, eliminated or altered when an Annuity is purchased in conjunction with a qualified plan. We may require presentation of proper identification, including a personal identification number ("PIN") issued by us, prior to accepting any instruction by telephone or other electronic means. We forward your PIN to you shortly after your Annuity is issued. To the extent permitted by law or regulation, neither we nor any person authorized by us will be responsible for any claim, loss, liability or expense in connection with a telephonic or electronic transfer if we or such other person acted on such transfer instructions in good faith in reliance on your authorization of telephone and/or electronic transfers and on reasonable procedures to identify persons so authorized through verification methods which may include a request for your Social Security number or a personal identification number (PIN) as issued by us. We may be liable for losses due to unauthorized or fraudulent instructions should we not follow such reasonable procedures.

         Additional Purchase Payments: The minimum for any additional Purchase Payment is $100.00 unless we authorize lower payments pursuant to a periodic Purchase Payment program (see "Periodic Purchase Payments"), or less where required by law. Additional Purchase Payments may be paid at any time before the Annuity Date. Subject to our allocation rules, we allocate additional Net Purchase Payments according to your written allocation instructions. Should no written instructions be received with an additional Purchase Payment, we shall return your additional Purchase Payment.

         Changing Revocable Designations: Unless you indicated that a prior choice was irrevocable or your Annuity has been endorsed to limit certain changes, you may request to change Owner, Annuitant and Beneficiary designations by sending a request In Writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to: (a) a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death; (b) a new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency; and (c) a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity.

         Allocation Rules: As of the date of this Prospectus, during the accumulation phase, you may currently maintain Account Value in multiple Sub-accounts and an unlimited number of Fixed Allocations. We reserve the right, to the extent permitted by law, to limit the number of Sub-accounts or the amount you may allocate to any Fixed Allocation. As of the date of this Prospectus, we limited the number of Sub-accounts available at any one time to ten. Should you request a transaction that would leave less than any minimum amount we then require in an investment option, we reserve the right, to the extent permitted by law, to add the balance of your Account Value in the applicable Sub-account or Fixed Allocation to the transaction and close out your balance in that investment option. We also reserve the right to limit the amount you may allocate to any Fixed Allocation.

Should you either: (a) request rebalancing services (see "Rebalancing"); (b) authorize an independent third party to transact transfers on your behalf and such third party arranges for rebalancing of any portion of your Account Value in accordance with any asset allocation strategy; or (c) authorize an independent third party to transact transfers in accordance with a market timing strategy; then all Purchase Payments, including the initial Purchase Payment, received while your Annuity is subject to such an arrangement are allocated to the same investment options and in the same proportions as then required pursuant to the applicable rebalancing, asset allocation or market timing program, unless we have received alternate instructions. Such allocation requirements terminate simultaneous to the termination of an authorization for rebalancing or any authorization to a third party to transact transfers on your behalf. Upon termination of any of the above arrangements, you must provide us with allocation instructions In Writing for all subsequent Purchase Payments.

Withdrawals of any type are taken pro-rata from the investment options based on the then current Account Values in such investment options unless we receive instructions from you prior to such withdrawal. For this purpose only, the Account Value in all your then current Fixed Allocations is deemed to be in one investment option. If you transfer or withdraw Account Value from multiple Fixed Allocations and do not provide instructions indicating the Fixed Allocations from which Account Value should be taken: (a) we transfer Account Value first from the Fixed Allocation with the shortest amount of time remaining to the end of its Guarantee Period, and then from the Fixed Allocation with the next shortest amount of time remaining to the end of its Guarantee Period, etc.; and
(b) if there are multiple Fixed Allocations with the same amount of time left in each Guarantee Period, as between such Fixed Allocations we first take Account Value from the Fixed Allocation that had the shorter Guarantee Period.

         Transfers: In the accumulation phase you may transfer Account Value between investment options, subject to our allocation rules (see "Allocation Rules"). Transfers are not subject to taxation (see "Transfers Between Investment Options"). We charge $10.00 for each transfer after the twelfth in each Annuity Year, including transfers transacted as part of any rebalancing, market timing, asset allocation or similar program which you employ or you authorize to be employed on your behalf. Transfers transacted as part of a dollar cost averaging program are not counted in determining the applicability of the transfer fee. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge and are not counted in determining whether other transfers may be subject to the transfer charge (see "Renewals"). Your transfer request must be In Writing or meet our requirements for accepting instructions we receive over the phone or through means such as electronic mail with appropriate authorization.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if we believe that: (a) excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds; or (b) we are informed by one or more of the underlying mutual funds that the purchase or redemption of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

To the extent permitted by law, we may require up to 2 business days' notice of any transfer into or out of a Fixed Allocation if the market value of such transfer is at least $1,000,000.00.

In order to help you determine whether you wish to transfer Account Values to a Fixed Allocation, you may obtain our Current Rates by writing us or calling us at 1-800-766-4530 or contact our customer service department electronically at customerservice@Skandia.com. When calling us by phone, please have readily available your Annuity number and your PIN number. When contacting us electronically, please provide your PIN number, social security or tax I.D. number and the Annuity contract number.

Where permitted by law, we may accept your authorization of a third party to transfer Account Values on your behalf, subject to our rules. We may suspend or cancel such acceptance at any time. We notify you of any such suspension or cancellation. We may restrict the investment options that will be available for transfers or allocations of Net Purchase Payments during any period in which you authorize such third party that provides market timing services to act on your behalf. We give the third party you authorize prior notification of any such restrictions. However, we will not enforce such a restriction if we are provided evidence satisfactory to us that: (a) such third party has been appointed by a court of competent jurisdiction to act on your behalf; or (b) such third party has been appointed by you to act on your behalf for all your financial affairs.

We or an affiliate of ours may provide administrative or other support services to an independent Advisor you authorize to conduct transfers on your behalf or who provide recommendations as to how your Account Values should be allocated. This includes, but is not limited to, rebalancing your Account Value among investment options in accordance with various investment allocation strategies such Advisor may employ, or transferring Account Values between investment options in accordance with market timing strategies employed by such Advisor. Such Advisors may or may not be appointed our agents for the sale of Annuities. However, we do not engage any Advisors to offer investment allocation services of any type, so that persons or firms offering such services do so independent from any agency relationship they may have with us for the sale of Annuities. We therefore take no responsibility for the investment allocations and transfers transacted on your behalf by such Advisors or any investment allocation recommendations made by such Advisors. We do not currently charge you or your Advisor extra for providing these support services.

         Renewals: A renewal is a transaction that occurs automatically as of the last day of a Fixed Allocation's Guarantee Period unless we receive alternative instructions. This day as to each Fixed Allocation is called its Maturity Date. As of the end of a Maturity Date, the Fixed Allocation's Guarantee Period "renews" and a new Guarantee Period of the same duration as the one just completed begins. However, the renewal will not occur if the Maturity Date is on the date we apply your Account Value to determine the annuity payments that begin on the Annuity Date (see "Annuity Payments").

As an alternative to a renewal, you may transfer all or part of that Fixed Allocation's Account Value to a different Fixed Allocation or you may transfer such Account Value to one or more Sub-accounts, subject to our allocation rules. To accomplish this, we must receive instructions from you In Writing at least two business days before the Maturity Date. No MVA applies to transfers of a Fixed Allocation's Account Value occurring as of its Maturity Date. An MVA will apply in determining the Account Value of a Fixed Allocation at the time annuity payments are determined, unless the Maturity Date of such Fixed Allocation is the 15th day before the Annuity Date (see "Annuity Payments").

At least 30 days prior to a Maturity Date, or earlier if required by law or regulation, we inform you of the Guarantee Periods available as of the date of such notice. We do not provide a similar notice if the Fixed Allocation's Guarantee Period is of less than a year's duration. Such notice may include an example of the rates we are then crediting new Fixed Allocations as of the date such notice is prepared. The rates actually credited to a Fixed Allocation as of the date of any renewal or transfer immediately subsequent to the Maturity Date may be more or less than any rates quoted in such notice.

If your Fixed Allocation's then ending Guarantee Period is no longer available for new allocations and renewals or you choose a different Guarantee Period that is no longer available on the date following the Maturity Date, we will try to reach you so you may make another choice. If we cannot reach you, we will assign the next shortest Guarantee Period then currently available for new allocations and renewals to that Fixed Allocation.

         Dollar Cost Averaging: We offer dollar cost averaging in the accumulation phase. Dollar cost averaging is a program designed to provide for regular, approximately level investments over time. You may choose to transfer earnings only, principal plus earnings or a flat dollar amount. We make no guarantee that a dollar cost averaging program will result in a profit or protect against a loss in a declining market. You may select this program by submitting to us a request In Writing. You may cancel your participation in this program In Writing or by phone if you have previously authorized our acceptance of such instructions.

Dollar cost averaging is available from any of the investment options we choose to make available for such a program. Your Annuity must have an Account Value of not less than $10,000.00 at the time we accept your request for a dollar cost averaging program. Transfers under a dollar cost averaging program are not counted in determining the applicability of the transfer fee (see "Transfers"). We reserve the right to limit the investment options into which Account Value may be transferred as part of a dollar cost averaging program. We currently do not permit dollar cost averaging programs where Account Value is transferred to Fixed Allocations. We also reserve the right to charge a processing fee for this service. Should we suspend or cancel the offering of this service, such suspension or cancellation will not affect any dollar cost averaging programs then in effect. Dollar cost averaging is not available while a rebalancing, asset allocation or market timing type of program is used in connection with your Annuity.

Dollar cost averaging from Fixed  Allocations is subject to the following rules:
(a) you may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years; (b) such a program may only be selected in conjunction with and simultaneous to a new or renewing Fixed Allocation; (c) only averaging of earnings only or principal plus earnings is permitted; (d) a program averaging principal plus earnings from a Fixed Allocation must be designed to last that Fixed Allocation's entire current Guarantee Period; (e) dollar cost averaging transfers from a Fixed Allocation are not subject to the MVA; (f) dollar cost averaging may be done on a monthly basis only; and (g) you may not simultaneously use Account Value in any Fixed Allocation to participate in dollar cost averaging and receive Systematic Withdrawals or Minimum
Distributions from such Fixed Allocation (see "Systematic Withdrawals" and "Minimum Distributions").

         Rebalancing:   We  offer,  during  the  accumulation  phase,  automatic
quarterly, semi-annual or annual rebalancing among the variable investment options of your choice. This provides the convenience of automatic rebalancing without having to provide us instructions on a periodic basis. Failure to choose this option does not prevent you from providing us with transfer instructions from time-to-time that have the effect of rebalancing. It also does not prevent other requested transfers from being transacted.

Under this program, Account Values in variable investment options are rebalanced quarterly, semi-annually or annually, as applicable, to the percentages you request. The rebalancing may occur quarterly, semi-annually or annually based upon the Issue Date. If a transfer is requested involving any investment option participating in an automatic rebalancing program, we automatically alter the rebalancing percentages going forward (unless we receive alternate instructions) to the ratios between Account Values in the variable investment options as of the effective date of such requested transfer once it has been processed.
Automatic rebalancing is delayed one quarter if Account Value is being maintained in the AST Money Market Sub-account for the duration of your Annuity's "free-look" period and rebalancing would otherwise occur during such period (see "Allocation of Net Purchase Payments").

You may change the percentage allocable to each variable investment option at any time. However, you may not choose to allocate less than 5% of Account Value to any variable investment option.

We do not offer automatic rebalancing in connection with Fixed Allocations. The Account Value of your Annuity must be at least $10,000.00 when we receive your automatic rebalancing request. We may require that all variable investment options in which you maintain Account Value must be used in the rebalancing program. You may maintain Account Value in at least two and not more than ten variable investment options when using a rebalancing program. You may not simultaneously participate in rebalancing and dollar cost averaging. Rebalancing also is not available when a program of Systematic Withdrawals of earnings or earnings plus principal is in effect.

For purposes of determining the number of transfers made in any Annuity Year, all rebalancing transfers made on the same day are treated as one transfer. We reserve the right to charge a processing fee for signing up for this service.

To elect to participate or to terminate participation in automatic rebalancing, we may require instructions In Writing at our Office in a form satisfactory to us.

         Distributions: Distributions available from your Annuity during the accumulation phase include surrender, partial withdrawals, Systematic Withdrawals, (including Minimum Distributions in relation to qualified plans) and a death benefit. In the payout phase we pay annuity payments. Distributions from your Annuity generally are subject to taxation, and may be subject to a tax penalty as well (see "Certain Tax Considerations"). You may wish to consult a professional tax advisor for tax advice prior to exercising any right to an elective distribution. During the accumulation phase, any distribution other than a death benefit: (a) must occur prior to any death that would cause a death benefit to become payable; and (b) will occur subsequent to our receipt of a completed request In Writing. Distributions from your Annuity of any amounts derived from Purchase Payments paid by personal check may be delayed until such time as the check has cleared the applicable financial institution upon which such check was drawn.

         Surrender: Surrender of your Annuity is permitted during the accumulation phase. The amount payable is the then current Account Value less any applicable maintenance fee. We reserve the right to require that your Annuity accompany your surrender request.

         Partial Withdrawals: You may withdraw part of your Account Value. The minimum partial withdrawal is $100.00. The Account Value that must remain in the Annuity as of the date of this transaction is $1,000.00. If the amount of the partial withdrawal request exceeds the maximum amount available, we reserve the right to treat your request as one for a full surrender.

We treat partial withdrawals as taxable distributions unless: (a) your Annuity is being used in conjunction with what is designed to be a "qualified" retirement plan (plans designed to meet the requirements of Sections 401, 403 or 408 of the Code); and (b) in relation to plans pursuant to Section 403 or 408, you and your Advisor provide representations In Writing acceptable to us limiting the source of the Advisor's compensation to the assets of an applicable qualified retirement plan, and making certain other representations.

         Systematic Withdrawals: We offer Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. However, we will permit Systematic Withdrawals from Fixed Allocations of principal plus earnings in connection with a program of "substantially equal periodic payments" designed to meet the requirements of
Section 72(t) of the Code, as described in more detail below. A program of Systematic Withdrawals begins on the date we accept, at our Office, your request for such a program.

A Systematic Withdrawal from a Fixed Allocation is not subject to the MVA unless it is part of a program of withdrawals of principal plus earnings which we allow in conjunction with a program of "substantially equal periodic payments" designed to meet the requirements of Section 72(t) of the Code. We calculate the Fixed Allocation's credited interest since the prior withdrawal as A minus B, plus C, where:

         A is the Interim Value of the applicable Fixed Allocation as of the date of the Systematic Withdrawal;

         B is the Interim Value of the applicable Fixed Allocation as of the later of the beginning of its then current Guarantee Period or the beginning of the Systematic Withdrawal program; and

         C is the total of all partial or free withdrawals and any transfers from such Fixed Allocation since the later of the beginning of its then current Guarantee Period or the beginning of the Systematic Withdrawal program.

Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. You may not simultaneously receive Systematic Withdrawals from a Fixed Allocation and participate in a dollar cost averaging program under which Account Value is transferred from the same Fixed Allocation (see "Dollar Cost Averaging"). Systematic Withdrawals are not concurrently available while you are taking any Minimum Distributions (see "Minimum Distributions"). Systematic Withdrawals of earnings or earnings plus principal are not available while any rebalancing or asset allocation program is in effect in relation to your Annuity.

The Account Value of your Annuity must be at least $20,000.00 when we accept your request for a program of Systematic Withdrawals. The minimum for each Systematic Withdrawal is $100.00. For any scheduled Systematic Withdrawal other than the last that does not meet this minimum, we reserve the right to defer such a withdrawal and add the amount that would have been withdrawn to the amount that is to be withdrawn at the next Systematic Withdrawal.

If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 408, or 403(b) of the Code,
Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments". Distributions in any Annuity Year received under this provision that exceed the maximum amount available as a free withdrawal are subject to contingent deferred sales charges. If distributions are to be taken from Fixed Allocations pursuant to a program based on payments of principal and earnings, such amounts will be subject to the MVA. To receive distributions in the form of "substantially equal periodic payments" in accordance with the exception to the 10% penalty tax found in
Section 72(t) of the Code, you must provide us with certain required information In Writing on a form acceptable to us.

We reserve  the right to charge a  processing  fee for this  service.  Should we
suspend  or  cancel  offering   Systematic   Withdrawals,   such  suspension  or
cancellation will not affect any Systematic Withdrawal programs then in effect.

         Minimum Distributions: Minimum Distributions are a specific type of Systematic Withdrawal program. Minimum Distributions are subject to all the rules applicable to Systematic Withdrawals unless we specifically indicate that one or more of such rules do not apply. In addition, certain rules apply only to Minimum Distributions.

You may elect to have us calculate Minimum Distributions annually if your Annuity is being used for certain qualified purposes under the Code. Requests to calculate a Minimum Distribution amount must be made three (3) days prior to the date that your Minimum Distribution payment is processed to allow for calculation and processing of the required amount. We calculate such amounts assuming the Minimum Distribution amount is based solely on the value of your Annuity. The required Minimum Distribution amounts applicable to your particular situation may depend on other annuities, savings or investments of which we are unaware, so that the required amount may be greater than the Minimum Distribution amount we calculate based on the value of your Annuity. We reserve the right to charge a fee for each annual calculation. Minimum Distributions are not concurrently available with any other programs of Systematic Withdrawals. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum for Systematic Withdrawals does not apply to Minimum Distributions.

Each Minimum Distribution will be taken from the investment options you select. However, the portion of any Minimum Distribution that can be taken from any Fixed Allocations may not exceed the then current ratio between your Account Value in all Fixed Allocations you maintain and your total Account Value. No MVA applies to any portion of Minimum Distributions taken from Fixed Allocations. Minimum Distributions are not available from any Fixed Allocation if such Fixed Allocation is being used in a dollar cost averaging program (see "Dollar Cost Averaging"). Minimum Distributions from Fixed Allocations are not subject to the limitation on Systematic Withdrawals that limits a program of Systematic
Withdrawals from Fixed Allocations only to earnings accrued after program inception.

         Death Benefit: In the accumulation phase, a death benefit is payable. If the Annuity is owned by one or more natural persons, it is payable upon the first death of such Owners. If the Annuity is owned by an entity, the death benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, the Contingent Annuitant then becomes the Annuitant. There may be adverse tax consequences for certain entity Owners if they name a Contingent Annuitant (see "Ownership, Annuitant and Beneficiary Designations").

The person upon whose death the death benefit is payable is referred to below as the "decedent". For purposes of this death benefit provision, "withdrawals" means withdrawals of any type (partial withdrawals, Systematic Withdrawals, Minimum Distributions) after any applicable MVA. For purposes of this provision, persons named Owner or Annuitant within 60 days of the Issue Date are treated as if they were an Owner or Annuitant on the Issue Date.

The death benefit is as follows,  and is subject to the conditions  described in
(1), (2) and (3) below:

         (1) If death occurs before the decedent's age 85: the death benefit is the greater of (a) or (b), where:

                  (a) is your Account Value in Sub-accounts plus the Interim Value of any Fixed Allocations; or

                  (b) the minimum death benefit ("Minimum Death Benefit"). The Minimum Death Benefit is the sum of all Purchase Payments less the sum of all withdrawals.

         (2) If death occurs on or after the decedent's age 85: the death benefit is your Account Value.

         (3) If a decedent was not named an Owner or Annuitant as of the Issue Date and did not become such as a result of a prior Owner's or Annuitant's death: the Minimum Death Benefit is suspended as to that person for a two year period from the date he or she first became an Owner or Annuitant. After the suspension period is completed, the death benefit is the same as if such person had been an Owner or Annuitant on the Issue Date. During the suspension period:

                  (a) If that person's death occurs before the decedent's age 85, the death benefit is your Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocation.

                  (b) If that person's death occurs on or after the decedent's age 85, the death benefit is your Account Value.

The  amount of the death  benefit  is  determined  as of the date we  receive In
Writing: (a) "due proof of death"; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the mode of payment of the death benefit, if not previously elected by the Owner. The death benefit is reduced by any annuity payments made prior to the date we receive In Writing such due proof of death. The following constitutes "due proof of death":
(a) a certified copy of a death certificate; (b) a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or (c) any other proof satisfactory to us.

If the death benefit becomes payable prior to the Annuity Date due to the death of the Owner and the Beneficiary is the Owner's spouse, then in lieu of receiving the death benefit, such Owner's spouse may elect to be treated as an Owner and continue the Annuity at its current Account Value, subject to its terms and conditions. An Owner's spouse may only assume ownership of the Annuity if such spouse is designated as the sole primary Beneficiary.

In the event of your death, the benefit must be distributed within: (a) five years of the date of death; or (b) over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Distribution after your death to be paid under (b) above, must commence within one year of the date of death.

If the Annuitant dies before the Annuity Date, the Contingent Annuitant will become the Annuitant. Where allowed by law, if the Annuity is owned by one or more natural persons, the oldest of any such Owners not named as the Annuitant immediately becomes the Contingent Annuitant if: (a) the Contingent Annuitant predeceases the Annuitant; or (b) if you do not designate a Contingent Annuitant.

In the payout phase, we continue to pay any "certain" payments (payments not contingent on the continuance of any life) to the Beneficiary subsequent to the death of the Annuitant.

         Annuity Payments: Annuity payments can be guaranteed for life, for a certain period, or for a certain period and life. We make available fixed payments, and as of the date of this Prospectus, adjustable payments (payments which may or may not be changed on specified adjustment dates based on annuity purchase rates we are then making available to annuities of the same class). We may or may not be making adjustable annuities available on the Annuity Date. To the extent there is any tax basis in the annuity, a portion of each annuity payment is treated for tax purposes as a return of such basis until such tax basis is exhausted. The amount deemed such a return of basis is determined in accordance with the requirements of the Code (see "Certain Tax Considerations").

You may choose an Annuity Date, an annuity option and the frequency of annuity payments when you purchase an Annuity, or at a later date. Your choice of Annuity Date and annuity option may be limited depending on your use of the Annuity and the applicable jurisdiction. Subject to our rules, you may choose an Annuity Date, option and frequency of payments suitable to your needs and circumstances. You should consult with competent tax and financial advisors as to the appropriateness of any such choice. Should Annuities subject to New York law be made available, the Annuity Date for such Annuities may not exceed the first day of the calendar month following the Annuitant's 85th birthday. Other jurisdictions may impose similar requirements.

You may change your choices at any time up to 30 days before the earlier of: (a) the date we would have applied your Account Value to an annuity option had you not made the change; or (b) the date we will apply your Account Value to an annuity option in relation to the new Annuity Date you are then selecting. You must request this change In Writing. The Annuity Date must be the first or the fifteenth day of a calendar month.

In the absence of an election In Writing: (a) the Annuity Date is the first day of the calendar month first following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt at our Office of your request to purchase an Annuity; and (b) where allowed by law, fixed monthly payments will commence under option 2, described below, with 10 years certain. Should Annuities subject to New York law be made available, for such Annuities, in the absence of an election In Writing: (a) the Annuity Date is the first day of the calendar month following the Annuitant's 85th birthday; and (b) fixed monthly payments will commence under Option 2, described below, with 10 years certain. Other jurisdictions may impose similar requirements. The amount to be applied is your Annuity's Account Value 15 business days prior to the Annuity Date. In determining your annuity payments, we credit interest using our then current crediting rate for this purpose, which is not less than 3% of interest per year, between the date Account Value is applied to an annuity option and the Annuity Date. Annuity options in addition to those shown are available with our consent. The minimum initial amount payable is the minimum initial annuity amount we allow under our then current rules. Should you wish to receive a lump sum payment, you must request to surrender your Annuity prior to the Annuity Date (see "Surrender").

You may elect to have any amount of the proceeds due to the Beneficiary applied under any of the options described below, but only to the extent selecting such an option does not alter the tax status of the Annuity. Except where a lower amount is required by law, the minimum monthly annuity payment is $100.00.

If you have not made an election prior to proceeds becoming due, the Beneficiary may elect to receive the death benefit under one of the annuity options. However, if you made an election, the Beneficiary may not alter such election.

For purposes of the annuity options described below, the term "key life" means the person or persons upon whose life any payments dependent upon the continuation of life are based.

         (1) Option 1 - Payments for Life: Under this option, income is payable periodically prior to the death of the key life, terminating with the last payment due prior to such death. Since no minimum number of payments is guaranteed, this option offers the maximum level of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

         (2)  Option 2 -  Payments  for Life with 10,  15, or 20 Years  Certain:
Under this option, income is payable periodically for 10, 15, or 20 years, as selected, and thereafter until the death of the key life. Should the death of the key life occur before the end of the period selected, the remaining payments are paid to the Beneficiary to the end of such period.

         (3) Option 3 - Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

         (4) Option 4 - Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. The number of years is subject to our then current rules. Should the payee die before the end of the specified number of years, the remaining payments are paid to the Beneficiary to the end of such period. Note that under this option, payments are not based on how long we expect any key life to live. Therefore, that portion of the mortality risk charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option.

The first payment varies according to the annuity options and payment frequency selected. The first periodic payment is determined by multiplying the Account Value (expressed in thousands of dollars) as of the close of business on the fifteenth day preceding the Annuity Date, plus interest at not less than 3% per year from such date to the Annuity Date, by the amount of the first periodic payment per $1,000.00 of value obtained from our annuity rates for that type of annuity and for the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with ages set back one year for males and two years for females and with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

         Qualified Plan Withdrawal Limitations: The Annuities are endorsed such that there are surrender or withdrawal limitations when used in relation to certain retirement plans for employees which are designed to qualify under various sections of the Code. These limitations do not affect certain roll-overs or exchanges between qualified plans. Distribution of amounts attributable to contributions made pursuant to a salary reduction agreement (as defined in Code section 403(b)), or attributable to transfers to a tax sheltered annuity from a custodial account (as defined in Code section 403(b)(7)), is restricted to the employee's: (a) separation from service; (b) death; (c) disability (as defined in Section 72(m)(7) of the Code); (d) reaching age 59 1/2; or (e) hardship. Hardship withdrawals are restricted to amounts attributable to salary reduction contributions, and do not include investment results. In the case of tax sheltered annuities, these limitations do not apply to certain salary reduction contributions made and investment results earned prior to dates specified in the Code. In addition, the limitation on hardship withdrawals does not apply to salary reduction contributions made and investment results earned prior to dates specified in the Code which have been transferred from custodial accounts. Rollovers from the types of plans noted to another qualified plan or to an individual retirement account or individual retirement annuity are not subject to the limitations noted. Certain distributions, including rollovers, that are not transferred directly to the trustee of another qualified plan, the custodian of an individual retirement account or the issuer of an individual retirement annuity may be subject to automatic 20% withholding for Federal income tax. This may also trigger withholding for state income taxes (see "Certain Tax Considerations").

We may make annuities available through the Texas Optional Retirement Program subsequent to receipt of the required regulatory approvals and implementation. In addition to the restrictions required for such Annuities to qualify under
Section 403(b) of the Code, Annuities issued in the Texas Optional Retirement Program are amended as follows: (a) no benefits are payable unless you die during, or are retired or terminated from, employment in all Texas institutions of higher education; and (b) if a second year of participation in such program is not begun, the total first year State of Texas' contribution will be returned, upon its request, to the appropriate institute of higher education.

With respect to the restrictions on withdrawals set forth above, we are relying upon: (1) a no-action letter dated November 28, 1988 from the staff of the Securities and Exchange Commission to the American Council of Life Insurance with respect to annuities issued under Section 403(b) of the Code, the requirements of which have been complied with by the us; and (2) Rule 6c-7 under the 1940 Act with respect to annuities made available through the Texas Optional Retirement Program, the requirements of which have been complied with by the us.

         Pricing of Transfers and Distributions: We "price" transfers and distributions on the dates indicated below.

         (1) We price "scheduled" transfers and distributions as of the date such transactions are so scheduled. However, if a transaction is "scheduled" to occur on a day other than a Valuation Day, such transaction will be processed and priced on the last Valuation Day prior to the scheduled transaction.
"Scheduled" transactions include transfers under a dollar cost averaging program, Systematic Withdrawals, Minimum Distributions, transfers previously scheduled with us at our Office pursuant to any on-going rebalancing, asset allocation or similar program, and annuity payments.

         (2) We price "unscheduled" transfers and partial withdrawals as of the date we receive at our Office the request for such transactions. "Unscheduled" transfers include any transfers processed in conjunction with any market timing program, or transfers not previously scheduled with us at our Office pursuant to any rebalancing, asset allocation or similar program which you employ or you authorize to be employed on your behalf. "Unscheduled" transfers received pursuant to an authorization to accept transfers using voice or data transmission over the phone are priced as of the Valuation Period we receive the request at our Office for such transactions.

         (3) We price surrenders and death benefits as of the date we receive at our Office all materials we require for such transactions and such materials are satisfactory to us (see "Surrenders" and "Death Benefits").

The pricing of transfers and distributions involving Sub-accounts includes the determination of the applicable Unit Price for the Units transferred or distributed. The pricing of transfers and distributions involving Fixed Allocations includes the determination of any applicable MVA. Any applicable MVA alters the amount available when all the Account Value in a Fixed Allocation is being transferred or distributed. Any applicable MVA alters the amount of Interim Value needed when only a portion of the Account Value is being transferred or distributed. Unit Prices may change each Valuation Period to reflect the investment performance of the Sub-accounts. The MVA applicable to each Fixed Allocation changes once each month and also each time we declare a different rate for new Fixed Allocations. Payment is subject to our right to defer transactions for a limited period (see "Deferral of Transactions").

         Voting Rights: You have voting rights in relation to Account Value maintained in the Sub-accounts. You do not have voting rights in relation to Account Value maintained in any Fixed Allocations or in relation to fixed or adjustable annuity payments.

We will vote shares of the underlying mutual funds or portfolios in which the Sub-accounts invest in the manner directed by Owners. Owners give instructions equal to the number of shares represented by the Sub-account Units attributable to their Annuity. We will vote the shares attributable to assets held in the Sub-accounts solely for us rather than on behalf of Owners, or any share as to which we have not received instructions, in the same manner and proportion as the shares for which we have received instructions. We will do so separately for each Sub-account from various classes that may invest in the same underlying mutual fund portfolio.

The number of votes for an underlying mutual fund or portfolio will be determined as of the record date for such underlying mutual fund or portfolio as chosen by its board of trustees or board of directors, as applicable. We will furnish Owners with proper forms and proxies to enable them to instruct us how to vote.

You may instruct us how to vote on the following matters: (a) changes to the board of trustees or board of directors, as applicable; (b) changing the independent accountant; (c) approval of changes to the investment advisory agreement or adoption of a new investment advisory agreement; (d) any change in the fundamental investment policy; and (e) any other matter requiring a vote of the shareholders.

With respect to approval of changes to the investment advisory agreement, approval of a new investment advisory agreement or any change in fundamental investment policy, only Owners maintaining Account Value as of the record date in a Sub-account investing in the applicable underlying mutual fund portfolio will instruct us how to vote on the matter, pursuant to the requirements of Rule 18f-2 under the 1940 Act.

         Transfers, Assignments or Pledges: Generally, your rights in an Annuity may be transferred, assigned or pledged for loans at any time. However, these rights may be limited depending on your use of the Annuity. These transactions may be subject to income taxes and certain penalty taxes (see "Certain Tax Considerations"). You may transfer, assign or pledge your rights to another person at any time, prior to any death upon which the death benefit is payable. You must request a transfer or provide us a copy of the assignment In Writing. A transfer or assignment is subject to our acceptance. Prior to receipt of this notice, we will not be deemed to know of or be obligated under any assignment prior to our receipt and acceptance thereof. We assume no responsibility for the validity or sufficiency of any assignment. Transfer of all or a portion of ownership rights may affect the minimum death benefit (see "Death Benefits").


         Reports to You: We send any statements and reports required by applicable law or regulation to you at your last known address of record. Owners should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. You may request additional reports. We reserve the right to charge up to $50.00 for each such additional report. Instead of immediately confirming transactions made pursuant to some type of periodic transfer program (such as a dollar cost averaging program) or a periodic Purchase Payment program, such as a salary reduction arrangement, we may confirm such transactions in quarterly statements. You should review the information in these statements carefully. All errors or corrections must be reported to us at our Office as soon as possible and no later than the date below to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 10 days from the date you receive the confirmation. For transactions that are only confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 10 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 10 day period. We may also send an annual report and a semi-annual report containing financial statements for the applicable Sub-accounts, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website of other electronic means.

SALE OF THE ANNUITIES: American Skandia Marketing, Incorporated ("ASM, Inc."), a wholly-owned subsidiary of American Skandia Investment Holding Corporation, acts as the principal underwriter of the Annuities. ASM, Inc.'s principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM, Inc. is a member of the National Association of Securities Dealers, Inc.
("NASD").

         Distribution: ASM, Inc. will enter into distribution agreements with certain broker-dealers registered under the Securities and Exchange Act of 1934 or with entities which may otherwise offer the Annuities that are exempt from such registration. Under such distribution agreements such broker-dealers or entities may offer Annuities to persons who have established an account with the broker-dealer or entity. In addition, ASM, Inc. may offer Annuities directly to potential purchasers. Concessions may be paid based on Account Value. The maximum concession to be paid in connection with the sale is 0.30% per year of the Account Value. We reserve the right to base concessions from time-to-time on the investment options chosen by Annuity Owners, including investment options that may be deemed our "affiliates" or "affiliates" of ASM, Inc. under the Investment Company Act of 1940.

         Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance measures for the Sub-accounts are found in the Statement of Additional Information. This performance information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not be treated like annuities under the Code.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on Current Rates will be as of the date specified in such advertisement. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Performance information on the Sub-accounts is based on past performance only and is no indication of future performance. Performance of the Sub-accounts should not be considered a representation of the performance of such Sub-accounts in the future. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invests in such underlying mutual fund or portfolio. In addition, the amount of charges assessed against each Sub-account will affect performance.

Some of the underlying mutual fund portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying mutual fund portfolios have been in existence, but the Sub-accounts have not. Such hypothetical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts.

Advertisements   we  distribute   may  also  compare  the   performance  of  our
Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

CERTAIN TAX CONSIDERATIONS: The following is a brief summary of certain Federal income tax laws as they are currently interpreted. No one can be certain that the laws or interpretations will remain unchanged or that agencies or courts will always agree as to how the tax law or regulations are to be interpreted. This discussion is not intended as tax advice. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

         Our Tax Considerations:  We are taxed as a life insurance company under
Part I, subchapter L, of the Code.

         Tax Considerations Relating to Your Annuity: Section 72 of the Code governs the taxation of annuities in general. Taxation of an annuity is largely dependent upon: (a) whether it is used in a qualified pension or profit sharing plan or other retirement arrangement eligible for special treatment under the Code; and (b) the status of the beneficial owner as either a natural or non-natural person (when the annuity is not used in a retirement plan eligible for special tax treatment). Non-natural persons include corporations, trusts, and partnerships, except where these entities own an annuity as an agent or nominal owner for a natural person who is the beneficial owner. Natural persons are individuals.

         Non-natural Persons: Any increase during a tax year in the value of an annuity if not used in a retirement plan eligible for special treatment under the Code is currently includible in the gross income of a non-natural person that is the contractholder. There are exceptions if an annuity is held by: (a) a structured settlement company; (b) an employer with respect to a terminated pension plan; (c) entities other than employers, such as a trust, holding an annuity as an agent for a natural person; or (d) a decedent's estate by reason of the death of the decedent.

         Natural Persons: Increases in the value of an annuity when the contractholder is a natural person generally are not taxed until distribution occurs. Distribution can be in a lump sum payment or in annuity payments under the annuity option elected. Certain other transactions may be deemed to be a distribution. The provisions of Section 72 of the Code concerning these distributions are summarized briefly below.

         Distributions: Generally, distributions received before the annuity payments begin are treated as being derived first from "income on the contract" and includible in gross income. The amount of the distribution exceeding "income on the contract" is not included in gross income. "Income on the contract" for an annuity is computed by subtracting from the value of all "related contracts" (our term, discussed below) the taxpayer's "investment in the contract": an amount equal to total purchase payments for all "related contracts" less any previous distributions or portions of such distributions from such "related contracts" not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance or annuity contracts under Section 1035 of the Code.

"Related contracts" may mean all annuity contracts or certificates evidencing participation in a group annuity contract for which the taxpayer is the policyholder and which are issued by the same insurer within the same calendar year, irrespective of the named annuitants. It is clear that "related contracts" include contracts prior to when annuity payments begin. However, there may be circumstances under which "related contracts" may include contracts recognized as immediate annuities under state insurance law or annuities for which annuity payments have begun. In a ruling addressing the applicability of a penalty on distributions, the Internal Revenue Service treated distributions from a contract recognized as an immediate annuity under state insurance law like distributions from a deferred annuity. The situation addressed by such ruling included the fact that: (a) the immediate annuity was obtained pursuant to an exchange of contracts; and (b) the purchase payments for the exchanged contract were contributed more than one year prior to the first annuity payment payable under the immediate annuity. This ruling also may or may not imply that annuity payments from a deferred annuity on or after its annuity date may be treated the same as distributions prior to the annuity date if such deferred annuity was:
(a) obtained pursuant to an exchange of contracts; and (b) the purchase payments for the exchanged contract were made or may be deemed to have been made more than one year prior to the first annuity payment.

If "related contracts" include immediate annuities or annuities for which annuity payments have begun, then "related contracts" would have to be taken into consideration in determining the taxable portion of each annuity payment (as outlined in the "Annuity Payments" subsection below) as well as in determining the taxable portion of distributions from an annuity or any "related contracts" before annuity payments have begun. We cannot guarantee that immediate annuities or annuities for which annuity payments have begun could not be deemed to be "related contracts". You are particularly cautioned to seek advice from your own tax advisor on this matter.

Amounts received under a contract on its complete surrender, redemption, or maturity are includible in gross income to the extent that they exceed the cost of the contract, i.e., they exceed the total premiums or other consideration paid for the contract minus amounts received under the contract that were not reportable as gross income.

         Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of an annuity before annuity payments have begun are treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity subsequent to the assignment or pledge of an entire annuity while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued for use as qualified plans (see "Tax Considerations When Using Annuities in Conjunction with Qualified Plans"), the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

         Gifts: The gift of an annuity to other than the spouse of the contract holder (or former spouse incident to a divorce) is treated for tax purposes as a distribution.

         Penalty on Distributions: Subject to certain exceptions, any distribution from an annuity not used in conjunction with qualified plans is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including: (a) distributions made on or after the taxpayer's age 59 1/2 ; (b) distributions made on or after the death of the holder of the contract, or, where the holder of the contract is not a natural person, the death of the annuitant; (c) distributions attributable to the taxpayer's becoming disabled; (d) distributions which are part of a scheduled series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's Beneficiary); (e) distributions of amounts which are allocable to "investments in the contract" made prior to August 14, 1982; (f) payments under an immediate annuity as defined in the Code; (g) distributions under a qualified funding asset under Code Section 130(d); or (h) distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service. With respect to Roth IRAs only, distributions are not subject to federal income tax or the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made, and the distribution is made (a) once the taxpayer is age 59 1/2 or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to a penalty tax.

Any modification, other than by reason of death or disability, of distributions which are part of a scheduled series of substantially equal periodic payments as noted in (d), above, that occur before the taxpayer's age 59 1/2 or within 5 years of the first of such scheduled payments will result in the requirement to pay the taxes that would have been due had the payments been treated as subject to tax in the years received, plus interest for the deferral period. It is our understanding that the Internal Revenue Service does not consider a scheduled series of distributions to qualify under (d), above, if the holder of the annuity retains the right to modify such distributions at will, even if such right is not exercised, or, for a variable annuity, if the distributions are not based on a substantially equal number of Units, rather than a substantially equal dollar amount.

The Internal Revenue Service has ruled that the exception to the 10% penalty described above for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of contracts if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the first annuity payment payable under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty. This ruling may or may not imply that the exception to the 10% penalty may not apply to annuity payments paid pursuant to a deferred annuity obtained pursuant to an exchange of contract if: (a) purchase payments for the exchanged contract were contributed or may be deemed to be contributed more than one year prior to the first annuity payment pursuant to the deferred annuity contract; or (b) the annuity payments pursuant to the deferred annuity do not meet the requirements of any other exception to the 10% penalty.

         Annuity Payments: The taxable portion of each payment received as an annuity on or after the annuity start date is determined by a formula which establishes the ratio that "investment in the contract" bears to the total value of annuity payments to be made. However, the total amount excluded under this ratio is limited to the "investment in the contract". The formula differs between fixed and variable annuity payments. Where the annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the investment in the contract, then the remaining portion of unrecovered investment is allowed as a deduction in the tax year of such death.

         Tax Free Exchanges: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is obtained by a tax-free exchange of a life insurance, annuity or endowment contract purchased prior to August 14, 1982, then any distributions other than as annuity payments which do not exceed the portion of the "investment in the contract" (purchase payments made into the other contract, less prior distributions) prior to August 14, 1982, are not included in taxable income. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

         Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.


         Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

         Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to or a death benefit is paid to an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. If so required, we will deduct from your Annuity or from any applicable payment to be treated as a direct skip any amount of tax we are required to pay.

         Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We believe the underlying mutual fund portfolios should comply with the terms of these regulations.

         Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, including rollovers, from most retirement plans, may be subject to automatic 20% withholding for Federal income taxes. This will not apply to: (a) any portion of a distribution paid as Minimum Distributions; (b) direct transfers to the trustee of another retirement plan; (c) distributions from an individual retirement account or individual retirement annuity; (d) distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan; and (e) certain other distributions where automatic 20% withholding may not apply.

         Tax  Considerations  When Using Annuities in Conjunction with Qualified
Plans: There are various types of qualified plans for which an annuity may be suitable. Benefits under a qualified plan may be subject to that plan's terms and conditions irrespective of the terms and conditions of any annuity used to fund such benefits ("qualified contract"). We have provided below general descriptions of the types of qualified plans in conjunction with which we may issue an Annuity. These descriptions are not exhaustive and are for general informational purposes only. We are not obligated to make or continue to make new Annuities available for use with all the types of qualified plans shown below.

The tax rules regarding qualified plans are complex. The application of these rules depend on individual facts and circumstances. Before purchasing an Annuity for use in funding a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment.

Qualified contracts include special provisions changing or restricting certain rights and benefits otherwise available to non-qualified annuities. You should read your Annuity carefully to review any such changes or limitations. The changes and limitations may include, but may not be limited to, restrictions on ownership, transferability, assignability, contributions, distributions, as well as reductions to the minimum allowable purchase payment for an annuity and any subsequent annuity you may purchase for use as a qualified contract. Additionally, various penalty and excise taxes may apply to contributions or distributions made in violation of applicable limitations.


         Individual Retirement Programs: Eligible individuals may maintain an individual retirement account or individual retirement annuity ("IRA"). Subject to limitations, contributions of certain amounts may be deductible from gross income. Such persons may also maintain a form of IRA called a "Roth IRA". Contributions to a Roth IRA are not deductible but, under certain circumstances, distributions from such an account are tax-free. Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into a Roth IRA. Eligible employers that meet specified criteria may establish Simplified Employee Pensions using the employees' IRAs. These arrangements are known as SEP IRAs. Employer contributions that may be made to SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

         Tax Sheltered Annuities: A tax sheltered annuity ("TSA") under Section 403(b) of the Code is a contract into which contributions may be made for the benefit of their employees by certain qualifying employers: public schools and certain charitable, educational and scientific organizations. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements apply as well.

         Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various retirement plans established by corporate employers. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on contributions and distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

         H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans".
These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

         Tax Treatment of Distributions from Qualified Annuities: A 10% penalty tax applies to the taxable portion of a distribution from a qualified contract unless one of the following exceptions apply to such distribution: (a) it is part of a properly executed transfer to another IRA, an individual retirement account or another eligible qualified plan; (b) it occurs on or after the taxpayer's age 59 1/2 ; (c) it is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code); (d) it is part of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary; (e) it is subsequent to a separation from service after the taxpayer attains age 55; (f) it does not exceed the employee's allowable deduction in that tax year for medical care; and (g) it is made to an alternate payee pursuant to a qualified domestic relations order. The exceptions stated above in (e) and (g) do not apply to IRAs.

         Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

OTHER MATTERS: Outlined below are certain miscellaneous matters you should know before investing in an Annuity.

         Deferral of Transactions: We may defer any distribution or transfer from a Fixed Allocation or an annuity payout for a period not to exceed the lesser of 6 months or the period permitted by law. If we defer a distribution or transfer from any Fixed Allocation or any annuity payout for more than thirty days, or less where required by law, we pay interest at the minimum rate required by law but not less than 3%, or at least 4% if required by your contract, per year on the amount deferred. We may defer payment of proceeds of any distribution from any Sub-account or any transfer from a Sub-account for a period not to exceed 7 calendar days from the date the transaction is effected. Any deferral period begins on the date such distribution or transfer would otherwise have been transacted (see "Pricing of Transfers and Distributions").

All procedures, including payment, based on the valuation of the Sub-accounts may be postponed during the period: (1) the New York Stock Exchange is closed (other than customary holidays or weekends) or trading on the New York Stock Exchange is restricted as determined by the SEC; (2) the SEC permits postponement and so orders; or (3) the SEC determines that an emergency exists making valuation or disposal of securities not reasonably practical.

         Resolving Material Conflicts: Underlying mutual funds or portfolios may be available to registered separate accounts offering either or both life and annuity contracts of insurance companies not affiliated with us. We also may offer life insurance and/or annuity contracts that offer different variable investment options from those offered under this Annuity, but which invest in the same underlying mutual funds or portfolios. It is possible that differences might arise between our Separate Account B and one or more accounts of other insurance companies which participate in a portfolio. It is also possible that differences might arise between a Sub-account offered under this Annuity and variable investment options offered under different life insurance policies or annuities we offer, even though such different variable investment options invest in the same underlying mutual fund or portfolio. In some cases, it is possible that the differences could be considered "material conflicts". Such a "material conflict" could also arise due to changes in the law (such as state insurance law or Federal tax law) which affect either these different life and annuity separate accounts or differing life insurance policies and annuities. It could also arise by reason of differences in voting instructions of persons with voting rights under our policies and/or annuities and those of other companies, persons with voting rights under annuities and those with rights under life policies, or persons with voting rights under one of our life policies or annuities with those under other life policies or annuities we offer. It could also arise for other reasons. We will monitor events so we can identify how to respond to such conflicts. If such a conflict occurs, we will take the necessary action to protect persons with voting rights under our life policies or annuities vis-a-vis those with rights under life policies or annuities offered by other insurance companies. We will also take the necessary action to treat equitably persons with voting rights under this Annuity and any persons with voting rights under any other life policy or annuity we offer.

         Modification: We reserve the right to any or all of the following: (a) combine a Sub-account with other Sub-accounts; (b) combine Separate Account B or a portion thereof with other "unitized" separate accounts; (c) terminate offering certain Guarantee Periods for new or renewing Fixed Allocations; (d) combine Separate Account D with other "non-unitized" separate accounts; (e) deregister Separate Account B under the 1940 Act; (f) operate Separate Account B as a management investment company under the 1940 Act or in any other form permitted by law; (g) make changes required by any change in the Securities Act of 1933, the Exchange Act of 1934 or the 1940 Act; (h) make changes that are necessary to maintain the tax status of your Annuity under the Code; (i) make changes required by any change in other Federal or state laws relating to retirement annuities or annuity contracts; and (j) discontinue offering any variable investment option at any time.

Also, from time to time, we may make additional Sub-accounts available to you. These Sub-accounts will invest in underlying mutual funds or portfolios of underlying mutual funds we believe to be suitable for the Annuity. We may or may not make a new Sub-account available to invest in any new portfolio of one of the current underlying mutual funds should such a portfolio be made available to Separate Account B.

We may eliminate Sub-accounts, combine two or more Sub-accounts or substitute one or more new underlying mutual funds or portfolios for the one in which a Sub-account is invested. Substitutions may be necessary if we believe an underlying mutual fund or portfolio no longer suits the purpose of the Annuity. This may happen due to a change in laws or regulations, or a change in the investment objectives or restrictions of an underlying mutual fund or portfolio, or because the underlying mutual fund or portfolio is no longer available for investment, or for some other reason. We would obtain prior approval from the insurance department of our state of domicile, if so required by law, before making such a substitution, deletion or addition. We also would obtain prior approval from the SEC so long as required by law, and any other required approvals before making such a substitution, deletion or addition.

We reserve the right to transfer assets of Separate Account B, which we determine to be associated with the class of contracts to which your Annuity belongs, to another "unitized" separate account. We also reserve the right to transfer assets of Separate Account D which we determine to be associated with the class of contracts to which your annuity belongs, to another "non-unitized" separate account. We notify you (and/or any payee during the payout phase) of any modification to your Annuity. We may endorse your Annuity to reflect the change.

         Misstatement of Age or Sex: If there has been a misstatement of the age and/or sex of any person upon whose life annuity payments or the minimum death benefit are based, we make adjustments to conform to the facts. As to annuity payments: (a) any underpayments by us will be remedied on the next payment following correction; and (b) any overpayments by us will be charged against future amounts payable by us under your Annuity.

         Ending the Offer: We may limit or discontinue offering Annuities. Existing Annuities will not be affected by any such action.

         Indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Legal Proceedings: As of the date of this Prospectus, neither we nor ASM, Inc. were involved in any litigation outside of the ordinary course of business, and know of no material claims.


THE COMPANY: American Skandia Life Assurance Corporation (the "Company") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states. It is a wholly-owned subsidiary of American Skandia Investment Holding Corporation (the "Parent"), whose ultimate parent is Skandia Insurance Company Ltd., a Swedish company. The Company markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, the Company markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

     In addition, the Company has 99.9% ownership in Skandia Vida, S.A. de C.V. which is a life insurance company domiciled in Mexico. This Mexican life insurer is a start up company with expectations of selling long-term savings products within Mexico. The Company's investment in Skandia Vida, S.A. de C.V. is $1.5 million at December 31,1997.

         Lines of Business: The Company is in the business of issuing annuity policies, and has been so since its business inception in 1988. The Company currently offers the following annuity products: a) certain deferred annuities that are registered with the Securities and Exchange Commission, including variable annuities and fixed interest rate annuities that include a market value adjustment feature; b) certain other fixed deferred annuities that are not registered with the Securities and Exchange Commission; c) certain group variable annuities that are not registered with the Securities and Exchange Commission that serve as funding vehicles for various types of qualified pension and profit sharing plans; and d) fixed and adjustable immediate annuities.

         Selected Financial Data: The following selected financial data is qualified by reference to, and should be read in conjunction with, the financial statements, including related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The selected financial data as of and for each of the years ended December 31, 1997, 1996, 1995, 1994 and 1993 has not been audited. The selected financial data has been derived from the full financial statements for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 which were presented in conformity with generally accepted accounting principles and which were audited by Ernst & Young LLP, independent auditors, with respect to the year ended December 31, 1997 and Deloitte & Touche LLP, independent auditors, with respect to the years ended December 31, 1996 and 1995, whose respective reports on the Company's consolidated financial statements as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, are included herein.

                                               FOR THE YEAR ENDED DECEMBER 31,
                                         1997             1996             1995             1994             1993
                                         ----             ----             ----             ----             ----
     Income Statement Data:
     Revenues:
     Annuity charges and fees*    $   121,157,846   $   69,779,522   $   38,837,358   $   24,779,785   $   11,752,984
     Fee income                        27,587,231       16,419,690        6,205,719        2,111,801          938,336
     Net investment income              8,181,073        1,585,819        1,600,674        1,300,217          692,758
     Annuity premium income
       and other revenues               1,088,144          265,103           45,524           92,608          432,936
                                  ---------------   --------------   --------------   --------------   --------------


     Total revenues               $   158,014,294   $   88,050,134   $   46,689,275   $   28,284,411   $   13,817,014
                                  ===============   ==============   ==============   ==============   ==============

     Benefits and Expenses:
     Annuity benefits                   2,033,275          613,594          555,421          369,652          383,515
     Increase/(decrease) in annuity
       policy reserves                     37,270          634,540       (6,778,756)       5,766,003        1,208,454
     Cost of minimum death benefit
       reinsurance                      4,544,697        2,866,835        2,056,606            -                -
     Return credited
       to contractowners               (2,018,635)         672,635       10,612,858         (516,730)         252,132
     Underwriting, acquisition and
       other insurance expenses        90,496,952       49,887,147       35,914,392       18,942,720        9,547,951
     Interest expense                  24,895,456       10,790,716        6,499,414        3,615,845          187,156
                                  ---------------   --------------   --------------   --------------   --------------
     Total benefits and expenses  $   119,989,015   $   65,465,467   $   48,859,935   $   28,177,490   $   11,579,208
                                  ===============   ==============   ==============   ==============   ==============

     Income tax (benefit) expense $    10,477,746   $   (4,038,357)  $      397,360   $      247,429   $      182,965
                                  ===============   ==============   ==============   ==============   ==============

     Net income (loss)            $    27,547,533   $   26,623,024   $   (2,568,020)  $     (140,508)  $    2,054,841
                                  ===============   ==============   ==============   ==============   ==============
     Balance Sheet Data:
     Total Assets                 $12,972,416,108   $8,347,695,595   $5,021,012,890   $2,864,416,329   $1,558,548,537
                                  ===============   ==============   ==============   ==============   ==============
     Future fees payable
       to parent                  $   233,033,818   $   47,111,936   $            0   $            0   $            0
                                  ===============   ==============   ==============   ==============   ==============


     Surplus Notes                $   213,000,000   $  213,000,000   $  103,000,000   $   69,000,000   $   20,000,000
                                  ===============   ==============   ==============   ==============   ==============

     Shareholder's Equity         $   184,421,044   $  126,345,031   $   59,713,000   $   52,205,524   $   52,387,687
                                  ===============   ==============   ==============   ==============   ==============


     * On  annuity  sales  of  $3,697,990,000,  $2,795,114,000,  $1,628,486,000,
       $1,372,874,000 and $890,640,000 during the years ended December 31, 1997,
       1996, 1995, 1994, and 1993, respectively, with contractowner assets under management of $12,119,191,000, $7,764,891,000, $4,704,044,000,
       $2,661,161,000  and  $1,437,554,000  as of December 31, 1997, 1996, 1995,
       1994 and 1993, respectively.

The above selected financial data should be read in conjunction with the financial statements and the notes thereto.

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations

     RESULTS OF OPERATIONS The Company's long term business plan was developed reflecting the current sales and marketing approach. Annuity sales increased 32%, 72% and 19% in 1997, 1996 and 1995, respectively. The Company continues to show significant growth in sales volume and increased market share within the variable annuity industry. This growth is a result of innovative product development activities, expansion of distribution channels and a focused effort on customer orientation.

         The Company primarily offers and sells a wide range of deferred annuities through three focused marketing, sales and service teams. Each team specializes in addressing one of the Company's primary distribution channels: (a) financial planning firms; (b) broker-dealers that generally are members of the New York Stock Exchange, including "wirehouse" and regional broker-dealer firms; and (c) broker-dealers affiliated with banks or which specialize in marketing to customers of banks. The Company also offers a number of specialized products distributed by select, large distributors. In 1995 and 1996, the Company restructured its internal operations to better support the specialized marketing, sales and service needs of the primary distribution channels and of the select distributors of specialized products. There has been continued growth and success in expanding the number of selling agreements in the primary distribution channels. There has also been increased success in enhancing the relationships with the registered representatives/insurance agents of all the selling firms.

               Total  assets  grew  55%,  66% and 75% in 1997,  1996  and  1995, respectively. These increases were a direct result of the substantial sales volume increasing separate account assets and deferred acquisition costs as well as 1997 and 1996 growth in fixed maturity investments in support of the Company's risk based capital requirements. Liabilities grew 56%, 65%, and 76% in 1997, 1996 and 1995, respectively, as a result of the reserves required for the increased sales activity along with borrowings during these periods. The borrowings are needed to fund the acquisition costs of the Company's variable annuity business.

               The Company experienced a net gain after tax in 1997 and 1996 and a net loss after tax in 1995. The 1997 and 1996 results were related to the strong sales volume, favorable market climate, expense savings relative to sales volume and recognition of certain tax benefits.

               The 1995 result was related to higher than anticipated expense levels and additional reserving requirements on our market value adjusted annuities. The increase in expenses was primarily attributable to improving our service infrastructure and marketing related costs, which was in part responsible for the strong sales and financial performance in 1996.

               Increasing volume of annuity sales results in higher assets under management. The fees realized on assets under management have resulted in annuity charges and fees increasing 74%, 80% and 57% in 1997, 1996 and 1995, respectively.

               Fee income has increased 68%, 165% and 194% in 1997, 1996 and 1995, respectively, as a result of income from transfer agency type activities. These increases are also as a result of increases in assets under management.

               Net investment income increased 416% in 1997, decreased 1% in 1996 and increased 23% in 1995. The increase in 1997 was a direct result of increased bond holdings in support of the Company's risk based capital. The level net investment income in 1996 was a result of the consistent investment holdings throughout most of the year. The increase in 1995 was a result of a higher average level of Company bonds and short-term investments.

               Annuity premium income represents premiums earned on sales of immediate annuities with life contingencies and supplementary contracts with life contingencies.

               Annuity  benefits  represent  payments on annuity  contracts with mortality risks, these being immediate annuity contracts with life contingencies and supplementary contracts with life contingencies.

               Increase/(decrease) in annuity policy reserves represents changes in reserves for the immediate annuity with life contingencies, supplementary contracts with life contingencies and guaranteed minimum death benefits. During 1995, the Company entered into an agreement to reinsure the guaranteed minimum death benefit exposure on most of the variable annuity contracts. The costs associated with reinsuring the guaranteed minimum death benefit reserve exceeded the change in the guaranteed minimum death benefit reserve during 1997 and 1996 as a result of minimum required premiums within the reinsurance contract. The costs associated with reinsuring the guaranteed minimum death benefit reserve approximate the change in the guaranteed minimum death benefit reserve during 1995, thereby having no significant effect on the statement of operations.

                Return credited to contractowners represents revenues on the variable and market value adjusted annuities offset by the benefit payments and change in reserves required on this business. Also included are the benefit payments and change in reserves on immediate annuity contracts without significant mortality risks. The 1997 return credited to contractowners in the amount of ($2.0) millions represents a break-even year for our market value adjusted product line for the year. The 1996 return credited to contractowners in the amount of $0.7 million represents a favorable investment return on the market value adjusted contracts relating to the benefits and required reserves, offset by the effect of bond market fluctuations on December 31, 1996 in the amount of $1.8 million. While the assets relating to the market value adjusted contracts reflect the market interest rate fluctuations which occurred on December 31, 1996, the liabilities are based on the interest rates set for new contracts which are generally based on the prior day's interest rates. During the first week of January 1997, interest rates were established for new contracts, thereby bringing the liabilities relating to the market value adjusted contracts in line with the related assets. Consequently, the gain realized in 1997 was a result of this liability shift.

               In 1995, the Company earned a lower than anticipated separate account investment return on the market value adjusted contracts in support of the benefits and required reserves. In addition, the 1995 result includes an increase in the required reserves associated with this product.

               Underwriting, acquisition and other insurance expenses for 1997 were made up of $186.9 million of commissions and $94.5 million of general expenses offset by the net capitalization of deferred acquisition costs totaling $191.1 million. This compares to the same period last year of $140.4 million of commissions and $63.2 million of general expenses offset by the net capitalization of deferred acquisition costs totaling $153.9 million.

               Underwriting, acquisition and other insurance expenses for 1995 is made up of $62.8 million of commissions and $42.2 million of general expenses offset by the net capitalization of deferred acquisition costs totaling $69.2 million.

               Interest expense increased $14.1 million, $4.3 million and $2.9 million in 1997, 1996 and 1995, respectively, as a result of Surplus Notes totaling $213 million, $213 million and $103 million, at December 31, 1997, 1996 and 1995, respectively, along with interest on Securitization (future fees payable to Parent) transactions for the year 1997.

               Income tax reflected an expense of $10.5 million for the year ended December 31, 1997, a benefit of $4 million for the year ended December 31, 1996 and an expense of $0.4 million for the year ended December 31, 1995. The 1997 income tax expense is a net result of applying the federal income tax rate of 35% to pre-tax earnings reduced by permanent differences, with the most significant item being the dividend received deduction. The 1996 benefit is related to management's release of the deferred tax valuation allowance of $9.3 million, established prior to 1996. Management believes that based on the taxable income produced in the current year and the continued growth in annuity products, the Company will produce sufficient taxable income in the future to realize its deferred tax assets. Income tax expense in 1995 relates principally to an increase in the deferred tax valuation allowance of $1.7 million, as well as, the Company being in an Alternative Minimum Tax position for the year.

               Liquidity and Capital Resources: The liquidity requirement of the Company was met by cash from insurance operations, investment activities, borrowings from its Parent and sale of rights to future fees and charges to its Parent.

               As previously stated, the Company continued to have significant growth during 1997. The sales volume of $3.698 billion was primarily (approximately 94%) variable annuities, most of which carry a contingent deferred sales charge. This type of product causes a temporary cash strain in that 100% of the proceeds are invested in separate accounts supporting the product leaving a cash (but not capital) strain caused by the acquisition cost for the new business. This cash strain required the Company to look beyond the cash made available by insurance operations and investments of the Company. During 1996, the Company borrowed an additional $110 million from its Parent in the form of Surplus Notes. Also, during 1997 and 1996, the Company extended its reinsurance agreements (which were initiated in 1993, 1994 and
               1995). The reinsurance agreements are modified coinsurance arrangements where the reinsurer shares in the experience of a specific book of business. The income and expense items presented above are net of reinsurance.

               In addition, on December 17, 1996, the Company sold to its Parent, effective September 1, 1996, certain rights to receive future fees and charges expected to be realized on the variable portion of a designated block of deferred annuity contracts issued during the period January 1, 1994 through June 30, 1996 (Transaction 1996-1). Also, the Company entered into the following similar transactions during 1997.

                             Closing        Effective          Contract Issue
               Transaction     Date            Date                Period
               -----------   -------        ---------          --------------

                   1997-1    7/23/97          6/1/97      3/1/96   -   4/30/97
                   1997-2   12/30/97         12/1/97      5/1/95   -  12/31/96
                   1997-3   12/30/97         12/1/97      5/1/96   -  10/31/97

               In connection with these transactions, the Parent, through a trust, issued collateralized notes in a private placement, which are secured by the rights to receive future fees and charges purchased from the Company.

                Under the terms of the Purchase Agreements, the rights sold provide for the Parent to receive 80% (100% for Transaction 1997-3) of future mortality and expense charges and contingent deferred sales charges, after reinsurance where applicable, expected to be realized over the remaining surrender charge period of the designated contracts (6 to 8 years). The Company did not sell the right to receive future fees and charges after the expiration of the surrender charge period.

               The proceeds from the sales have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The present value of the transactions (discounted at 7.5%) of future fees as of the respective Effective Date was as follows (amounts in millions):

                                                  Present
                               Transaction         Value
                               -----------        -------

                                  1996-1           $50.2
                                  1997-1            58.8
                                  1997-2            77.6
                                  1997-3            58.2

               The Company expects to use borrowing, reinsurance and the sale of future fee revenues to fund the cash strain anticipated from the acquisition costs on the coming years' sales volume.

               The tremendous growth of this young organization has depended on capital support from its Parent. During December 1997, the Company received $27.7 million from its Parent to support the capital needs of its increased business during 1997 and the anticipated 1998 growth in business.

               As of December 31, 1997 and 1996, shareholder's equity was $184.4 million and $126.3 million, respectively, which includes the carrying value of state insurance licenses in the amount of $4.6 million and $4.7 million, respectively.

               ASLAC has long term surplus notes with its Parent and a short-term borrowing with an affiliate. No dividends have been paid to its parent company.


                Year 2000 Compliance: The Company is a relatively young company whose internally developed systems were designed from the start with the correct four digit date fields. As a result, the Company anticipates few technical problems related to the year 2000. However, we take this matter seriously and continue to take precautions to ensure year 2000 compliance.

               Steps taken to date include:

                1. Any new, externally developed software is evaluated for year 2000 compliance before purchase. We also evaluate all new service providers.
                2. An external specialist had been engaged to perform a complete assessment ofthe Company's operating systems and internally developed software.
                3. The Company is working with external business partners and software providers to request and review their year 2000 compliance status and plans.

               We  anticipate  full  internal   compliance  by  September  1998,
               followed by continuous evaluation of internal systems, external business partners and software providers until the year 2000.

         Reserves: We are obligated to carry on our statutory books, as liabilities, actuarial reserves to meet our obligations on outstanding annuity or life insurance contracts. This is required by the life insurance laws and regulations in the jurisdictions in which we do business. Such reserves are based on mortality and/or morbidity tables in general use in the United States. In general, reserves are computed amounts that, with additions from premiums to be received, and with interest on such reserves compounded at certain assumed rates, are expected to be sufficient to meet our policy obligations at their maturities if death occurs in accordance with the mortality tables employed. In the accompanying Financial Statements these reserves for policy obligations are determined in accordance with generally accepted accounting principles and are included in the liabilities of our separate accounts and the general account liabilities for future benefits of annuity or life insurance contracts we issue.

         Competition: We are engaged in a business that is highly competitive due to the large number of insurance companies and other entities competing in the marketing and sale of insurance products. There are approximately 2300 stock, mutual and other types of insurers in the life insurance business in the United States.

         Employees: As of December 31, 1997, we had 456 direct salaried employees. An affiliate, American Skandia Information Services and Technology Corporation, which provides services almost exclusively to us, had 79 direct salaried employees.

         Regulation: We are organized as a Connecticut stock life insurance company, and are subject to Connecticut law governing insurance companies. We are regulated and supervised by the Connecticut Commissioner of Insurance. By March 1 of every year, we must prepare and file an annual statement, in a form prescribed by the Connecticut Insurance Department, which covers our operations for the preceding calendar year, and must prepare and file our statement of financial condition as of December 31 of such year. The Commissioner and his or her agents have the right at all times to review or examine our books and assets. A full examination of our operations will be conducted periodically according to the rules and practices of the National Association of Insurance Commissioners ("NAIC"). We are subject to the insurance laws and various federal and state securities laws and regulations and to regulatory agencies, such as the Securities and Exchange Commission (the "SEC") and the Connecticut Banking Department, which administer those laws and regulations.

We can be assessed up to prescribed limits for policyholder losses incurred by insolvent insurers under the insurance guaranty fund laws of most states. We cannot predict or estimate the amount any such future assessments we may have to pay. However, the insurance guaranty laws of most states provide for deferring payment or exempting a company from paying such an assessment if it would threaten such insurer's financial strength.

Several states, including Connecticut, regulate insurers and their affiliates under insurance holding company laws and regulations. This applies to us and our affiliates. Under such laws, inter-company transactions, such as dividend payments to parent companies and transfers of assets, may be subject to prior notice and approval, depending on factors such as the size of the transaction in relation to the financial position of the companies.

Currently, the federal government does not directly regulate the business of insurance. However, federal legislative, regulatory and judicial decisions and initiatives often have significant effects on our business. Types of changes that are most likely to affect our business include changes to: (a) the taxation of life insurance companies; (b) the tax treatment of insurance products; (c) the securities laws, particularly as they relate to insurance and annuity products; (d) the "business of insurance" exemption from many of the provisions of the anti-trust laws; (e) the barriers preventing most banks from selling or underwriting insurance: and (f) any initiatives directed toward improving the solvency of insurance companies. We would also be affected by federal initiatives that have impact on the ownership of or investment in United States companies by foreign companies or investors.



Executive Officers and Directors:

Our executive officers, directors and certain significant employees, their ages, positions with us and principal occupations are indicated below. The immediately preceding work experience is provided for officers that have not been employed by us or an affiliate for at least five years as of the date of this Prospectus.

Name/                                                         Position with American Skandia
Age                                                           Life Assurance Corporation                        Principal Occupation

Gordon C. Boronow*                                            Deputy Chief Executive                          Deputy Chief Executive
45                                                            Officer and President                           Officer and President:
                                                              Director (since July, 1991)                      American Skandia Life
                                                                                                               Assurance Corporation

Nancy F. Brunetti                                             Director (since February, 1996)          Executive Vice President and
36                                                                                                          Chief Operating Officer:
                                                                                                       American Skandia Information
                                                                                                 Services and Technology Corporation

Malcolm M. Campbell                                           Director (since July, 1991)                 Director of Operations and
42                                                                                                     Chief Actuary, Assurance and
                                                                                                        Financial Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Jan R. Carendi*                                               Chief Executive                    Senior Executive Vice President and
53                                                            Officer and                      Member of Executive Management Group:
                                                              Chairman of the                         Skandia Insurance Company Ltd.
                                                              Board of Directors
                                                              Director (since May, 1988)

Lincoln R. Collins                                            Executive Vice President and                 Executive Vice President
37                                                            Chief Operating Officer                   and Chief Operating Officer:
                                                              Director (since February, 1996)                  American Skandia Life
                                                                                                               Assurance Corporation

Henrik Danckwardt                                             Director (since July, 1991)                        Director of Finance
44                                                                                                               and Administration,
                                                                                                             Assurance and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Wade A. Dokken                                                Director (since July, 1991)                       President and Deputy
38                                                                                                          Chief Executive Officer:
                                                                                            American Skandia Marketing, Incorporated


Brian L. Hirst                                                Vice President,                                        Vice President,
50                                                            Corporate Actuary                                   Corporate Actuary:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Hirst joined us in 1996. He previously held the positions of Vice President from 1993 to 1996 and Second Vice President from 1987 to 1992 at Allmerica
Financial.

N. David Kuperstock                                           Vice President,                                        Vice President,
46                                                            Product Development                               Product Development:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Thomas M. Mazzaferro                                          Executive Vice President and              Executive Vice President and
45                                                            Chief Financial Officer,                      Chief Financial Officer:
                                                              Director (since September, 1994)                 American Skandia Life
                                                                                                               Assurance Corporation

Gunnar J. Moberg                                              Director (since October, 1994)         Director - Marketing and Sales,
43                                                                                                          Assurances and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

David R. Monroe                                               Vice President,                                        Vice President,
36                                                            Controller                                                 Controller:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

     Mr. Monroe joined us in 1996.  He  previously  held  positions of Assistant
Vice President and Director at Allmerica  Financial  from August,  1994 to July,
1996 and Senior Manager at KPMG Peat Marwick from July, 1983 to July, 1994.

Rodney D. Runestad                                            Vice President                                         Vice President:
48                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Anders O. Soderstrom                                          Executive Vice President and                             President and
38                                                            Chief Information Officer                   Chief Information Officer:
                                                              Director (since September, 1994)          American Skandia Information
                                                                                                 Services and Technology Corporation

Amanda C. Sutyak                                              Executive Vice President                                Vice President
40                                                            Director (since July, 1991)                           American Skandia
                                                                                                             Marketing, Incorporated

C. Ake Svensson                                               Treasurer,                                   Vice President, Corporate
47                                                            Director (since December, 1994)              Controller and Treasurer:
                                                                                                         American Skandia Investment
                                                                                                                 Holding Corporation

Mr.  Svensson  joined us in 1994. He previously held the position of Senior Vice
President with Nordenbanken.

Bayard F. Tracy                                               Director (since September, 1994)                Senior Vice President,
50                                                                                                           National Sales Manager:
                                                                                                                    American Skandia
                                                                                                             Marketing, Incorporated

Jeffrey M. Ulness                                             Vice President,                                        Vice President,
37                                                            Product Management                                 Product Management:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

    Mr. Ulness joined us in 1994. He previously held the positions of Counsel at North American Security Life Insurance Company from March, 1991 to July, 1994 and Associate at LeBoeuf, Lamb, Leiby, Green and MacRae from January, 1990 to
March 1991.


--------
* Trustees of American  Skandia  Trust,  one of the  underlying  mutual funds in which the Sub-accounts offered pursuant to this Prospectus invest.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION: The following are the contents of the Statement of Additional Information:

     (1)  General   Information   Regarding   American  Skandia  Life  Assurance
Corporation

     (2) Principal Underwriter

     (3) Calculation of Performance Data

     (4) Unit Price Determinations

     (5) Calculating the Market Value Adjustment

     (6) Independent Auditors

     (7) Legal Experts

     (8) Appendix A - Financial Statements for Separate Account B (Class 2 Sub-accounts)


FINANCIAL STATEMENTS: The consolidated financial statements which follow in Appendix A are those of American Skandia Life Assurance Corporation as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. Financial statements for the Class 2 Sub-accounts of Separate Account B are found in the Statement of Additional Information.

                                   APPENDIXES


 APPENDIX A FINANCIAL STATEMENTS FOR AMERICAN SKANDIA LIFE ASSURANCE CORPORATION


     APPENDIX B SHORT DESCRIPTIONS OF THE UNDERLYING MUTUAL FUNDS' PORTFOLIO INVESTMENT OBJECTIVES AND POLICIES

                            APPENDIX C PRIOR CONTRACT

                                   APPENDIX A

      FINANCIAL STATEMENTS FOR AMERICAN SKANDIA LIFE ASSURANCE CORPORATION


INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholder of
   American Skandia Life Assurance Corporation
Shelton, Connecticut


We have audited the consolidated statement of financial condition of American Skandia Life Assurance Corporation (the "Company" which is a wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 1997, and the related consolidated statements of operations, shareholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Skandia Life Assurance Corporation at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/Ernst & Young LLP
--------------------
Hartford, Connecticut


February 20, 1998

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholder of
   American Skandia Life Assurance Corporation
Shelton, Connecticut


We have audited the accompanying consolidated statement of financial condition of American Skandia Life Assurance Corporation and subsidiary (a wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 1996, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the two years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


/s/Deloitte & Touche LLP
------------------------
New York, New York


March 10, 1997

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                       AS OF DECEMBER 31,
                                                       1997             1996
                                                ---------------   --------------

ASSETS

Investments:
   Fixed maturities - at amortized cost         $     9,366,671   $   10,090,369
   Fixed maturities - at fair value                 108,323,668       87,369,724
   Investment in mutual funds - at fair value         6,710,851        2,637,731
   Policy loans                                         687,267          159,482
                                                ---------------   --------------
Total investments                                   125,088,457      100,257,306

Cash and cash equivalents                            81,974,204       45,332,131
Accrued investment income                             2,441,671        1,958,546
Fixed assets                                            356,153          229,780
Deferred acquisition costs                          628,051,995      438,640,918
Reinsurance receivable                                3,120,221        2,167,818
Receivable from affiliates                            1,910,895          691,532
Income tax receivable - current                       1,047,493            -
Income tax receivable - deferred                     26,174,369       17,217,582
State insurance licenses                              4,562,500        4,712,500
Other assets                                          2,524,581        2,047,689
Separate account assets                          12,095,163,569    7,734,439,793
                                                ---------------   --------------

                    Total Assets                $12,972,416,108   $8,347,695,595
                                                ===============   ==============

LIABILITIES AND SHAREHOLDER'S EQUITY

LIABILITIES:
Reserve for future contractowner benefits       $    43,204,443   $   36,245,936
Policy reserves                                      24,414,999       21,238,749
Income tax payable                                       -             1,124,151
Drafts outstanding                                   19,277,706       13,032,719
Accounts payable and accrued expenses                71,190,019       65,471,294
Payable to affiliates                                   584,283          685,724
Future fees payable to parent                       233,033,818       47,111,936
Payable to reinsurer                                 78,126,227       79,000,262
Short-term borrowing                                 10,000,000       10,000,000
Surplus notes                                       213,000,000      213,000,000
Separate account liabilities                     12,095,163,569    7,734,439,793
                                                ---------------   --------------

   Total Liabilities                             12,787,995,064    8,221,350,564
                                                ---------------   --------------

SHAREHOLDER'S EQUITY:
Common stock, $80 par, 25,000 shares
  authorized, issued and outstanding                  2,000,000        2,000,000
Additional paid-in capital                          151,527,229      122,250,117
Unrealized investment gains and losses, net             954,069         (319,631)
Foreign currency translation, net                      (286,038)        (263,706)
Retained earnings                                    30,225,784        2,678,251
                                                ---------------   --------------

   Total Shareholder's Equity                       184,421,044      126,345,031
                                                ---------------   --------------

   Total Liabilities and Shareholder's Equity   $12,972,416,108   $8,347,695,595
                                                ===============   ==============

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                               1997          1996          1995
                                                           ------------  ------------   -----------
REVENUES:

Annuity charges and fees                                   $121,157,846   $69,779,522   $38,837,358
Fee income                                                   27,587,231    16,419,690     6,205,719
Net investment income                                         8,181,073     1,585,819     1,600,674
Annuity premium income                                          920,042       125,000         -
Net realized capital gains                                       87,103       134,463        36,774
Other                                                            80,999         5,640         8,750
                                                           ------------   -----------   -----------

     Total Revenues                                         158,014,294    88,050,134    46,689,275
                                                           ------------   -----------   -----------


BENEFITS AND EXPENSES:

Benefits:
  Annuity benefits                                            2,033,275       613,594       555,421
  Increase/(decrease) in annuity policy reserves                 37,270       634,540    (6,778,756)
  Cost of minimum death benefit reinsurance                   4,544,697     2,866,835     2,056,606
  Return credited to contractowners                          (2,018,635)      672,635    10,612,858
                                                           ------------   -----------   -----------

                                                              4,596,607     4,787,604     6,446,129
                                                           ------------   -----------   -----------

Expenses:
  Underwriting, acquisition and other insurance expenses     90,346,952    49,737,147    35,764,392
  Amortization of state insurance licenses                      150,000       150,000       150,000
  Interest expense                                           24,895,456    10,790,716     6,499,414
                                                           ------------   -----------   -----------

                                                            115,392,408    60,677,863    42,413,806
                                                           ------------   -----------   -----------

     Total Benefits and Expenses                            119,989,015    65,465,467    48,859,935
                                                           ------------   -----------   -----------

Income (loss) from operations
     before income taxes                                     38,025,279    22,584,667    (2,170,660)

     Income tax expense (benefit)                            10,477,746    (4,038,357)      397,360
                                                           ------------   -----------   -----------

Net income (loss)                                          $ 27,547,533   $26,623,024   $(2,568,020)
                                                           ============   ===========   ===========



                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY




                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                                1997           1996           1995
                                                            ------------   ------------   ------------

Common stock, balance at beginning and end of year          $  2,000,000   $  2,000,000   $  2,000,000
                                                            ------------   ------------   ------------

Additional paid-in capital:
  Balance at beginning of year                               122,250,117     81,874,666     71,623,932
  Additional contributions                                    29,277,112     40,375,451     10,250,734
                                                            ------------   ------------   ------------

  Balance at end of year                                     151,527,229    122,250,117     81,874,666
                                                            ------------   ------------   ------------

Unrealized investment gains and losses:
  Balance at beginning of year                                  (319,631)       111,359        (41,655)
  Change in unrealized investment gains and losses, net        1,273,700       (430,990)       153,014
                                                            ------------   ------------   ------------

  Balance at end of year                                         954,069       (319,631)       111,359
                                                            ------------   ------------   ------------

Foreign currency translation:
  Balance at beginning of year                                  (263,706)      (328,252)         -
  Change in foreign currency translation, net                    (22,332)        64,546       (328,252)
                                                            ------------   ------------   ------------

  Balance at end of year                                        (286,038)      (263,706)      (328,252)
                                                            ------------   ------------   ------------

Retained earnings (deficit):
  Balance at beginning of year                                 2,678,251    (23,944,773)   (21,376,753)
  Net income (loss)                                           27,547,533     26,623,024     (2,568,020)
                                                            ------------   ------------   ------------

  Balance at end of year                                      30,225,784      2,678,251    (23,944,773)
                                                            ------------   ------------   ------------


      Total Shareholder's Equity                            $184,421,044   $126,345,031   $ 59,713,000
                                                            ============   ============   ============

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
          (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                                          1997               1996              1995
                                                                   ---------------    ---------------    --------------
CASH FLOW FROM OPERATING ACTIVITIES:

  Net income/(loss)                                                $    27,547,533         26,623,024        (2,568,020)
  Adjustments to reconcile net income/(loss) to net cash
    used in operating activities:
      Increase/(decrease) in policy reserves                             3,176,250          1,852,259        (4,667,765)
      Amortization of bond discount                                         72,986             27,340            23,449
      Amortization of insurance licenses                                   150,000            150,000           150,000
      Change in receivable from/payable to affiliates                   (1,320,804)           540,484          (347,884)
      Change in income tax receivable/payable                           (2,171,644)         1,688,001          (600,849)
      Increase in other assets                                            (603,265)          (661,084)         (372,120)
      Increase in accrued investment income                               (483,125)        (1,764,472)          (20,420)
      Increase in reinsurance receivable                                  (952,403)          (179,776)       (1,988,042)
      Increase in deferred acquisition costs, net                     (189,411,077)      (168,418,535)      (96,212,774)
      Increase in income tax receivable - deferred                      (9,630,603)       (16,903,477)            -
      Increase in accounts payable and accrued expenses                  5,718,725         32,322,727           945,483
      Increase in drafts outstanding                                     6,244,987         13,032,719             -
      Change in foreign currency translation, net                          (34,356)           (77,450)         (328,252)
      Realized gain on sale of investments                                 (87,103)          (134,463)          (36,774)
                                                                   ---------------    ---------------    --------------

  Net cash used in operating activities                               (161,783,899)      (111,902,703)     (106,023,968)
                                                                   ---------------    ---------------    --------------

CASH FLOW FROM INVESTING ACTIVITIES:

  Purchase of fixed maturity investments                               (28,905,493)       (96,812,903)          (614,289)
  Proceeds from sale and maturity of fixed maturity investments         10,755,550          8,947,390            100,000
  Purchase of shares in mutual funds                                    (5,595,342)        (2,160,347)        (1,566,194)
  Proceeds from sale of shares in mutual funds                           1,415,576          1,273,640            867,744
  Increase in policy loans                                                (527,785)          (104,427)           (37,807)
  Change in investments of separate account assets                  (3,691,031,470)    (2,789,361,685)    (1,609,415,439)
                                                                   ---------------    ---------------    ---------------

  Net cash used in investing activities                             (3,713,888,964)    (2,878,218,332)    (1,610,665,985)
                                                                   ---------------    ---------------    ---------------

CASH FLOW FROM FINANCING ACTIVITIES:

  Capital contributions from parent                                     29,277,112         40,375,451         10,250,734
  Surplus notes                                                             -             110,000,000         34,000,000
  Increase in future fees payable to parent                            185,921,882         47,111,936             -
  Increase/(decrease) in payable to reinsurer                             (874,035)        14,004,792         24,890,064
  Proceeds from annuity sales                                        3,697,989,977      2,795,114,603      1,628,486,076
                                                                   ---------------    ---------------    ---------------

  Net cash provided by financing activities                          3,912,314,936      3,006,606,782      1,697,626,874
                                                                   ---------------    ---------------    ---------------

Net increase/(decrease) in cash and cash equivalents                    36,642,073         16,485,747        (19,063,079)
                                                                   ---------------    ---------------    ---------------

Cash and cash equivalents at beginning of year                          45,332,131         28,846,384         47,909,463
                                                                   ---------------    ---------------    ---------------

Cash and cash equivalents at end of year                           $    81,974,204         45,332,131         28,846,384
                                                                   ===============    ===============    ===============

SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Income taxes paid                                                $    22,307,992         11,177,120            995,496
                                                                   ===============    ===============    ===============

  Interest paid                                                    $    16,915,835          7,094,767            540,319
                                                                   ===============    ===============    ===============

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
          (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                   Notes to Consolidated Financial Statements
                                December 31, 1997


1.       ORGANIZATION AND OPERATION

         American Skandia Life Assurance Corporation (the "Company") is a wholly-owned subsidiary of American Skandia Investment Holding Corporation (the "Parent"); whose ultimate parent is Skandia Insurance Company Ltd., a Swedish corporation.

         The Company develops annuity products and issues its products through its affiliated broker/dealer company, American Skandia Marketing, Incorporated. The Company currently issues variable, fixed, market value adjusted and immediate annuities.

         The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. which is a life insurance company domiciled in Mexico. This Mexican life insurer is a start up company with expectations of selling long term savings products within Mexico. Total shareholder's equity of Skandia Vida, S.A. de C.V. is $1,509,146 as of December 31, 1997.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.  Basis of Reporting

             The  accompanying   consolidated  financial  statements  have  been
             prepared  in  conformity   with   generally   accepted   accounting
             principles. Intercompany transactions and balances have been eliminated in consolidation.

             Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

         B.  New Accounting Pronouncements

             In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") 130, "Reporting Comprehensive Income", which is effective for fiscal years beginning after December 15, 1997. SFAS 130 sets standards for the reporting and display of comprehensive income and its components in financial statements. Application of the new rules will not impact the Company's financial position or net income. The Company expects to adopt this pronouncement in the first quarter of 1998, which will include the presentation of comprehensive income for prior periods presented for comparative purposes, as required by SFAS 130. The primary element of comprehensive income applicable to the Company is changes in unrealized gains and losses on securities classified as available for sale.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         C.  Investments

             The Company has classified its fixed maturity investments as either held-to-maturity or available-for-sale. Investments classified as held-to-maturity are investments that the Company has the ability and intent to hold to maturity. Such investments are carried at amortized cost. Those investments which are classified as available-for-sale are carried at fair value and changes in unrealized gains and losses are reported as a component of shareholder's equity.

             The Company has classified its mutual fund investments as available-for-sale. Such investments are carried at fair value and changes in unrealized gains and losses are reported as a component of shareholder's equity.

             Policy loans are carried at their unpaid principal balances.

             Realized gains and losses on disposal of investments are determined by the specific identification method and are included in revenues.

         D.  Cash Equivalents

             The Company considers all highly liquid time deposits, commercial paper and money market mutual funds purchased with a maturity of three months or less to be cash equivalents.

         E.  State Insurance Licenses

             Licenses to do business in all states have been capitalized and reflected at the purchase price of $6 million less accumulated amortization. The cost of the licenses is being amortized over 40 years.

         F.  Fixed Assets

             Fixed assets consisting of furniture, equipment and leasehold improvements are carried at cost and depreciated on a straight line basis over a period of three to five years. Accumulated depreciation amounted to $95,823 and $32,641 at December 31, 1997 and 1996, respectively. Depreciation expense for the years ended December 31, 1997 and 1996 was $63,182 and $28,892, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         G.  Recognition of Revenue and Contract Benefits

             Annuity contracts without significant mortality risk, as defined by SFAS 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts", are classified as investment contracts (variable, market value adjusted and certain immediate annuities) and those with mortality risk (immediate annuities) as insurance products. The policy for revenue and contract benefit recognition is described below.

             Revenues for variable annuity contracts consist of charges against contractowner account values for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Benefit reserves for variable annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

             Revenues for market value adjusted annuity contracts consist of separate account investment income reduced by benefit payments and changes in reserves in support of contractowner obligations, all of which is included in return credited to contractowners. Benefit reserves for these contracts represent the account value of the contracts, and are included in the general account liability for future contractowner benefits to the extent in excess of the separate account liabilities.

             Revenues for immediate annuity contracts without life contingencies consist of net investment income. Revenues for immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on the Society of Actuaries 1983 Table-a with assumed interest rates that vary by issue year. Assumed interest rates ranged from 6.5% to 8.25% at both December 31, 1997 and 1996.

             Annuity    sales   were    $3,697,990,000,    $2,795,114,000    and
             $1,628,486,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Annuity contract assets under management were $12,119,191,000, $7,764,891,000 and $4,704,044,000 at December 31,
             1997, 1996 and 1995, respectively.

         H.  Deferred Acquisition Costs

             The costs of acquiring new business, which vary with and are primarily related to the production of new business, are being deferred. These costs include commissions, cost of contract issuance, and certain selling expenses that vary with production. These costs are being amortized generally in proportion to expected gross profits from surrender charges, policy and asset based fees and mortality and expense margins. This amortization is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


             Details of the deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                                         1997            1996             1995
                                                         ----            ----             ----

              Balance at beginning of year          $438,640,918     $270,222,383     $174,009,609

              Acquisition costs deferred
                during the year                      262,257,543      190,995,588      106,063,698

              Acquisition costs amortized
                during the year                       72,846,466       22,577,053        9,850,924
                                                    ------------     ------------     ------------

              Balance at end of year                $628,051,995     $438,640,918     $270,222,383
                                                    ============     ============     ============


         I.   Separate Accounts

              Assets and liabilities in Separate Accounts are shown as separate captions in the consolidated statements of financial condition. Separate Account assets consist principally of long term bonds, investments in mutual funds and short-term securities, all of which are carried at fair value.

              Included in Separate Account liabilities are $773,066,633 and $644,233,883 at December 31, 1997 and 1996, respectively, relating to annuity contracts for which the contractholder is guaranteed a fixed rate of return. Separate Account assets of $773,066,633 and $644,233,883 at December 31, 1997 and 1996, respectively, consisting of long term bonds, short term securities, transfers due from general account and cash are held in support of these annuity contracts, pursuant to state regulation.

         J.   Fair Values of Financial Instruments

              The methods and assumptions used to determine the fair value of financial instruments are as follows:

              Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

              Fair values of investments in mutual funds are based on quoted market prices.

              The carrying value of cash and cash equivalents approximates fair value due to the short-term nature of these investments.

              Fair values of certain financial instruments, such as future fees payable to the parent and surplus notes are not readily determinable and are excluded from fair value disclosure requirements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         K.  Income Taxes

             The Company is included in the consolidated federal income tax return of Skandia U.S. Holding Corporation and its subsidiaries. In accordance with the tax sharing agreement, the federal and state income tax provision is computed on a separate return basis, as adjusted for consolidated items, such as net operating loss carryforwards.

             Income taxes are provided in accordance with the SFAS 109, "Accounting for Income Taxes", which requires the asset and liability method of accounting for deferred taxes. The object of this method is to recognize an asset and liability for the expected future tax effects due to temporary differences between the financial reporting and the tax basis of assets and liabilities, based on enacted tax rates and other provisions of the tax law.


         L.  Translation of Foreign Currency

             The financial position and results of operations of the Company's Mexican subsidiary are measured using local currency as the functional currency. Assets and liabilities of the subsidiary are translated at the exchange rate in effect at each year-end. Statements of operations and shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in shareholder's equity.

         M.  Estimates

             The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve policy lapses, investment return and maintenance expenses. Actual results could differ from those estimates.

         N.  Reinsurance

             The Company cedes reinsurance under modified co-insurance arrangements. The reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity business. The reinsurance is effected under quota share contracts.

             The Company also reinsures certain mortality risks. These risks result from the guaranteed minimum death benefit feature in the variable annuity products.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


3.       INVESTMENTS

         The amortized cost, gross unrealized gains (losses) and estimated fair value of available-for-sale and held-to-maturity fixed maturities and investments in mutual funds as of December 31, 1997 and 1996 are shown below. All securities held at December 31, 1997 are publicly traded.

         Investments in fixed maturities as of December 31, 1997 consisted of the following:

                                                            Held-to-Maturity
                                                            ----------------

                                                                 Gross               Gross
                                           Amortized          Unrealized          Unrealized             Fair
                                             Cost                Gains              Losses               Value
                                           ---------          ----------          ----------             -----
         U.S. Government
         Obligations                      $3,789,498             $71,197            $  8,517          $3,852,178

         Obligations of State and
         Political Subdivisions               50,000                   -              -                   50,000

         Corporate Securities              5,527,173               1,949              19,487           5,509,635
                                         -----------             -------            --------         -----------

         Totals                           $9,366,671             $73,146             $28,004          $9,411,813
                                          ==========             =======             =======          ==========

                                                       Available-for-Sale
                                                       ------------------

                                                                Gross               Gross
                                         Amortized           Unrealized          Unrealized              Fair
                                           Cost                 Gains              Losses                Value
                                         ---------           ----------          ----------              -----
         U.S. Government
         Obligations                   $  14,999,291         $   201,664              -              $15,200,955

         Obligations of
         State and Political
         Subdivisions                        202,224                 318              -                  202,542

         Corporate
         Securities                       91,469,384           1,505,656            54,869            92,920,171
                                      --------------         -----------          --------          ------------

         Totals                         $106,670,899          $1,707,638           $54,869          $108,323,668
                                        ============          ==========           =======          ============

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 1997 are shown below.


                                                        Held-to-Maturity                  Available-for-Sale
                                                        ----------------                  ------------------

                                                    Amortized          Fair             Amortized          Fair
                                                      Cost             Value              Cost             Value
                                                    ---------          -----            ---------          -----

         Due in one year or less                    $1,049,977      $1,050,001      $   2,990,584       $  2,992,050

         Due after one through five years            8,062,630       8,105,822         26,857,218         27,121,041

         Due after five through ten years              254,064         255,990         76,823,097         78,210,577
                                                    ----------      ----------       ------------       ------------

                          Total                     $9,366,671      $9,411,813       $106,670,899       $108,323,668
                                                    ==========      ==========       ============       ============

         Investments in fixed maturities as of December 31, 1996 consisted of the following:

                                                                   Held-to-Maturity
                                                                   ----------------

                                                               Gross                Gross
                                       Amortized            Unrealized           Unrealized               Fair
                                         Cost                  Gains               Losses                 Value
                                       ---------            ----------           ----------               -----

         U.S. Government
         Obligations                  $  4,299,803              $88,268            $22,937            $  4,365,134

         Obligations of
         State and Political
         Subdivisions                      250,119                  229               -                    250,348

         Corporate
         Securities                      5,540,447                    -             62,660               5,477,787
                                       -----------            ----------          --------             -----------

         Totals                        $10,090,369              $88,497            $85,597             $10,093,269
                                       ===========              =======            =======             ===========


                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


                                                     Available for Sale
                                                     ------------------


                                                               Gross              Gross
                                       Amortized            Unrealized         Unrealized             Fair
                                         Cost                  Gains             Losses               Value
                                       ---------            ----------         ----------             -----

         U.S. Government
         Obligations                   $14,508,780               -             $  79,745           $14,429,035

         Obligations of
         State and Political
         Subdivisions                      202,516                  26              -                  202,542

         Other Government
         Obligations                     5,047,790               -                 7,440             5,040,350

         Corporate
         Securities                     68,101,413              83,312           486,928            67,697,797
                                       -----------             -------          --------           -----------

         Totals                        $87,860,499             $83,338          $574,113           $87,369,724
                                       ===========             =======          ========           ===========


         Proceeds from sales of fixed maturities during 1997, 1996 and 1995 were $5,055,550, $8,732,390 and $0, respectively. Proceeds from maturities during 1997, 1996 and 1995 were $5,700,000, $215,000 and $100,000, respectively.

         The cost, gross unrealized gains (losses) and fair value of investments in mutual funds at December 31, 1997 and 1996 are shown below:

                                                            Gross                Gross
                                                         Unrealized           Unrealized           Fair
                                       Cost                 Gains               Losses             Value
                                       ----              ----------           ----------           -----

         1997                        $6,895,821             $43,506            $228,476           $6,710,851
                                     ==========             =======            ========           ==========

         1996                        $2,638,695             $59,278           $  60,242           $2,637,731
                                     ==========             =======           =========           ==========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         Net realized investment gains (losses) were as follows for the years ended December 31:

                                               1997             1996              1995
                                               ----             ----              ----
         Fixed Maturities:
           Gross gains                    $    9,800         $    -             $   -
           Gross losses                          -                -                 -
         Investment in Mutual Funds:
           Gross gains                       115,824            139,814           65,236
           Gross losses                      (38,521)            (5,351)         (28,462)
                                          ----------        -----------         --------

         Totals                            $  87,103           $134,463          $36,774
                                           =========           ========          =======


4.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31, 1997, 1996 and 1995 were as follows:

                                                               1997                  1996                 1995
                                                               ----                  ----                 ----

         Fixed maturities                                   $6,616,560            $   836,591        $   629,743
         Cash and cash equivalents                           1,153,790                684,653            986,932
         Investment in mutual funds                            553,864                143,737             59,895
         Policy loans                                           28,243                  5,274              4,025
                                                            ----------             ----------         ----------

         Total investment income                             8,352,457              1,670,255          1,680,595

         Investment expenses                                   171,384                 84,436             79,921
                                                            ----------             ----------         ----------

         Net investment income                              $8,181,073             $1,585,819         $1,600,674
                                                            ==========             ==========         ==========


5.       INCOME TAXES

         The significant components of income tax expense (benefit) are as follows:

                                                            1997                    1996                 1995
                                                            ----                    ----                 ----

         Current tax expense                              $20,108,348           $12,865,120            $397,360

         Deferred tax benefit                              (9,630,602)          (16,903,477)                  -
                                                          -----------            ----------            --------

         Total income tax expense (benefit)               $10,477,746           $(4,038,357)           $397,360
                                                          ===========           ============           ========


                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         The tax effects of significant items comprising the Company's deferred tax balance as of December 31, 1997 and 1996, are as follows:

                                                                        1997                       1996
                                                                        ----                       ----
         Deferred Tax (Liabilities):
             Deferred acquisition costs                            ($159,765,795)              ($103,072,477)
             Payable to reinsurer                                    (25,369,078)                (23,025,326)
             Policy fees                                                (656,311)                   (491,640)
             Unrealized investment gains and losses                     (513,731)                    172,109
                                                                   -------------               --------------

             Total                                                  (186,304,915)               (126,417,334)
                                                                    ------------                ------------

         Deferred Tax Assets:
             Net separate account liabilities                        175,872,109                 121,092,798
             Reserve for future contractowner benefits                15,121,555                  12,686,078
             Other reserve differences                                10,534,160                   4,527,886
             Deferred compensation                                     7,186,789                   4,392,526
             Surplus notes interest                                    2,728,676                     548,730
             Foreign exchange translation                                154,020                     141,996
             Other                                                       881,975                     244,902
                                                                   -------------               -------------

             Total                                                   212,479,284                 143,634,916
                                                                    ------------                ------------

             Net deferred tax balance                               $ 26,174,369                $ 17,217,582
                                                                    ============                ============

         Management believes that based on the taxable income produced in the current year and the continued growth in annuity products, the Company will produce sufficient taxable income in the future to realize its deferred tax asset. As such, the Company released the deferred tax valuation allowance of $9,324,853 in 1996.

         The income tax expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                                  1997                1996                1995
                                                                  ----                ----                ----

         Income (loss) before taxes                           $38,025,279         $22,584,667         ($2,170,660)
             Income tax rate                                           35%                 35%                 35%
                                                              -----------         -----------         -----------

         Tax expense at federal
             statutory income tax rate                         13,308,848           7,904,633            (759,731)

         Tax effect of:
             Change in valuation allowance                         -               (9,324,853)          1,680,339
             Dividend received deduction                       (4,585,000)         (2,266,051)           (477,139)
             Other                                                866,973            (707,685)            (48,821)

         State income taxes                                       886,925             355,599               2,712
                                                              -----------         -----------         -----------

         Income tax expense (benefit)                         $10,477,746        ($ 4,038,357)        $   397,360
                                                              ===========         ===========         ===========


                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


6.       RECEIVABLE FROM/PAYABLE TO AFFILIATES

         Certain operating costs (including personnel, rental of office space, furniture, and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology Corporation, an affiliated company; and likewise, the Company has charged operating costs to American Skandia Investment Services, Incorporated, an affiliated company. The total cost to the Company for these items was $5,572,404, $11,581,114 and $12,687,337 for the years ended December
         31, 1997, 1996 and 1995, respectively. Income received for these items was $3,224,645, $1,148,364 and $396,573 for the years ended December
         31, 1997, 1996 and 1995, respectively. Amounts receivable from affiliates under these arrangements were $548,887 and $548,792 as of December 31, 1997 and 1996, respectively. Amounts payable to affiliates under these arrangements were $263,742 and $619,089 as of December 31, 1997 and 1996, respectively.

7.        FUTURE FEES PAYABLE TO PARENT

         On December 17, 1996, the Company sold to its Parent, effective September 1, 1996, certain rights to receive future fees and charges expected to be realized on the variable portion of a designated block of deferred annuity contracts issued during the period from January 1, 1994 through June 30, 1996 (Transaction 1996-1). In addition, the Company entered into the following similar transactions during 1997:


                            Closing          Effective         Contract Issue
         Transaction         Date              Date                Period
         -----------        -------          ---------         --------------

           1997-1           7/23/97          6/1/97         3/1/96   -  4/30/97
           1997-2          12/30/97         12/1/97         5/1/95   - 12/31/96
           1997-3          12/30/97         12/1/97         5/1/96   - 10/31/97


         In connection with these transactions, the Parent, through a trust, issued collateralized notes in a private placement which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase Agreements, the rights sold provide for the Parent to receive 80% (100% for Transaction 1997-3) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (6.0 to 8.0 years). The Company did not sell the right to receive future fees and charges after the expiration of the surrender charge period.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         The proceeds from the sales have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The present value of the transactions (discounted at 7.5%) as of the respective Effective Date was as follows:
                                                                    Present
                          Transaction                                Value
                          -----------                               -------

                             1996-1                          $    50,221,438
                             1997-1                               58,766,633
                             1997-2                               77,551,736
                             1997-3                               58,193,264

         Payments representing fees and charges realized during the period January 1, 1997 through December 31, 1997 in the aggregate amount of $22,250,158, were made by the Company to the Parent. Interest expense of $6,842,469 has been included in the statement of operations.

         Expected payments of future fees payable to Parent are as follows:

                              Year Ending
                              December 31,                           Amount
                              ------------                           ------

                                 1998                           $   39,637,610
                                 1999                               41,845,736
                                 2000                               43,500,530
                                 2001                               40,738,800
                                 2002                               34,533,624
                                 2003                               22,835,020
                                 2004                                9,490,399
                                 2005                                  452,099
                                                                --------------
                                 Total                          $  233,033,818
                                                                ==============

         The Commissioner of the State of Connecticut has approved the sale of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to stop the payments due to the Parent under the Purchase Agreement subject to certain terms and conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


8.       LEASES

         The Company leases office space under a lease agreement established in 1989 with American Skandia Information Services and Technology Corporation. The lease expense for 1997, 1996 and 1995 was $2,427,502, $1,583,391 and $1,218,806, respectively. Future minimum lease payments per year and in aggregate as of December 31, 1997 are as follows:

                              1998                                $  2,371,509
                              1999                                   2,595,272
                              2000                                   2,753,324
                              2001                                   2,753,324
                              2002                                   2,753,324
                              2003 and thereafter                   21,465,933
                                                                  ------------

                              Total                                $34,692,686


9.       RESTRICTED ASSETS

         In order to comply with certain state insurance departments' requirements, the Company maintains cash, bonds and notes on deposit with various states. The carrying value of these deposits amounted to $3,756,572 and $3,766,564 as of December 31, 1997, and 1996,
         respectively. These deposits are required to be maintained for the protection of contractowners within the individual states.


10.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory basis shareholder's equity was $294,585,500, $275,835,076 and $132,493,899 at December 31, 1997, 1996 and 1995, respectively.

         The statutory basis net loss was $8,970,459,  $5,405,179 and $7,183,003 for the years ended December 31, 1997, 1996 and 1995, respectively.

         Under state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance departments is subject to restrictions relating to statutory surplus and net gain from operations. At December 31, 1997, no amounts may be distributed without prior approval.

11.      EMPLOYEE BENEFITS

         In 1989, the Company established a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company contributes 3% of salary for all participating employees and matches employee contributions at a 50% level up to an additional 3% Company contribution. Company contributions to this plan on behalf of the participants were $1,220,214, $850,111 and $627,161 for the years ended December 31, 1997, 1996 and 1995, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         The Company and an affiliate cooperatively have a long-term incentive plan under which units are awarded to executive officers and other personnel. The program consists of multiple plans. A new plan is instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the plan. The accrued liability representing the value of these units is $15,720,067 and $9,212,369 as of December 31, 1997 and 1996, respectively. Payments under this plan were $1,118,803, $601,603 and $0 for the years ended December 31, 1997, 1996, and 1995, respectively.

         In 1994, the Company established a deferred compensation plan which is available to the internal field marketing staff and certain officers. Company contributions to this plan on behalf of the participants were $269,616 in 1997, $244,601 in 1996 and $139,209 in 1995.


12.      REINSURANCE

         The effect of the reinsurance agreements on the Company's operations was to reduce annuity charges and fee income, death benefit expense and policy reserves. The effect of reinsurance for the years ended December 31, 1997, 1996 and 1995 are as follows:


         1997
                                Annuity            Change in Annuity         Return Credited
                           Charges and Fees         Policy Reserves         to Contractowners
                           ----------------        -----------------        -----------------

         Gross               $144,417,045              $955,677               ($1,971,959)
         Ceded                 23,259,199               918,407                    46,676
                             ------------             ---------                ----------
         Net                 $121,157,846             $  37,270               ($2,018,635)
                             ============             =========                ==========


         1996
                                Annuity            Change in Annuity         Return Credited
                           Charges and Fees         Policy Reserves         to Contractowners
                           ----------------        -----------------        -----------------

         Gross                $87,369,693              $814,306                  $779,070
         Ceded                 17,590,171               179,766                   106,435
                              -----------              --------                  --------
         Net                  $69,779,522              $634,540                  $672,635
                              ===========              ========                  ========

         1995
                                Annuity            Change in Annuity         Return Credited
                           Charges and Fees         Policy Reserves         to Contractowners
                           ----------------        -----------------        -----------------

         Gross                $50,334,280            ($4,790,714)              $10,945,831
         Ceded                 11,496,922              1,988,042                   332,973
                              -----------             ----------               -----------
         Net                  $38,837,358            ($6,778,756)              $10,612,858
                              ===========             ==========               ===========

         Such ceded reinsurance does not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


13.      SURPLUS NOTES

The Company has issued surplus notes to its Parent in exchange for cash. Surplus notes outstanding as of December 31, 1997, 1996 and 1995 were as follows:

                                                          Interest for the
                                                      Years Ended December 31,
                                                      ------------------------
                                                           Interest
              Issue Date                 Amount              Rate           1997               1996            1995
              ----------                 ------              ----           ----               ----            ----

         December 29, 1993             $  20,000,000         6.84%      $  1,387,000       $  1,390,800      $1,387,000
         February 18, 1994                10,000,000         7.28%           738,111            740,133         738,111
         March 28, 1994                   10,000,000         7.90%           800,972            803,167         800,972
         September 30, 1994               15,000,000         9.13%         1,388,521          1,392,325       1,388,521
         December 28, 1994                14,000,000         9.78%         1,388,217          1,392,020       1,392,008
         December 19, 1995                10,000,000         7.52%           762,444            764,533          27,156
         December 20, 1995                15,000,000         7.49%         1,139,104          1,142,225          37,450
         December 22, 1995                 9,000,000         7.47%           681,638            683,505          18,675
         June 28, 1996                    40,000,000         8.41%         3,410,722          1,747,411            -
         December 30, 1996                70,000,000         8.03%         5,699,069             31,228            -
                                        ------------                     -----------       ------------      ----------

         Total                          $213,000,000                     $17,395,798        $10,087,347      $5,789,893
                                        ============                     ===========        ===========      ==========


         All surplus notes mature 7 years from the issue date.

         Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 1997 and 1996, $7,796,218 and $1,567,800, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.


14.      SHORT-TERM BORROWING

         The Company has a $10,000,000 loan from the parent which matures on March 10, 1998 and bears interest at 6.39%. The total interest expense to the Company was $641,532, $642,886 and $709,521 and for the years ended December 31, 1997, 1996 and 1995, respectively, of which $200,575 and $206,361 was payable as of December 31, 1997 and 1996, respectively.


15.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 98% of the Company's separate account liabilities are subject to discretionary withdrawal with market value adjustment by contractholders. Separate account assets which are carried at market value are adequate to pay such withdrawals which are generally subject to surrender charges ranging from 8.5% to 1% for contracts held less than 8 years.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


16.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The  following  table  summarizes   information  with  respect  to  the
         operations of the Company on a quarterly basis:

                                                           Three Months Ended
                                                           ------------------
                       1997                       March 31           June 30          September 30       December 31
                       ----                       --------           -------          ------------       -----------

         Premiums and other insurance
            revenues                              $30,185,820        $34,055,549       $41,102,381        $44,402,368
         Net investment income                      1,368,683          2,626,776         2,031,187          2,154,427
         Net realized capital gains                    20,604             43,460            20,553              2,486
                                                  -----------        -----------       -----------        -----------
         Total revenues                           $31,575,107        $36,725,785       $43,154,121        $46,559,281
                                                  ===========        ===========       ===========        ===========

         Benefits and expenses                    $18,319,281        $30,465,338       $31,179,403        $40,024,993
                                                  ===========        ===========       ===========        ===========

         Net income                              $  8,995,975       $  3,646,787      $  8,621,412       $  6,283,359
                                                 ============       ============      ============       ============

                                                           Three Months Ended
                                                           ------------------
                       1996                       March 31          June 30           September 30       December 31
                       ----                       --------          -------           ------------       -----------

         Premiums and other insurance
            revenues                              $16,605,765        $20,452,733       $22,366,166        $26,933,702
         Net investment income                        455,022            282,926           270,092            577,779
         Net realized capital gains                    92,072             13,106             5,606             23,679
                                                  -----------        -----------       -----------        -----------
         Total revenues                           $17,152,859        $20,748,765       $22,641,864        $27,535,160
                                                  ===========        ===========       ===========        ===========

         Benefits and expenses                    $12,725,411       $  9,429,735       $17,007,137        $25,191,857
                                                  ===========       ============       ===========        ===========

         Net income                              $  2,658,941       $  7,695,490      $  2,538,513        $14,470,976
                                                 ============       ============      ============        ===========

                                                           Three Months Ended
                                                           ------------------
                       1995                       March 31          June 30           September 30       December 31
                       ----                       --------          -------           ------------       -----------

         Premiums and other insurance
            revenues                            $  8,891,903        $10,066,478        $11,960,530       $14,189,048
         Net investment income                       551,690            434,273            293,335           321,376
         Net realized capital gains (losses)         (16,082)              (370)            44,644             8,582
                                                ------------        -----------        -----------       -----------
         Total revenues                         $  9,427,511        $10,500,381        $12,298,509       $14,519,006
                                                ============        ===========        ===========       ===========

         Benefits and expenses                   $11,438,798       $  9,968,595        $11,600,587       $15,908,087
                                                 ===========       ============        ===========       ===========

         Net income (loss)                     ($  2,026,688)     $     531,486      $     678,312      ($ 1,751,130)
                                                =============     =============      =============      ============

         As described in Note 5, the valuation allowance relating to deferred income taxes was released during the three months ended December 31, 1996.

                                   APPENDIX B

                            SHORT DESCRIPTIONS OF THE
      UNDERLYING MUTUAL FUNDS' PORTFOLIO INVESTMENT OBJECTIVES AND POLICIES

The investment objectives for each underlying mutual fund are in bold face. Please refer to the prospectuses of each underlying mutual fund for more complete details and risk factors applicable to certain portfolios.

                             American Skandia Trust

Lord Abbett Growth and Income Portfolio: The investment objective of the Lord Abbett Growth and Income Portfolio is long-term growth of capital and income while attempting to avoid excessive fluctuations in market value. This objective will be pursued by investing in securities which are selling at reasonable prices in relation to value. Normally, investments will be made in common stocks of seasoned companies which are expected to show above-average growth and which the Sub-advisor believes to be in sound financial condition.

Lord Abbett Small Cap Value Portfolio: The investment objective of the Lord Abbett Small Cap Value Portfolio is to seek long-term capital appreciation. This is a fundamental objective of the Portfolio. The Portfolio will seek its objective through investments primarily in equity securities, which are believed to be undervalued in the marketplace. The Portfolio seeks companies which are primarily small-sized, based on the value of their outstanding stock. As a result, under normal circumstances, at least 65% of the Portfolio's total assets will be invested in common stocks issued by smaller, less well-known companies (with market capitalizations of less than $1 billion) selected on the basis of fundamental investment analysis. Smaller companies may carry more risk than larger companies. Generally, small companies rely on limited product lines and markets, financial resources, or other factors, and this may make them more susceptible to setbacks or economic downturns. Small capitalized companies may be more volatile in price, normally have fewer shares outstanding and trade less frequently than large companies. The Portfolio may invest up to 35% of its total assets in the securities of issuers without regard to their size or the market capitalization of their common stock. Dividend and investment income is of incidental importance, and the Portfolio may invest in securities, which do not produce any income. Although the Portfolio typically will hold a large, diversified number of securities identified through a quantitative, value-driven investment strategy, it does entail above-average investment risk in comparison to the overall U.S. stock market. The Portfolio also may invest in preferred stocks and bonds, which have either attached warrants or a conversion privilege into common stocks. In addition, the Portfolio may purchase options on stocks that it holds as protection against a significant price decline; purchase and sell stock index options and futures to hedge overall market risk and the investment of cash flows; and write listed put and listed covered call options. The Sub-advisor will use such techniques as market conditions warrant. The Portfolio's ability to use these strategies may be limited by market conditions, regulatory limitations and tax considerations and there can be no assurance that any of these strategies will succeed. The Portfolio may purchase and sell stock index futures, which are traded on a commodities exchange or board of trade for certain hedging and risk management purposes, in accordance with regulations of the Commodities Futures Trading Commission. The Portfolio may invest up to 35% of its net assets (at the time of investment) in securities that are primarily traded in foreign countries. The Portfolio may enter into forward foreign currency contracts. The Portfolio also may purchase foreign currency put options and write foreign currency call options on U.S. exchanges or U.S. over-the-counter markets. The Portfolio may, on occasion, enter into repurchase agreements whereby the seller of a security agrees to repurchase that security at a mutually agreed-upon time and price. The Portfolio may purchase or sell securities on a when-issued or delayed delivery basis. The Portfolio may invest in (a) other investment companies to the extent permitted under applicable law, and (b) straight bonds or other debt securities, including lower rated, high-yield bonds.

JanCap Growth Portfolio: The investment objective of the JanCap Growth Portfolio is growth of capital in a manner consistent with the preservation of capital. Realization of income is not a significant investment consideration and any income realized on investments, therefore, will be incidental to this objective. The objective will be pursued by emphasizing investments in common stocks. Common stock investments will be in industries and companies that the Portfolio's sub-advisor believes are experiencing favorable demand for their products and services, and which operate in a favorable competitive and regulatory environment. Investments may be made to a lesser degree in preferred stocks, convertible securities, warrants, and debt securities of U.S. issuers, when the Portfolio's sub-advisor perceives an opportunity for capital growth from such securities or so that a return may be received on the Portfolio's idle cash. Debt securities which the Portfolio may purchase include corporate bonds and debentures (not to exceed 5% of net assets in bonds rated below investment grade), mortgage-backed and asset-backed securities, zero-coupon bonds, indexed/structured notes, high-grade commercial paper, certificates of deposit and repurchase agreements. Securities of foreign issuers, including securities of foreign governments and Euromarket securities, also may be purchased. Although it is the general policy of the JanCap Growth Portfolio to purchase and hold securities for capital growth, changes will be made whenever the Portfolio's sub-advisor believes they are advisable. Because investment changes usually will be made without reference to the length of time a security has been held, a significant number of short-term transactions may result. The Portfolio may also invest in short-term debt securities, including money market funds managed by the Sub-advisor, as a means of receiving a return on idle cash.

Investments also may be made in "special situations" from time to time. A "special situation" arises when, in the opinion of the Portfolio's sub-advisor, the securities of a particular company will be recognized and appreciate in value due to a specific development, such as a technological breakthrough, management change or a new product at that company. Subject to certain limitations, the JanCap Growth Portfolio may purchase and write options on securities (including index options) and options on foreign currencies, and may invest in futures contracts on securities, financial indices and foreign currencies, ("futures contracts"), options on futures contracts, forward contracts and swaps and swap-related products. These instruments will be used primarily for hedging purposes. Investment of up to 15% of the JanCap Growth Portfolio's total assets may be made in securities that are considered illiquid because of the absence of a readily available market or due to legal or contractual restrictions.

AST Janus Overseas Growth Portfolio: The investment objective of the AST Janus Overseas Growth Portfolio is to seek long-term growth of capital. The Portfolio pursues its objective primarily through investments in common stocks of issuers located outside the United States. The Portfolio normally invests at least 65% of its total assets in securities of issuers from at least five different countries, excluding the United States; however, it may at times invest in U.S. issuers and it may at times invest all of its assets in fewer than five countries or even a single country. The Portfolio invests primarily in common stocks of foreign issuers selected for their growth potential. The Portfolio may invest to a lesser degree in other types of securities, including preferred stocks, warrants, convertible securities and debt securities. The Portfolio may also invest in short-term debt securities, including money market funds managed by the Sub-advisor, as a means of receiving a return on idle cash.

When the Sub-advisor believes that market conditions are not favorable for profitable investing or when the Sub-advisor is otherwise unable to locate favorable investment opportunities, the Portfolio's investments may be hedged to a greater degree and/or its cash or similar investments may increase; therefore, it does not always stay fully invested in stocks and bonds. The Portfolio may invest in "special situations" from time to time. A special situation arises when, in the opinion of the Sub-advisor, the securities of a particular issuer will be recognized and appreciate in value due to a specific development with respect to that issuer. Investment in special situations may carry an additional risk of loss in the event that the anticipated development does not occur or does not attract the expected attention.

The Sub-advisor generally takes a "bottom up" approach to building the Portfolio. In other words, the Sub-advisor seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large regardless of country of organization or place of principal business activity.

The Portfolio may use options, futures and other types of derivatives as well as forward foreign currency contracts for hedging purposes or as a means of enhancing return. The Portfolio intends to use most derivative instruments primarily to hedge the value of its portfolio against potential adverse movements in securities prices, foreign currency markets or interest rates. Although the Sub-advisor believes the use of derivative instruments will benefit the Portfolio, the Portfolio's performance could be worse than if the Portfolio had not used such instruments if the Sub-advisor's judgment proves incorrect.

The Portfolio may invest up to 15% of its net assets in illiquid investments, including restricted securities or private placements that are not deemed to be liquid by the Sub-advisor. The Portfolio may invest up to 35% of its net assets in corporate debt securities that are rated below investment grade (securities rated BB or lower by Standard & Poor's Ratings Services ("Standard & Poor's") or Ba or lower by Moody's Investors Services, Inc. ("Moody's") (commonly referred to as "junk bonds")). The Portfolio may also invest in unrated debt securities of foreign and domestic issuers. The Portfolio generally intends to purchase securities for long-term investment rather than short-term gains.

AST Money Market Portfolio: The investment objective of the AST Money Market Portfolio are to maximize current income and maintain high levels of liquidity. The Portfolio attempts to accomplish its objectives by maintaining a dollar-weighted average maturity of not more than 90 days and by investing in the types of securities described below which have effective maturities of not more than 397 days. Investments may include obligations of the United States government, its agencies or instrumentalities; certificates of deposit, time deposits and bankers' acceptances of certain financial institutions which have more than $2 billion in total assets; commercial paper and corporate bonds; asset-backed securities; and repurchase and reverse repurchase agreements. Securities may be purchased on a when-issued or delayed delivery basis. Subject to applicable investment restrictions, the AST Money Market Portfolio also may lend its securities.

Federated High Yield Portfolio: The investment objective of the Federated High Yield Portfolio is to seek high current income by investing primarily in a diversified portfolio of fixed income securities. The Portfolio will invest at least 65% of its assets in lower-rated (BBB or lower) fixed rate corporate debt obligations. Investments of this type are subject to a greater risk of loss of principal and interest than investments in higher rated securities and are generally considered to be high risk. The fixed rate corporate debt obligations in which the Portfolio intends to invest are usually not in the three highest rating categories of a nationally recognized rating organization (AAA, AA, or A for Standard & Poor's and Aaa, Aa or A for Moody's) but are in the lower rating categories or are unrated but are of comparable quality and are regarded as predominantly speculative. Lower-rated or unrated bonds are commonly referred to as "junk bonds". There is no minimal acceptable rating for a security to be purchased or held in the Portfolio, and the Portfolio may, from time to time, purchase or hold securities rated in the lowest rating category or securities that may be in default. Under normal circumstances, the Portfolio will not invest more than 10% of the value of its total assets in equity securities. The fixed income securities in which the Portfolio may invest include, but are not limited to: preferred stocks, bonds, debentures, notes, equipment lease certificates and equipment trust certificates.

T. Rowe Price Asset Allocation Portfolio: The investment objective of the T. Rowe Price Asset Allocation Portfolio is to seek a high level of total return by investing primarily in a diversified group of fixed income and equity securities. The Portfolio is designed to balance the potential appreciation of common stocks with the income and principal stability of bonds over the long term. Under normal market conditions over the long-term, the Portfolio expects to allocate its assets so that approximately 40% of such assets will be in fixed income securities and approximately 60% in equity securities.

The Portfolio's fixed income securities will be allocated among investment grade, high yield and non-dollar debt securities. The weighted average maturity for this portion of the Portfolio is generally expected to be intermediate, although it may vary significantly. High-yielding, income-producing debt securities (commonly referred to as "junk bonds") and preferred stocks including convertible securities may be purchased without regard to maturity, however, the average maturity of the bonds is expected to be approximately 10 years, although it may vary if market conditions warrant. Quality will generally range from lower-medium to low and the Portfolio may also purchase bonds in default if, in the opinion of the Sub-advisor, there is significant potential for capital appreciation.

The Portfolio's equity securities will be allocated among large and small-cap U.S. and non-dollar equity securities. Large-cap will generally be stocks of well-established companies with capitalization over $1 billion which can produce increasing dividend income. Small-cap will be common stocks of small companies or companies which offer the possibility of accelerated earnings growth because of rejuvenated management, new products or structural changes in the economy. Current income is not a factor in the selection of these stocks.

T. Rowe Price International Equity Portfolio: The investment objective of the T. Rowe Price International Equity Portfolio is to seek a total return on its assets from long-term growth of capital and income, principally through investments in common stocks of established, non-U.S. companies. Investments may be made solely for capital appreciation or solely for income or any combination of both for the purpose of achieving a higher overall return. Total return consists of capital appreciation or depreciation, dividend income, and currency gains or losses. The Portfolio intends to diversify investments broadly among countries and to normally have at least three different countries represented in the Portfolio. The Portfolio may invest in countries of the Far East and Western Europe as well as South Africa, Australia, Canada and other areas (including developing countries). Under unusual circumstances, the Portfolio may invest substantially all of its assets in one or two countries. The Portfolio may also invest in a variety of other equity-related securities, such as preferred stocks, warrants, and convertible securities, as well as corporate and governmental debt securities, when considered consistent with the Portfolio's investment objective and program.

T. Rowe Price Natural Resources: The investment objective of the T. Rowe Price Natural Resources Portfolio is to seek long-term growth of capital through investment primarily in common stocks of companies which own or develop natural resources and other basic commodities. Current income is not a factor in the selection of stocks for investment by the Portfolio. Total return will consist primarily of capital appreciation (or depreciation). The Portfolio will invest primarily (at least 65% of its total assets) in common stocks of companies which own or develop natural resources and other basic commodities. However, it may also purchase other types of securities, such as selected, non-resource growth companies, foreign securities, convertible securities and warrants, when considered consistent with the Portfolio's investment objective and policies. The Portfolio may also engage in a variety of investment management practices, such as buying and selling futures and options.

Some of the most important factors evaluated by the Sub-advisor in selecting natural resource companies are the capability for expanded production, superior exploration programs and production facilities, and the potential to accumulate new resources. The Portfolio expects to invest in those natural resource companies which own or develop energy sources (such as oil, gas, coal and uranium), precious metals, forest products, real estate, nonferrous metals, diversified resources, and other basic commodities which, in the opinion of the Sub-advisor, can be produced and marketed profitably during periods of rising labor costs and prices. However, the percentage of the Portfolio's assets invested in natural resource and related businesses versus the percentage invested in non-resource companies may vary greatly depending upon economic monetary conditions and the outlook for inflation. The earnings of natural resource companies may be expected to follow irregular patterns, because these companies are particularly influenced by the forces of nature and international politics. Companies which own or develop real estate might also be subject to irregular fluctuations of earnings, because these companies are affected by changes in the availability of money, interest rates, and other factors.

The Portfolio may invest up to 50% of its total assets in foreign securities. These include non-dollar denominated securities traded outside of the U.S. and dollar denominated securities traded in the U.S. (such as ADRs). Some of the countries in which the Portfolio may invest may be considered to be developing and may involve special risks. The Portfolio will not purchase a non-investment grade debt security (or junk bond) if immediately after such purchase the Portfolio would have more than 10% of its total assets invested in such securities. Junk bonds are regarded as predominantly speculative and high risk. The Portfolio may invest up to 10% of its total assets in hybrid instruments. Such instruments may take a variety of forms, such as debt instruments with interest or principal payments determined by reference to the value of a currency, security index or commodity at a future point in time.

T. Rowe Price International Bond Portfolio: The investment objective of the T. Rowe Price International Bond Portfolio is to provide high current income and capital appreciation by investing in high-quality, non dollar-denominated government and corporate bonds outside the United States. The Portfolio is intended for long-term investors who can accept the risks associated with investing in international bonds. Total return consists of income after expenses,  bond  price  gains (or  losses)  in terms of the local  currency  and currency gains (or losses). The value of the Portfolio will fluctuate in response to various economic factors, the most important of which are fluctuations in foreign currency exchange rates and interest rates. Because the Portfolio's investments are primarily denominated in foreign currencies, exchange rates are likely to have a significant impact on total Portfolio performance. Investors should be aware that exchange rate movements can be significant and endure for long periods of time.

The Portfolio will invest at least 65% of its assets in high-quality, non dollar-denominated government and corporate bonds outside the United States. The Portfolio may also invest up to 20% of its assets in below investment-grade, high-risk bonds, including bonds in default or those with the lowest rating. Defaulted bonds are acquired only if the Sub-advisor foresees the potential for significant capital appreciation. Securities rated below investment-grade are commonly referred to as "junk bonds" and involve greater price volatility and higher degrees of speculation with respect to the payment of principal and interest than higher quality fixed-income securities.

The Portfolio may also invest more than 5% of its assets in the fixed-income securities of individual foreign governments. The Portfolio generally will not invest more than 5% of its assets in any individual corporate issuer. Since, as a nondiversified investment company, the Portfolio is permitted to invest a greater proportion of its assets in the securities of a smaller number of issuers, the Portfolio may be subject to greater credit risk with respect to its portfolio securities than an investment company that is more broadly diversified.

Because of the Portfolio's long-term investment objective, investors should not rely on an investment in the Portfolio for their short-term financial needs and should not view the Portfolio as a vehicle for playing short-term swings in the international bond and foreign exchange markets. Shares of the Portfolio alone should not be regarded as a complete investment program. Also, investors should be aware that investing in international bonds may involve a higher degree of risk than investing in U.S. bonds.

T. Rowe Price Small Company Value Portfolio: The investment objective of the T. Rowe Price Small Company Value Portfolio is to provide long-term capital appreciation by investing primarily in small-capitalization stocks that appear to be undervalued. Reflecting a value approach to investing, the Portfolio will seek the stocks of companies whose current stock prices do not appear to adequately reflect their underlying value as measured by assets, earnings, cash flow, or business franchises. The Portfolio will invest at least 65% of its total assets in companies with a market capitalization of $1 billion or less that appear undervalued by various measures, such as price/earnings or price/book value ratios. Although the Portfolio will invest primarily in U.S. common stocks, it may also purchase other types of securities, for example, foreign securities, convertible stocks and bonds, and warrants when considered consistent with the Portfolio's investment objective and policies. Small companies--those with a capitalization (market value) of $1 billion or less--may offer greater potential for capital appreciation since they are often overlooked or undervalued by investors. Investing in small companies involves greater risk, as well as greater opportunity, than is customarily associated with more established companies.

The Portfolio may invest in debt or preferred equity securities convertible into or exchangeable for equity securities. The Portfolio may invest up to 20% of its total assets (excluding reserves) in foreign securities. These include nondollar-denominated securities traded outside of the U.S. and dollar-denominated securities of foreign issuers traded in the U.S. (such as ADRs). Some of the countries in which the Portfolio may invest may be considered to be developing and may involve special risks. The Portfolio may invest in debt securities of any type without regard to quality or rating. The Portfolio will not purchase a noninvestment-grade debt security (or junk bond) if immediately after such purchase the Portfolio would have more than 5% of its total assets invested in such securities.

The Portfolio may invest up to 10% of its total assets in hybrid instruments. Hybrids can have volatile prices and limited liquidity and their use by the Portfolio may not be successful. These instruments (a type of potentially high-risk derivative) can combine the characteristics of securities, futures, and options. The Portfolio may acquire illiquid securities; however, the Portfolio will not invest more than 15% of its net assets in illiquid securities, and not more than 10% of its total assets in restricted securities (other than Rule 144A securities). The Portfolio will hold a certain portion of its assets in U.S. and foreign dollar-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.

The Portfolio may enter into futures contracts (or options thereon) to hedge all or a portion of its portfolio against changes in prevailing levels of interest rates or currency exchange rates, or as an efficient means of adjusting its exposure to the bond, stock, and currency markets. The Portfolio may also write call and put options and purchase put and call options on securities, financial indices, and currencies. The aggregate market value of the Portfolio's securities or currencies covering call or put options will not exceed 25% of the Portfolio's net assets.

Founders Capital Appreciation Portfolio: The investment objective of Founders Capital Appreciation Portfolio is capital appreciation. The Portfolio normally will invest at least 65% of its total assets in common stocks of U.S. companies with market capitalizations or annual revenues of $1.5 billion or less. These stocks normally will be traded in the over-the-counter market. The Portfolio may engage in short-term trading and therefore normally will have annual portfolio turnover rates which are considered to be high. Investment in such companies may involve greater risk than is associated with more established companies. The
Portfolio may invest in convertible securities, preferred stocks, bonds, debentures, and other corporate obligations, when these investments offer opportunities for capital appreciation.

Founders Passport Portfolio: The investment objective of the Founders Passport Portfolio is to seek capital appreciation. To achieve its objective, the Portfolio invests primarily in securities issued by foreign companies which have market capitalizations or annual revenues of $1 billion or less. These securities may represent companies in both established and emerging economies throughout the world. At least 65% of the Portfolio's total assets normally will be invested in foreign securities representing a minimum of three countries. The Portfolio may invest in larger foreign companies or in U.S.-based companies if, in the Sub-advisor's opinion, they represent better prospects for capital appreciation. The Portfolio normally will invest a significant portion of its assets in the securities of small and medium-sized companies. As used with respect to this Portfolio, small and medium-sized companies are those which are still in the developing stages of their life cycles and are attempting to achieve rapid growth in both sales and earnings. Investments in small and medium-sized companies involve greater risk than is customarily associated with more established companies.

The Portfolio may invest in convertible securities, preferred stocks, bonds, debentures, and other corporate obligations when the Sub-advisor believes that these investments offer opportunities for capital appreciation. Current income will not be a substantial factor in the selection of these securities. The Portfolio will only invest in bonds, debentures, and corporate obligations (other than convertible securities and preferred stock) rated investment grade (BBB or higher) at the time of purchase. Bonds in the lowest investment grade category (BBB) have speculative characteristics. Convertible securities and preferred stocks purchased by the Portfolio may be rated in medium and lower categories by Moody's or S&P (Ba or lower by Moody's and BB or lower by S&P), but will not be rated lower than B. The Portfolio may also invest in unrated convertible securities and preferred stocks in instances in which the Sub-advisor believes that the financial condition of the issuer or the protection afforded by the terms of the securities limits risk to a level similar to that of securities eligible for purchase by the Portfolio rated in categories no lower than B. The Portfolio may invest without limit in American Depository Receipts and foreign securities. Foreign investments of the Portfolio may include securities issued by companies located in countries not considered to be major industrialized nations, which involve certain risks. The Portfolio may use futures contracts and options for hedging purposes. The Portfolio may engage in short-term trading and therefore normally will have annual portfolio turnover rates which are considered to be high.

INVESCO Equity Income Portfolio: The investment objective of the INVESCO Equity Income Portfolio is to seek high current income while following sound investment practices. Capital growth potential is an additional, but secondary, consideration in the selection of portfolio securities. The Portfolio seeks to achieve its objective by investing in securities which will provide a relatively high-yield and stable return and which, over a period of years, may also provide capital appreciation. The Portfolio normally will invest at least 65% of its assets in dividend-paying, marketable common stocks of domestic and foreign industrial issuers. The Portfolio also will invest in convertible bonds, preferred stocks and debt securities. The Portfolio may depart from the basic investment objective and assume a defensive position with up to 100% of its assets temporarily invested in high quality corporate bonds, or notes and government issues, or held in cash. The Portfolio's investments in common stocks may decline in value. To minimize the risk this presents, the Portfolio only invests in dividend-paying common stocks of domestic and foreign industrial issuers which are marketable, and will not invest more than 5% of the Portfolio's assets in the securities of any one company or more than 25% of the Portfolio's assets in any one industry. There are no fixed-limitations regarding portfolio turnover. The rate of portfolio turnover may fluctuate as a result of constantly changing economic conditions and market circumstances. Securities initially satisfying the Portfolio's basic objectives and policies may be disposed of when they are no longer suitable. As a result, it is anticipated that the Portfolio's annual portfolio turnover rate may be higher than that of other investment companies seeking current income with capital growth as a secondary consideration.

PIMCO Total Return Bond Portfolio: The investment objective of the PIMCO Total Return Bond Portfolio is to seek to maximize total return, consistent with preservation of capital. The Sub-advisor will seek to employ prudent investment management techniques, especially in light of the broad range of investment instruments in which the Portfolio may invest. The proportion of the Portfolio's assets committed to investment in securities with particular characteristics (such as maturity, type and coupon rate) will vary based on the outlook for the U.S. and foreign economies, the financial markets and other factors. The Portfolio will invest at least 65% of its assets in the following types of securities which may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies: securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; corporate debt securities; corporate commercial paper; mortgage and other asset-backed securities; variable and floating rate debt securities; bank certificates of deposit; fixed time deposits and bankers' acceptances; repurchase agreements and reverse repurchase agreements; obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies or supranational entities; and foreign currency exchange-related securities, including foreign currency warrants. The Portfolio will invest in a diversified portfolio of fixed-income securities of varying maturities with a portfolio duration from three to six years. The Portfolio may invest up to 10% of its assets in fixed income securities that are rated below investment grade (i.e., rated below Baa by Moody's or BBB by S&P or, if unrated, determined by the Sub-advisor to be of comparable quality). These securities are regarded as high risk and predominantly speculative with respect to the issuer's continuing ability to meet principal and interest payments. The Portfolio may also invest up to 20% of its assets in securities denominated in foreign currencies. The "total return" sought by the Portfolio will consist of interest and dividends from underlying securities, capital appreciation reflected in unrealized increases in value of portfolio securities (realized by the shareholder only upon selling shares) or realized from the purchase and sale of securities, and use of futures and options, or gains from favorable changes in foreign currency exchange rates. The Portfolio may invest directly in U.S. dollar- or foreign currency-denominated fixed income securities of non-U.S. issuers. The Portfolio will limit its foreign investments to securities of issuers based in developed countries (including newly industrialized countries, such as Taiwan, South Korea and Mexico). Investing in the securities of issuers in any foreign country involves special risks. The Portfolio will limit its investments in newly industrialized countries to 10% of its assets.

PIMCO Limited Maturity Bond Portfolio: The investment objective of the PIMCO Limited Maturity Bond Portfolio is to seek to maximize total return, consistent with preservation of capital and prudent investment management. The Portfolio will invest at least 65% of its total assets in the following types of securities, which may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies: securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; corporate debt securities; corporate commercial paper; mortgage and other asset-backed securities; variable and floating rate debt securities; bank certificates of deposit, fixed time deposits and bankers' acceptances; repurchase agreements and reverse repurchase agreements; obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies or supranational entities; and foreign currency exchange-related securities, including foreign currency warrants. The Portfolio may hold different percentages of its assets in these various types of securities, and may invest all of its assets in derivative instruments or in mortgage- or asset-backed securities. There are special risks involved in these instruments. The Portfolio will invest in a diversified portfolio of fixed income securities of varying maturities with a portfolio duration from one to three years. The Portfolio may invest up to 10% of its assets in corporate debt securities that are rated below investment grade but rated B or higher by Moody's or S&P (or, if unrated, determined by the
Sub-advisor to be of comparable quality). The Portfolio may also invest up to 20% of its assets in securities denominated in foreign currencies. The "total return" sought by the Portfolio will consist of interest and dividends from underlying securities, capital appreciation reflected in unrealized increases in value of portfolio securities (realized by the shareholder only upon selling shares) or realized from the purchase and sale of securities, and use of futures and options, or gains from favorable changes in foreign currency exchange rates. The Portfolio may invest directly in U.S. dollar- or foreign currency-denominated fixed income securities of non-U.S. issuers. The Portfolio will limit its foreign investments to securities of issuers based in developed countries (including newly industrialized countries, such as Taiwan, South Korea and Mexico). Investing in the securities of issuers in any foreign country involves special risks. The Portfolio will limit its investments in newly industrialized countries to 5% of its assets.

Robertson Stephens Value + Growth Portfolio: The investment objective of the Robertson Stephens Value + Growth Portfolio is to seek capital appreciation. The Portfolio will invest primarily in growth companies believed by the Sub-advisor to have favorable relationships between price/earnings ratios and growth rates in sectors offering the potential for above-average returns.

In selecting investments for the Portfolio, the Sub-advisor's primary emphasis is typically on evaluating a company's management, growth prospects, business operations, revenues, earnings, cash flows, and balance sheet in relationship to its share price. The Sub-advisor may select stocks which it believes are undervalued relative to the current stock price. When the Sub-advisor anticipates that the price of a security will decline, it may sell the security short and borrow the same security from a broker or other institution to complete the sale.

The Portfolio may invest a substantial portion of its assets in securities issued by small companies. Such companies may offer greater opportunities for capital appreciation than larger companies, but investments in such companies may involve certain special risks such as limited product lines, markets and financial or managerial resources. These securities may be less frequently traded and the values may fluctuate more sharply than other securities.

The Portfolio may invest up to 35% of its net assets in securities principally traded in foreign markets. The Portfolio may buy or sell foreign currencies and options and futures contracts on foreign currencies for hedging purposes in connection with its foreign investments. The Portfolio may also at times invest a substantial portion of their assets in securities of issuers in developing countries. Although many of the securities in which the Portfolio may invest are traded on securities exchanges, the Portfolio's securities may trade in limited volume, and the exchanges may not provide all of the conveniences or protections provided by securities exchanges in more developed markets.

At times, the Portfolio may invest more than 25% of its assets in securities of issuers in one or more market sectors such as, for example, the technology sector. A market sector may be made up of companies in a number of related industries. The Portfolio would only concentrate its investments in a particular market sector if the Sub-advisor were to believe the investment return available from concentration in that sector justifies any additional risk associated with concentration in that sector.

Twentieth Century International Growth Portfolio: The investment objective of the Twentieth Century International Growth Portfolio is to seek capital growth. The Portfolio will seek to achieve its investment objective by investing primarily in securities of foreign issuers that meet certain fundamental and technical standards of selection (relating primarily to acceleration of earnings and revenues) and have, in the opinion of the Sub-advisor, potential for appreciation. The Portfolio will invest primarily in issuers in developed markets. The Portfolio will invest primarily in equity securities (defined to include equity equivalents) of such issuers. The Portfolio will attempt to stay fully invested in such securities, regardless of the movement of stock prices generally. The Portfolio may also invest in other types of securities consistent with the accomplishment of the Portfolio's objectives. When the Sub-advisor believes that the total return potential of other securities equals or exceeds the potential return of equity securities, the Portfolio may invest up to 35% in such other securities. The other securities the Portfolio may invest in are bonds, notes and debt securities of companies and obligations of domestic or foreign governments and their agencies. The Portfolio will limit its purchases of debt securities to investment grade obligations.

The Portfolio may also invest in other equity securities and equity equivalents. Examples of other equity securities and equity equivalents are preferred stock, convertible preferred stock and convertible debt securities. Equity equivalents may also include securities whose value or return is derived from the value or return of a different security. Under normal conditions, the Portfolio will invest at least 65% of its assets in equity and equity equivalent securities of issuers from at least three countries outside of the United States. While securities of U.S. issuers may be included in the Portfolio from time to time, it is the primary intent of the Sub-advisor to diversify investments across a broad range of foreign issuers.

In order to achieve maximum investment flexibility, the Portfolio has not established geographic limits on asset distribution, on either a country-by-country or region-by-region basis. The Sub-advisor expects to invest both in issuers in developed markets (such as Germany, the United Kingdom and Japan) and in issuers in emerging market countries. Subject to certain restrictions contained in the Investment Company Act, the Portfolio may invest up to 10% of its assets in certain foreign countries indirectly through investment funds and registered investment companies authorized to invest in those countries. Some of the securities held by the Portfolio will be denominated in foreign currencies. To protect against adverse movements in exchange rates between currencies, the Portfolio may, for hedging purposes only, enter into forward currency exchange contracts.

Notwithstanding the Portfolio's investment objective of capital growth, under exceptional market or economic conditions, the Portfolio may temporarily invest all or a substantial portion of its assets in cash or investment-grade short-term securities (denominated in U.S. dollars or foreign currencies). The Portfolio may invest in repurchase agreements when such transactions present an attractive short-term return on cash that is not otherwise committed to the purchase of securities pursuant to the investment policies of the Portfolio. The Portfolio will not invest more than 15% of its assets in repurchase agreements maturing in more than seven days. The Portfolio may, from time to time, purchase Rule 144A securities when they present attractive investment opportunities that otherwise meet the Portfolio's criteria for selection.

The portfolio turnover may be higher than other mutual funds with similar investment objectives. Investments in the Portfolio should not be considered a complete investment program and may not be appropriate for an individual with limited investment resources or who is unable to tolerate fluctuations in the value of the investment.

Twentieth Century Strategic Balanced Portfolio: The investment objective of the Twentieth Century Strategic Balanced Portfolio is to seek capital growth and current income. It is the Sub-advisor's intention to maintain approximately 60% of the Portfolio's assets in common stocks that are considered by the
Sub-advisor to have better-than-average prospects for appreciation and the remainder in bonds and other fixed income securities. With the equity portion of the Portfolio, the Sub-advisor seeks capital growth by investing in securities, primarily common stocks, that meet certain fundamental and technical standards of selection (relating primarily to earnings and revenue acceleration) and have, in the opinion of the Sub-advisor, better-than-average potential for appreciation. So long as a sufficient number of such securities are available, the Sub-advisor intends to keep the equity portion of the Portfolio fully invested in these securities regardless of the movement of stock prices generally. The Portfolio may purchase securities only of companies that have a record of at least three years continuous operation.

The Sub-advisor intends to maintain approximately 40% of the Portfolio's assets in fixed income securities, approximately 80% of which will be invested in domestic fixed income securities and approximately 20% of which will be invested in foreign fixed income securities. This percentage will fluctuate from time to time. The fixed income portion of the Portfolio will include U.S. Treasury securities, securities issued or guaranteed by the U.S. government or a foreign government, or an agency or instrumentality of the U.S. or a foreign government, and non-convertible debt obligations issued by U.S. or foreign corporations. The Portfolio may also invest in mortgage-related and other asset-backed securities. Debt securities that comprise part of the Portfolio's fixed income portfolio will primarily be limited to "investment grade" obligations. However, the Portfolio may invest up to 10% of its fixed income assets in "high yield" securities. Under normal market conditions, the maturities of fixed-income securities in which the Portfolio invests will range from 2 to 30 years.

The Portfolio may invest up to 25% of its total assets in the securities of foreign issuers, including debt securities of foreign governments and their agencies primarily from developed markets, when these securities meet its standards of selection. Some of the foreign securities held by the Portfolio may be denominated in foreign currencies. To protect against adverse movements in exchange rates between currencies, the Portfolio may, for hedging purposes only, enter into forward currency exchange contracts and buy put and call options relating to currency futures contracts.

The Portfolio may purchase mortgage-related and other asset-backed securities. The Portfolio may also invest in collateralized mortgage obligations. The Portfolio may invest in repurchase agreements when such transactions present an attractive short-term return on cash that is not otherwise committed to the purchase of securities pursuant to the investment policies of the Portfolio. To the extent permitted by its investment objectives and policies, the Portfolio may invest in securities that are commonly referred to as "derivative" securities. Some "derivatives" such as mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. The Portfolio may not invest in a derivative security unless the reference index or the instrument to which it relates is an eligible investment for the Portfolio. There are a range of risks associated with derivative investments. The Portfolio may, from time to time, purchase Rule 144A securities when they present attractive investment opportunities that otherwise meet the Portfolio's criteria for selection. The portfolio turnover of the Portfolio may be higher than other mutual funds with similar investment objectives.

AST Putnam Value Growth & Income Portfolio: The primary investment objective of the AST Putnam Value Growth & Income Portfolio is to seek capital growth.
Current income is a secondary investment objective. The Portfolio invests primarily in common stocks that offer potential for capital growth, and may, consistent with its investment objectives, invest in stocks that offer potential for current income. The Portfolio may also purchase corporate bonds, notes and debentures, preferred stocks, or convertible securities (both debt securities and preferred stocks) or U.S. government securities, if the Sub-advisor determines that their purchase would help further the Portfolio's investment objectives. The Portfolio may invest up to 20% of its assets in securities traded in foreign markets. The Portfolio may also purchase ADRs and Eurodollar certificates of deposit, without regard to the 20% limit. The Portfolio may invest in securities principally traded in, or issued by issuers located in, underdeveloped and developing nations, which are sometimes referred to as "emerging markets." The Portfolio may buy or sell foreign currencies, foreign currency futures contracts and foreign currency forward contracts for hedging purposes in connection with its foreign investments.

The Portfolio may invest a portion of its assets in fixed-income securities, including lower-rated fixed-income securities, which are commonly known as "junk bonds," without limitation as to credit rating. The Portfolio may invest in zero coupon bonds and payment-in-kind bonds. The Portfolio may buy and sell stock index futures contracts. The Portfolio may buy and sell call and put options on index futures or on stock indices in addition to or as an alternative to purchasing or selling index futures or, to the extent permitted by applicable law, to earn additional income. The Portfolio may seek to increase its current return by writing covered call and put options on securities it owns or in which it may invest. The Portfolio may also buy and sell put and call options for hedging purposes. The aggregate value of the securities underlying the options may not exceed 25% of Portfolio assets. The Portfolio may enter into repurchase agreements. The Portfolio may purchase securities for future delivery, which may increase its overall investment exposure and involves a risk of loss if the value of the securities declines prior to the settlement date.

AST Putnam International Equity Portfolio: The investment objective of the AST Putnam International Equity Portfolio is to seek capital appreciation. The Portfolio seeks its objective by investing primarily in equity securities of companies located in a country other than the United States. The Portfolio's investments will normally include common stocks, preferred stocks, securities convertible into common or preferred stocks, and warrants to purchase common or preferred stocks. The Portfolio may also invest to a lesser extent in debt securities and other types of investments if the Sub-advisor believes purchasing them would help achieve the Portfolio's objective. The Portfolio will, under normal circumstances, invest at least 65% of its total assets in issuers located in at least three different countries other than the United States.

The Portfolio may invest in securities of issuers in emerging markets, as well as more developed markets. Investing in emerging markets generally involves more risks then in investing in developed markets. The Portfolio may invest in companies, large or small, whose earnings are believed to be in a relatively strong growth trend, or in companies in which significant further growth is not anticipated but whose market value per share is thought to be undervalued. Smaller companies may present greater opportunities for capital appreciation, but may also involve greater risks. The Portfolio may engage in a variety of transactions involving the use of options and futures contracts and in foreign currency exchange transactions for purposes of increasing its investment return or hedging against market changes. Options and futures transactions involve certain special risks. The Portfolio may engage in foreign currency exchange transactions to protect against uncertainty in the level of future exchange rates. The Sub-advisor may engage in foreign currency exchange transactions in connection with the purchase and sale of portfolio securities and to protect against changes in the value of specific portfolio positions.

AST Putnam Balanced Portfolio: The investment objective of the AST Putnam Balanced Portfolio is to provide a balanced investment composed of a well-diversified portfolio of stocks and bonds which will produce both capital growth and current income. In seeking its objective, the Portfolio may invest in almost any type of security or negotiable instrument, including cash or money market instruments. The Portfolio's portfolio will include some securities selected primarily to provide for capital protection, others selected for dependable income and still others for growth in value. The portion of the Portfolio's assets invested in equity securities and fixed income securities will vary from time to time in light of the Portfolio's investment objective, changes in interest rates and economic and other factors. However, under normal market conditions, it is expected that at least 25% of the Portfolio's total assets will be invested in fixed income securities, which for this purpose includes debt securities, preferred stocks and that portion of the value of convertible securities attributable to the fixed income characteristics of those securities. The Portfolio may invest up to 20% of its assets in equity securities principally traded in foreign markets or in fixed income securities denominated in foreign currencies. The Portfolio may also purchase ADRs and Eurodollar certificates of deposit without regard to the 20% limit. The Portfolio may invest in securities principally traded in, or issued by issuers located in, underdeveloped and developing nations, which are sometimes referred to as "emerging markets" which may entail special risks.

The Portfolio may buy or sell foreign currencies and foreign currency forward contracts for hedging purposes in connection with its foreign investments. The Portfolio may invest in both higher-rated and lower-rated fixed-income securities. The Portfolio will not invest in securities rated at the time of purchase lower than B by Moody's or S&P, or in unrated securities which the Sub-advisor determines are of comparable quality. Securities rated B are predominantly speculative and have large uncertainties or major risk exposures to adverse conditions. The Portfolio may invest in so-called zero coupon bonds whose values are subject to greater fluctuation in response to changes in market interest rates than bonds that pay interest currently. The Portfolio may buy and sell futures contracts. The Portfolio may seek to increase its current return by writing covered call and put options on securities it owns or in which it may invest.

Cohen & Steers Realty Portfolio: The investment objective of the Cohen & Steers Realty Portfolio is to maximize total return through investment in real estate securities. This is a fundamental objective of the Portfolio. The Portfolio pursues its investment objective of maximizing total return by seeking, with approximately equal emphasis, capital appreciation (both realized and unrealized) and current income. There can be no assurance that the Portfolio's investment objective will be achieved. Under normal circumstances, the Portfolio will invest substantially all of its assets in the equity securities of real estate companies. Such equity securities will consist of (i) common stocks (including shares in real estate investment trusts), (ii) rights or warrants to purchase common stocks, (iii) securities convertible into common stocks where the conversion feature represents, in the Sub-advisor's view, a significant element of the securities' value, and (iv) preferred stocks. For purposes of the Portfolio's investment policies, a "real estate company" is one that derives at least 50% of its revenues from the ownership, construction, financing, management or sale of commercial, industrial, or residential real estate or that has at least 50% of its assets in such real estate. The Portfolio may invest without limit in shares of real estate investment trusts ("REITs"). REITs pool investors' funds for investment primarily in income producing real estate or real estate related loans or interests. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs, which invest the majority of their assets directly in real property, derive their income primarily from rents. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The Portfolio will not invest in real estate directly, but only in securities issued by real estate companies. However, the Portfolio may be subject to risks similar to those associated with the direct ownership of real estate (in addition to securities markets risks) because of its policy of concentration in the securities of companies in the real estate industry. These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, casualty or condemnation losses, limitations on rents, changes in neighborhood values, the appeal of properties to tenants and changes in interest rates. The Portfolio may invest up to 10% of its total assets in securities of foreign real estate companies. When, in the judgment of the Portfolio's Sub-advisor, market or general economic conditions justify a temporary defensive position, the Portfolio will deviate from its investment objective and invest all or any portion of its assets in high-grade debt securities, including corporate debt securities, U.S. government securities, and short-term money market instruments, without regard to whether the issuer is a real estate company. The Portfolio may also at any time invest funds awaiting investment or funds held as reserves to satisfy redemption requests or to pay dividends and other distributions to shareholders in short-term money market instruments. The Portfolio will not invest more than 15% of its net assets in illiquid securities. The Portfolio is classified as a "non-diversified" investment company under the 1940 Act, which means the Portfolio is not limited by the 1940 Act in the proportion of its assets that may be invested in the securities of a single issuer. Because the Portfolio, as a non-diversified investment company, may invest in a smaller number of issuers than a diversified investment company, an investment in the Portfolio may present greater risk to an investor than an investment in a diversified company. The Portfolio may have higher portfolio turnover than other mutual funds with similar objectives.

Stein Roe Venture Portfolio: The investment objective of the Stein Roe Venture Portfolio is long-term capital appreciation. The Portfolio emphasizes investments in financially strong small and medium-sized companies, based principally on management appraisal and stock valuation. The Portfolio will pursue its objective by investing primarily in a diversified portfolio of common stocks and other equity-type securities (such as preferred stocks, securities convertible or exchangeable for common stocks, and warrants or rights to purchase common stocks) of entrepreneurially managed companies that the Sub-advisor believes represent special opportunities. The Sub-advisor considers "small" and "medium-sized" companies to be those with market capitalizations of less than $1 billion and $1 to $3 billion, respectively. The Portfolio is designed for long-term investors who want greater return potential than is available from the stock market in general, and who are willing to tolerate the greater investment risk and market volatility associated with investments in small and medium-sized companies. Attractive company characteristics include unit growth, favorable cost structures or competitive positions, and financial strength that enables management to execute business strategies under difficult conditions. Although the Portfolio does not attempt to reduce or limit risk through wide industry diversification of investment, it usually allocates its investments among a number of different industries rather than concentrating in a particular industry or group of industries. The Portfolio will not invest more than 25% of the total value of its assets (at the time of investment) in the securities of companies in any one industry. In pursuing its investment objective, the Portfolio may invest in debt securities of corporate and governmental issuers. The Portfolio may invest up to 35% of its net assets in debt securities, but does not expect to invest more than 5% of its net assets in debt securities that are rated below investment grade (i.e., below the four highest grades assigned by a nationally recognized statistical rating organization). Securities that are rated below investment grade are considered predominantly speculative with respect to the issuer's capacity to pay interest and repay principal according to the terms of the obligation, and therefore carry greater investment risk, including the possibility of issuer default and bankruptcy. The Portfolio may invest in foreign securities. Other than American Depositary Receipts (ADRs), foreign debt securities denominated in U.S. dollars, and securities guaranteed by a U.S. person, the Portfolio is limited to investing no more than 25% of its total assets in foreign securities. The Portfolio also may enter into foreign currency contracts as a hedging technique to limit or reduce exposure to currency fluctuations. In addition, the Portfolio may use options and futures contracts to limit or reduce exposure to currency fluctuations. Consistent with its objective, the Portfolio may invest in a broad array of financial instruments and securities, including conventional exchange-traded and non-exchange-traded options, futures contracts, futures options, swaps, caps, floors, collars, securities collateralized by underlying pools of mortgages or other receivables, floating rate instruments, and other instruments that securitize assets of various types ("Derivatives"). In each case, the value of the instrument or security is "derived" from the performance of an underlying asset or a "benchmark" such as a security index, an interest rate, or a currency. The Portfolio does not expect to invest more than 5% of its net assets in any type of Derivative except for options, futures contracts, and futures options.

Bankers Trust Enhanced 500 Portfolio: The investment objective of the Bankers Trust Enhanced 500 Portfolio is to outperform the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500(R)") through stock selection resulting in different weightings of common stocks relative to the index. The Portfolio will include the common stock of companies included in the S&P 500. The S&P 500 is an index of 500 common stocks, most of which trade on the New York Stock Exchange Inc. The Sub-advisor believes that the S&P 500 is representative of the performance of publicly traded common stocks in the U.S. in general. In seeking to outperform the S&P 500, the Sub-advisor starts with a portfolio of stocks representative of the holdings of the index. It then uses a set of quantitative criteria that are designed to indicate whether a particular stock will predictably generate returns that will exceed or be less than the performance of the S&P 500. Based on these criteria, the Sub-advisor determines whether the Portfolio should overweight, underweight or hold a neutral position in the stock relative to the proportion of the S&P 500 that the stock represents. While the majority of the issues held by the Portfolio will have neutral weightings to the S&P 500, approximately 100 will be over or underweighted relative to the index. In addition, the Sub-advisor may determine based on the quantitative criteria that certain S&P 500 stocks should not be held by the Portfolio in any amount. The Sub-advisor will not purchase the stock of its parent company, Bankers Trust New York Corporation, which is included in the S&P 500. The Portfolio is not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Portfolio utilizes a "quantitative" investment approach and attempts to outperform the S&P 500 through statistical procedures. Therefore, the Sub-advisor will not attempt to judge the merits of any particular stock as an investment. The Portfolio invests primarily for growth. The Portfolio may invest in the equity securities of companies that are not included in the S&P 500, including securities of companies that are the subject of publicly announced acquisitions or other major corporate transactions. The Portfolio will not invest more than 15% of its total assets in equity securities of companies not included in the S&P 500. No more than 15% of the Portfolio's net assets may be invested in illiquid or not readily marketable securities (including repurchase agreements and time deposits with maturities of more than seven days). The Portfolio may maintain up to 25% of its assets in short-term debt securities and money market instruments. Short-term fixed income securities may be used to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions or to serve as collateral for the obligations underlying the Portfolio's investment in securities index futures or related options or warrants. The Portfolio may invest in various instruments that are commonly known as derivatives. The
Portfolio will only use derivatives for hedging purposes. The Portfolio may enter into securities index futures contracts and related options provided that not more than 5% of its assets are required as a margin deposit for futures contracts or options and provided that not more than 20% of the Portfolio's assets are invested in futures and options at any time. The Portfolio may invest in convertible securities, which are bonds or preferred stocks that may be converted at a stated price within a specific period of time into a specified number of shares of common stock of the same or different issuer. "Standard & Poor's(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by American Skandia Investment Services, Incorporated and Bankers Trust. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

Marsico Capital Growth Portfolio: The investment objective of the Marsico Capital Growth Portfolio is to seek capital growth. This is a fundamental objective of the Portfolio. Income realization is not an investment objective and any income realized on the Portfolio's investments, therefore, will be incidental to the Portfolio's objective. The Portfolio will pursue its objective by investing primarily in common stocks. Common stock investments will be in industries and companies that the Sub-advisor believes are experiencing favorable demand for their products and services, and which operate in a favorable competitive and regulatory environment. The Sub-advisor expects that the majority of the Portfolio's assets will be invested in the common stocks of larger, more established companies. The Portfolio may also invest to a lesser degree in preferred stocks, convertible securities, warrants, and debt securities when the Portfolio perceives an opportunity for capital growth from such securities or so that the Portfolio may receive a return on its idle cash. Debt securities that the Portfolio may purchase include corporate bonds and debentures, government securities, mortgage- and asset-backed securities, zero-coupon bonds, indexed/structured notes, high-grade commercial paper, certificates of deposit and repurchase agreements. The Portfolio will not invest more than 5% of its total assets in bonds rated below investment grade or more than 25% of its total assets in mortgage- and asset-backed securities. The Portfolio may invest in "special situations" from time to time. A "special situation" arises when, in the opinion of the Sub-advisor, the securities of a particular company will be recognized and appreciate in value due to a specific development, such as a technological breakthrough, management change or new product at that company. Investment in "special situations" carries an additional risk of loss in the event that the anticipated development does not occur or does not attract the expected attention. The Portfolio may also purchase securities of foreign issuers, including foreign equity and debt securities and depositary receipts. Foreign securities are selected on a stock-by-stock basis without regard to any defined allocation among countries or geographic regions. The Portfolio may purchase and write options on securities, financial indices, and foreign currencies, and may invest in futures contracts on securities, financial indices, and foreign currencies ("futures contracts"), options on futures contracts, forward contracts and swaps and swap-related products. These instruments will be used primarily to hedge the Portfolio's positions against potential adverse movements in securities prices, foreign currency markets or interest rates. The Portfolio is permitted to enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase it at a mutually agreed upon date and price. The Portfolio may purchase securities on a when-issued or delayed delivery basis, which generally involves the purchase of a security with payment and delivery due at some time in the future. The Portfolio does not earn interest on such securities until settlement and bears the risk of market value fluctuations between the purchase and settlement dates. The Portfolio may invest no more than 5% of its net assets (at the time of investment) in high-yield/high risk securities. Because investment changes usually will be made without reference to the length of time a security has been held, a significant number of short-term transactions may result. To a limited extent, the Portfolio may also purchase individual securities in anticipation of relatively short-term price gains, and the rate of portfolio turnover will not be a determining factor in the sale of such securities. Although it is the general policy of the Portfolio to purchase and hold securities for capital growth, changes in the Portfolio will be made as the Sub-advisor deems advisable. For example, portfolio changes may result from liquidity needs, securities having reached a price objective, or by reason of developments not foreseen at the time of the original investment decision. Portfolio changes may be effected for other reasons. In such circumstances, investment income will increase and may constitute a large portion of the return on the Portfolio and the Portfolio will not participate in the market advances or declines to the extent that it would if it were fully invested.

Neuberger&Berman  Mid-Cap  Value  Portfolio:  The  investment  objective  of the
Neuberger&Berman Mid-Cap Value Portfolio is to seek capital growth. The Portfolio seeks capital growth through an investment approach that is designed to increase capital with reasonable risk. The Portfolio invests principally in common stocks of medium to large capitalization established companies, using a value-oriented investment approach. A value-oriented portfolio manager buys stocks that are selling at a price that is lower than what the manager believes they are worth. The Sub-advisor looks for securities believed to be undervalued based on strong fundamentals, including a low price-to-earnings ratio, consistent cash flow, and the company's track record through all parts of the market cycle. The Sub-advisor believes that, over time, securities that are undervalued are more likely to appreciate in price and be subject to less risk of price decline than securities whose market prices have already reached their perceived economic value. This approach also contemplates selling portfolio securities when they are considered to have reached their potential.

In addition to investing in the stocks of medium capitalization companies ("mid-cap companies") and large capitalization companies ("large-cap companies"), investments may be made in smaller, less well-known companies ("small-cap companies"). Investments in small- and mid-cap company stocks may present greater opportunities for capital appreciation than investments in stocks of large-cap companies. However, small- and mid-cap company stocks may have higher risk and volatility.

Although the Portfolio ordinarily invests primarily in common stocks, when market conditions warrant it may invest in preferred stocks, securities convertible into or exchangeable for common stocks, U.S. Government and agency securities, debt securities, or money market instruments, or may retain assets in cash or cash equivalents. Up to 15% of the Portfolio's net assets, measured at the time of investment, may be invested in corporate debt securities that are below investment grade or in comparable unrated securities ("junk bonds"). Such securities are considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations.

For temporary defensive purposes, the Portfolio may invest up to 100% of its assets in cash or cash equivalents, U.S. Government and agency securities, commercial paper and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing. To the extent that the Portfolio is invested in these temporary defensive instruments, it will not be pursuing its investment objective.

Neuberger&Berman  Mid-Cap  Growth  Portfolio:  The  investment  objective of the
Neuberger&Berman Mid-Cap Growth Portfolio is to seek capital appreciation The Portfolio invests in a diversified portfolio of common stocks believed to have the maximum potential for long-term above-average capital appreciation. Under normal conditions, the Portfolio primarily invests in the common stocks of medium capitalization companies ("mid-cap companies"). Companies with equity market capitalizations from $300 million to $10 billion at the time of investment are considered mid-cap companies, although this definition may be revised based on market conditions. Investments may also be made in the securities of larger, widely traded companies ("large-cap companies") as well as smaller, less well-known companies ("small-cap companies"). Investments in small- and mid-cap company stocks may present greater opportunities for capital appreciation than investments in stocks of large-cap companies. However, small- and mid-cap company stocks may have higher risk and volatility. The Portfolio does not seek to invest in securities that pay dividends or interest, and any such income is incidental.

The Portfolio is normally managed using a growth-oriented investment approach. A growth approach seeks stocks of companies that the Sub-advisor projects will grow at above-average rates and faster than others expect. In selecting equity securities for the Portfolio, the Sub-advisor will consider, among other factors, an issuer's financial strength, competitive position, projected future earnings, management strength and experience, reasonable valuations, and other investment criteria. The Portfolio diversifies its investments among companies and industries.

Although equity securities are normally the Portfolio's primary investment, when market conditions warrant it may invest in preferred stocks, securities convertible into or exchangeable for common stocks, U.S. Government and Agency Securities, investment grade and non-investment grade debt securities, or money market instruments, or may retain assets in cash or cash equivalents. The Portfolio may invest up to 20% of its net assets in securities of issuers organized and doing business principally outside the United States. Up to 10% of the Portfolio's net assets, measured at the time of investment, may be invested in corporate debt securities that are below investment grade or in comparable unrated securities ("junk bonds"). Such securities are considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations.

For temporary defensive purposes, the Portfolio may invest up to 100% of its assets in cash or cash equivalents, U.S. Government and agency securities, commercial paper and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing. To the extent that the Portfolio is invested in these temporary defensive instruments, it will not be pursuing its investment objective.

                             The Alger American Fund

Alger American Growth Portfolio: The investment objective of the Alger American Growth Portfolio is long-term capital appreciation. Income is a consideration in the selection of investments but is not an investment objective of the portfolio. It seeks to achieve its objective by investing in equity securities, such as common or preferred stocks that are listed on a national securities exchange, or securities convertible into or exchangeable for equity securities, including warrants and rights, often selected by the investment manager on the basis of original research produced by its research analysts. Except during temporary defensive periods, the portfolio invests at least 65 percent of its total assets in equity securities of companies that, at the time of purchase, have total market capitalization of $1 billion or greater.

Alger American Small Capitalization Portfolio: The investment objective of the Alger American Small Capitalization Portfolio is long-term capital appreciation. Except during temporary defensive periods, the Portfolio invests at least 65% of its total assets in equity securities of companies that, at the time of purchase of the securities, have total market capitalization within the range of companies included within the Russell 2000 Growth Index or the S&P SmallCap 600 Index, updated quarterly. Both indexes are broad indexes of small capitalization stocks. The Portfolio may invest up to 35% of its total assets in equity securities of companies that, at the time of purchase, have total market capitalization outside this combined range, and in excess of that amount (up to 100% of its assets) during temporary defensive periods.

Alger American MidCap Growth Portfolio: The investment objective of the Alger American MidCap Growth Portfolio is long-term capital appreciation. Except during temporary defensive periods, the Portfolio invests at least 65% of its total assets in equity securities of companies that, at the time of purchase of the securities, have total market capitalization within the range of companies included in the S&P MidCap 400 Index, updated quarterly. The S&P MidCap 400 Index is designed to track the performance of medium capitalization companies. The Portfolio may invest up to 35% of its total assets in equity securities of companies that, at the time of purchase, have total market capitalization outside the range of companies included in the S&P MidCap 400 Index and in excess of that amount (up to 100% of its assets) during temporary defensive periods.

                   Neuberger&Berman Advisers Management Trust

As of the date of this Prospectus, the Partners Portfolio of the Neuberger&Berman Advisers Management Trust is no longer being offered as an investment option under the Annuity. Contract Owners with Account Value allocated to the N&B Partners Sub-account on May 1, 1998 may remain in the Sub-account until the earlier of: (1) the date they transfer Account Value out of the N&B Partners Sub-account; or (2) the date the proposed substitution is completed. However, no new allocations may be made to the N&B Partners Sub-account on or after May 1, 1998. Contract Owners who have a dollar-cost averaging, bank drafting, rebalancing or asset allocation program in effect that includes the N&B Partners Sub-account as of May 1, 1998 will be able to continue such pre-scheduled transactions until the date the proposed substitution is completed.

(Each portfolio of Neuberger&Berman Advisers Management Trust invests exclusively in a corresponding series of Advisers Managers Trust in what is sometimes known as a "master/feeder" fund structure. Therefore, the investment objective of each portfolio matches that of the series of Advisers Managers Trust in which the portfolio invests. Therefore, the following information is presented in terms of the applicable series of Neuberger&Berman Advisers Management Trust).

AMT Partners Portfolio: The investment objective of the AMT Partners Portfolio is to seek capital growth. This investment objective is non-fundamental.

AMT Partners Portfolio invests primarily in common stocks of medium to large capitalization established companies, using the value-oriented investment approach. The Portfolio seeks capital growth through an investment approach that is designed to increase capital with reasonable risk. Its investment program seeks securities believed to be undervalued based on strong fundamentals including a low price-to-earnings ratios, consistent cash flow, and the company's track record through all parts of the market cycle.

AMT Partners Portfolio may invest up to 15% of its net assets, measured at the time of investment, in corporate debt securities rated below investment grade or in comparable unrated securities. Securities rated below investment grade as well as unrated securities are often considered to be speculative and usually entail greater risk.

                           Montgomery Variable Series

Emerging Markets Portfolio: The investment objective of the Emerging Markets Portfolio is capital appreciation which, under normal conditions, it seeks by investing at least 65% of its total assets in equity securities of emerging markets companies. Under normal conditions, the Emerging Markets Portfolio maintains investments in at least six emerging market countries at all times and invests no more than 35% of its total assets in any one emerging market country. The Manager currently regards the following to be emerging market countries:
Latin American (Argentina, Brazil, Chile, Colombia, Costa Rica, Jamaica, Mexico, Peru, Trinidad and Tobago, Uruguay, Venezuela); Asia (Bangladesh, China/Hong Kong, India, Indonesia, Korea, Malaysia, Pakistan, the Philippines, Singapore, Sri Lanka, Taiwan, Thailand, Vietnam); southern and eastern Europe (Czech Republic, Greece, Hungary, Kazakstan, Poland, Portugal, Romania, Russia, Slovakia, Slovenia, Turkey, and Ukraine); the Middle East (Israel, Jordan); and Africa (Egypt, Ghana, Ivory Coast, Kenya, Morocco, Nigeria, South Africa, Tunisia, Zimbabwe). In the future, the Portfolio may invest in other emerging market countries.

This Portfolio uses a proprietary, quantitative asset allocation model created by the Manager. This model employs mean-variance optimization, a process used in developed markets based on modern portfolio theory and statistics. Mean-variance optimization helps determine the percent of assets to invest in each country to maximize expected returns for a given risk level. The Portfolio's aims are to invest in those countries that are expected to have the highest risk/reward trade-off when incorporated into a total portfolio context. This "top-down" country selection is combined with "bottom-up" fundamental industry analysis and stock selection based on original research, publicly available information and company visits.

This Portfolio invests primarily in common stock, but also may invest in other types of equity and equity derivative securities. It may invest up to 35% of its total assets in debt securities, including up to 5% in debt securities rated below investment grade.

This Portfolio may invest in certain debt securities issued by the governments of emerging market countries that are, or may be eligible for, conversion into investments in emerging market companies under debt conversion programs sponsored by such governments. If such securities are convertible to equity investments, the Portfolio deems them to be equity derivative securities.

                              Life & Annuity Trust

WF Equity Value Portfolio: The investment objective of the Equity Value Portfolio is to provide investors with long-term capital appreciation by investing primarily in equity securities, including common stocks and may invest in debt instruments that are convertible into common stocks of both domestic and foreign companies. Income generation is a secondary consideration. The Portfolio may invest in large, well-established companies and smaller companies with market capitalization exceeding $50 million. The Portfolio may invest up to 25% of its assets in American Depositary Receipts and similar instruments. The Portfolio may purchase dividend paying stocks of particular issuers when the issuer's dividend record may, in the opinion of Wells Fargo Bank ("Wells Fargo"), the Portfolio's investment adviser, have a favorable influence on the market value of the securities. The Portfolio also may purchase convertible securities with the same characteristics as common stocks. There can be no assurance that the Portfolio, which is a diversified portfolio, will achieve its investment objective.

In selecting equity investments (which may include common stocks of both domestic and foreign companies) for the Portfolio, Wells Fargo selects companies for investment using both quantitative and qualitative analysis to identify those issuers that, in the opinion of Wells Fargo, exhibit below-average valuation multiples, above-average financial strength, a strong position in their industry and a history of steady profit growth.

Wells Fargo also may select other equity securities in addition to common stocks for investment by the Portfolio. Such other equity securities are preferred stocks, high grade securities convertible into common stocks, and warrants.

The Portfolio also may hold short-term U.S. Government obligations, money market instruments, repurchase agreements, securities issued by other investment companies within the limits prescribed by the Investment Company Act of 1940 and cash, pending investment, to meet anticipated redemption requests or if Wells Fargo deems suitable investments for the Portfolio to be unavailable.

                           APPENDIX C - PRIOR CONTRACT

Prior to July 31, 1997, the Company offered a variable annuity under the marketing name Advisors Choice(R) which is no longer being offered ("AC" or "Prior Contract"). Purchase Payments may continue to be made to the Prior Contract. The Prior Contract was sold during the period from November 1993 until July 31, 1997. Assets supporting the Prior Contracts are maintained in Class 2 of Separate Account B.

The principle differences between the contracts offered by this Prospectus under the marketing name Advisors Choice(R) 2000 ("CHC2" or "Current Contract") and the Prior Contract relate to the availability of fixed investment options under the contract, charges made by the Company, and death benefit provisions.

DEFINITIONS

Some of the definitions used in the AC contract are slightly different from the definitions used in CHC2 contract.

The definition of "Account Value" in the CHC2 prospectus is the same as the definition of "Account Value" in the former AC prospectus, except for the inclusion of disclosure related to fixed investment options. Fixed investment options are not available in the Prior Contracts.

The following defined terms in the CHC2 prospectus relating to the fixed investment options are not applicable to the Prior Contracts: "Current Rates," "Fixed Allocation," "Guarantee Period," "Interim Value," "MVA," and "Maturity Date."

The definition of "Net Purchase Payment" in the CHC2 prospectus is the same as the definition of "Net Purchase Payment" in the former AC prospectus, except for the inclusion of any applicable sales charge, initial maintenance fee and/or charge for taxes in the former AC contracts.

EXPENSE EXAMPLES

The Expense Examples for the Prior Contract are as follows:

The examples shown assume that: (a) the maximum sales charge applies (b) fees and expenses remain constant; (c) there are no withdrawals of Account Value during the period shown; (d) there are no transfers or other transactions subject to a fee during the period shown; (e) no tax charge applies; and (f) the expenses throughout the period for the underlying mutual fund portfolios will be the lower of the expenses without any applicable reimbursement or expenses after any applicable reimbursement, as shown above in the section entitled Contract Expense Summary.

Examples (amounts shown are rounded to the nearest dollar)

Whether or not you surrender your Annuity at the end of the applicable time period or begin taking annuity payments at such time, you would pay the following expenses on a $1,000 investment, assuming 5% annual return on assets:

If your initial Purchase Payment is at least $50,000 and at the beginning of each Annuity Year your Account Value is $50,000 or higher, so that the maintenance fee does not apply:

Sub-Accounts                                                                            After:
                                                           1 yr.             3 yrs.          5 yrs.             10 yrs.
LA Growth and Income 2                                       31                64              100                200
LA Small Cap Value 2                                         35                77              122                245
JanCap Growth 2                                              32                68              107                215
AST Janus Overseas Growth 2                                  35                77              122                245
AST Money Market 2                                           28                55               84                165
Fed High Yield 2                                             31                66              103                206
T. Rowe Price Asset Allocation 2                             33                71              111                223
T. Rowe Price International Equity 2                         34                74              117                235
T. Rowe Price Natural Resources 2                            33                71              112                225
T. Rowe Price International Bond 2                           33                70              109                219
T. Rowe Price Small Company Value 2                          33                71              112                225
Founders Capital Appreciation 2                              33                71              111                223
Founders Passport 2                                          35                77              122                245
INVESCO Equity Income 2                                      31                65              101                203
PIMCO Total Return Bond 2                                    30                62               96                193
PIMCO Limited Maturity Bond 2                                30                63               98                196
RS Value + Growth 2                                          34                74              116                233
Twentieth Century International Growth 2                     39                89              142                285
Twentieth Century Strategic Balanced 2                       34                74              117                235
AST Putnam Value Growth & Income 2                           34                74              116                233
AST Putnam International Equity 2                            33                71              112                225
AST Putnam Balanced 2                                        32                68              106                213
Cohen & Steers Realty 2                                      36                79              125                251
Stein Roe Venture 2                                          35                77              122                245
Bankers Trust Enhanced 500 2                                 30                61               94                187
Marsico Capital Growth 2                                     34                75              118                238
N&B Mid-Cap Value 2                                          33                71              112                225
N&B Mid-Cap Growth 2                                         33                71              111                223
AA Growth 2                                                  30                61               94                186
AA Small Capitalization 2                                    31                64               99                197
AA MidCap Growth 2                                           30                62               96                191
N&B Partners 2                                               30                62               96                193
MV Emerging Markets 2                                        39                89              142                285
WF Equity Value 2                                            33                70              109                219


If your initial Purchase Payment is below $50,000 and at the beginning of each Annuity Year your Account Value is below $50,000, so that the maintenance fee applies:

Sub-Accounts                                                                               After:
                                                           1 yr.            3 yrs.           5 yrs.            10 yrs.

LA Growth and Income 2                                       32                68              107                214
LA Small Cap Value 2                                         37                82              129                258
JanCap Growth 2                                              34                73              114                228
AST Janus Overseas Growth 2                                  37                82              129                259
AST Money Market 2                                           29                59               90                179
Fed High Yield 2                                             33                70              110                220
T. Rowe Price Asset Allocation 2                             34                75              118                236
T. Rowe Price International Equity 2                         36                79              124                249
T. Rowe Price Natural Resources 2                            35                76              119                239
T. Rowe Price International Bond 2                           34                74              116                233
T. Rowe Price Small Company Value 2                          35                76              119                239
Founders Capital Appreciation 2                              34                75              118                236
Founders Passport 2                                          37                82              129                259
INVESCO Equity Income 2                                      33                70              109                217
PIMCO Total Return Bond 2                                    32                67              104                207
PIMCO Limited Maturity Bond 2                                32                67              104                208
RS Value + Growth 2                                          35                78              123                246
Twentieth Century International Growth 2                     41                94              149                299
Twentieth Century Strategic Balanced 2                       36                79              124                249
AST Putnam Value Growth & Income 2                           35                78              123                246
AST Putnam International Equity 2                            35                76              119                238
AST Putnam Balanced 2                                        33                72              113                225
Cohen & Steers Realty 2                                      37                83              132                264
Stein Roe Venture 2                                          37                82              129                258
Bankers Trust Enhanced 500 2                                 31                65              101                201
Marsico Capital Growth 2                                     36                80              126                253
N&B Mid-Cap Value 2                                          35                76              119                238
N&B Mid-Cap Growth 2                                         35                76              119                237
AA Growth 2                                                  31                65              101                200
AA Small Capitalization 2                                    32                68              106                211
AA MidCap Growth 2                                           32                67              104                206
N&B Partners 2                                               32                67              104                207
MV Emerging Markets 2                                        41                94              149                299
WF Equity Value 2                                            34                74              116                233

INVESTMENT OPTIONS

The Prior Contracts do not offer a fixed investment option. Therefore, to the extent that the following provisions relate to the fixed investment options, the descriptions in this Prospectus of the Fixed Investment Options, Separate Accounts, Separate Account B, Separate Account D, Charges Assessed or Assessable Against the Annuity, Charges Assessed Against the Assets, Periodic Purchase Payments, Balanced Investment Program, Account Value of the Fixed Allocations, Allocation Rules, Transfers, Renewals, Dollar Cost Averaging, Rebalancing, Systematic Withdrawals, Minimum Distributions, Death Benefit, Pricing of Transfers and Distributions, Voting Rights, Advertising, Deferral of Transactions, and Modification are not applicable to the Prior Contracts.

CHARGES ASSESSED OR ASSESSABLE AGAINST THE ANNUITY:

Sales Charge: The Prior Contract provides for a sales charge in the amount of 1.5% of each Purchase Payment. Any applicable sales charge is deducted from each Purchase Payment.

From time to time we may reduce the amount of any sales charge when Annuities on a particular annuity plan are sold to individuals or a group of individuals in a manner that reduces sales expenses. We would consider such factors as: (a) the size and type of group; (b) the amount of Purchase Payments; (c) present Owners making additional Purchase Payments; and/or (d) other transactions where sales expenses are likely to be reduced.

No sales charge is imposed when any group annuity contract or any Annuity issued pursuant to this Prospectus is owned on its Issue Date by: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated; (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in (b) through (g), above; (i) such person's child(ren) or other legal dependent under the age of 21; and (j) the siblings of any such persons noted in (b) through (h) above.

Any elimination of the sales charge or any reduction to the amount of such charges will not discriminate unfairly between Annuity purchasers. We will not make any changes to this charge where prohibited by law.

         Maintenance Fee: A maintenance fee for the Prior Contract equaling the lesser of $35 or 2% may be assessed against: (a) the initial Purchase Payment; and (b) each Annuity Year after the first, the Account Value. It applies to the initial Purchase Payment only if less than $50,000. It is assessed, as of the first Valuation Period of each Annuity Year after the first only if, at that time, the Account Value of the Annuity is less than $50,000.

PURCHASING ANNUITIES

Balanced Investment Program: The "Balanced Investment Program" is not available under the Prior Contracts.

RIGHTS, BENEFITS AND SERVICES

         Dollar Cost Averaging: Your AC annuity must have an Account Value of not less than $20,000 at the time we accept your request for a dollar cost averaging program.

         Systematic Withdrawals: Your AC annuity must have an Account Value of at least $25,000 at the time we accept your request for a program of Systematic Withdrawals.

         Death Benefit: The minimum death benefit for the AC contract is the total of each Purchase Payment growing daily at the equivalent of a specified interest rate per year starting as to each Purchase Payment on the date it is allocated to the Account Value, less the total of each withdrawal, of any type, growing daily at the equivalent of the same specified interest rate per year starting as of the date of each such withdrawal. However, this minimum death benefit may not exceed 200% of (A) minus (B), where (A) is the total of all Purchase Payment received; and (B) is the total of all withdrawals of any type.

Currently, the specified rate at which the minimum death benefit increases is 5% per year, compounded yearly.

         Annuity Payments: The minimum monthly annuity payment for the AC contract is $50.00, except where a lower amount is required by law.

Performance Information

         The  calculation  of  performance  information is set forth in the CHC2
Statement  of  Additional  Information.   The  Standard  Total  Return  and  the
Non-standard Total Return for the AC Sub-accounts are as follows:

                              Standard Total Return
          (Assuming maximum sales charge and maximum maintenance fees)

                                                                                                                 Incep-
                                                    1                 3                5           10          tion-to-
                                                  Yr.               Yr.              Yr.          Yr.              Date

LA Growth and Income 2                           20.94%           21.82%             15.41%         N/A          14.68%
JanCap Growth 2                                  25.56%           29.55%             17.75%         N/A          18.30%
AST Janus Overseas Growth 2                      15.85%              N/A                N/A         N/A          15.68%
Fed High Yield 2                                 10.86%           13.78%                N/A         N/A           8.92%
T. Rowe Price Asset Allocation 2                 15.55%           16.41%                N/A         N/A          11.53%
T. Rowe Price International Equity 2             -1.08%            7.08%                N/A         N/A           3.87%
T. Rowe Price Natural Resources 2                 0.90%              N/A                N/A         N/A          14.61%
T. Rowe Price International Bond 2               -5.75%            2.80%                N/A         N/A           1.14%
T. Rowe Price Small Company Value 2              25.71%              N/A                N/A         N/A          25.52%
Founders Capital Appreciation 2                   3.46%           17.22%                N/A         N/A          14.56%
Founders Passport 2                              -0.42%              N/A                N/A         N/A           5.05%
INVESCO Equity Income 2                          20.36%           21.48%                N/A         N/A          14.61%
PIMCO Total Return Bond 2                         7.22%            8.83%                N/A         N/A           5.50%
PIMCO Limited Maturity Bond 2                     4.87%              N/A                N/A         N/A           4.34%
RS Value + Growth 2                              12.07%              N/A                N/A         N/A          12.79%
Twentieth Century International Growth 2         12.34%              N/A                N/A         N/A          12.17%
Twentieth Century Strategic Balanced 2           10.68%              N/A                N/A         N/A          10.51%
AST Putnam Value Growth & Income 2               19.36%              N/A                N/A         N/A          19.18%
AST Putnam International Equity 2                15.31%           10.82%             13.11%         N/A          10.24%
AST Putnam Balanced 2                            15.43%           15.48%                N/A         N/A          10.50%
Marsico Capital Growth 2                            N/A              N/A                N/A         N/A          -1.37%
N&B Mid-Cap Value 2                              23.38%           19.29%                N/A         N/A          11.57%
N&B Mid-Cap Growth 2                             13.87%           17.26%                N/A         N/A          15.91%
AA Growth 2                                      22.72%           22.87%             17.57%         N/A          17.97%
AA Small Capitalization 2                         8.71%           16.93%             11.03%         N/A          17.71%
AA MidCap Growth 2                               12.23%           21.06%                N/A         N/A          20.30%
N&B Partners 2                                   28.09%              N/A                N/A         N/A          22.33%
MV Emerging Markets 2                            -2.98%              N/A                N/A         N/A           1.37%


                              Standard Total Return
             (Assuming maximum sales charge and no maintenance fee)

                                                                                                                 Incep-
                                                    1                 3                5           10          tion-to-
                                                  Yr.               Yr.              Yr.          Yr.              Date

LA Growth and Income 2                           21.12%           22.00%             15.58%         N/A          14.86%
JanCap Growth 2                                  25.75%           29.74%             17.93%         N/A          18.51%
AST Janus Overseas Growth 2                      16.02%              N/A                N/A         N/A          16.02%
Fed High Yield 2                                 11.02%           13.95%                N/A         N/A           9.09%
T. Rowe Price Asset Allocation 2                 15.72%           16.59%                N/A         N/A          11.69%
T. Rowe Price International Equity 2             -0.93%            7.24%                N/A         N/A           4.03%
T. Rowe Price Natural Resources 2                 1.05%              N/A                N/A         N/A          14.80%
T. Rowe Price International Bond 2               -5.60%            2.96%                N/A         N/A           1.30%
T. Rowe Price Small Company Value 2              25.90%              N/A                N/A         N/A          25.90%
Founders Capital Appreciation 2                   3.61%           17.39%                N/A         N/A          14.74%
Founders Passport 2                              -0.28%              N/A                N/A         N/A           5.23%
INVESCO Equity Income 2                          20.54%           21.66%                N/A         N/A          14.78%
PIMCO Total Return Bond 2                         7.38%            9.00%                N/A         N/A           5.66%
PIMCO Limited Maturity Bond 2                     5.03%              N/A                N/A         N/A           4.52%
RS Value + Growth 2                              12.23%              N/A                N/A         N/A          12.99%
Twentieth Century International Growth 2         12.50%              N/A                N/A         N/A          12.50%
Twentieth Century Strategic Balanced 2           10.84%              N/A                N/A         N/A          10.84%
AST Putnam Value Growth & Income 2               19.54%              N/A                N/A         N/A          19.54%
AST Putnam International Equity 2                15.48%           10.98%             13.28%         N/A          10.42%
AST Putnam Balanced 2                            15.60%           15.65%                N/A         N/A          10.67%
Marsico Capital Growth 2                            N/A              N/A                N/A         N/A          -1.22%
N&B Mid-Cap Value 2                              23.56%           19.47%                N/A         N/A          11.75%
N&B Mid-Cap Growth 2                             14.04%           17.44%                N/A         N/A          16.12%
AA Growth 2                                      22.90%           23.06%             17.74%         N/A          18.15%
AA Small Capitalization 2                         8.87%           17.11%             11.20%         N/A          17.90%
AA MidCap Growth 2                               12.40%           21.24%                N/A         N/A          20.49%
N&B Partners 2                                   28.28%              N/A                N/A         N/A          22.52%
MV Emerging Markets 2                            -2.83%              N/A                N/A         N/A           1.53%


                            Non-standard Total Return
                  (Assumes no sales charge or maintenance fees)
                                                                                                                 Incep-
                                                    1                 3                5           10          tion-to-
                                                  Yr.               Yr.              Yr.          Yr.              Date

LA Growth and Income 2                           22.96%           22.62%             15.93%         N/A          15.17%
JanCap Growth 2                                  27.66%           30.40%             18.28%         N/A          18.86%
AST Janus Overseas Growth 2                      17.79%              N/A                N/A         N/A          17.79%
Fed High Yield 2                                 12.71%           14.53%                N/A         N/A           9.50%
T. Rowe Price Asset Allocation 2                 17.48%           17.18%                N/A         N/A          12.12%
T. Rowe Price International Equity 2              0.58%            7.78%                N/A         N/A           4.42%
T. Rowe Price Natural Resources 2                 2.59%              N/A                N/A         N/A          15.45%
T. Rowe Price International Bond 2               -4.17%            3.48%                N/A         N/A           1.72%
T. Rowe Price Small Company Value 2              27.81%              N/A                N/A         N/A          27.81%
Founders Capital Appreciation 2                   5.19%           17.98%                N/A         N/A          15.17%
Founders Passport 2                               1.24%              N/A                N/A         N/A           5.82%
INVESCO Equity Income 2                          22.38%           22.28%                N/A         N/A          15.21%
PIMCO Total Return Bond 2                         9.02%            9.54%                N/A         N/A           6.06%
PIMCO Limited Maturity Bond 2                     6.63%              N/A                N/A         N/A           5.11%
RS Value + Growth 2                              13.94%              N/A                N/A         N/A          14.02%
Twentieth Century International Growth 2         14.22%              N/A                N/A         N/A          14.22%
Twentieth Century Strategic Balanced 2           12.53%              N/A                N/A         N/A          12.53%
AST Putnam Value Growth & Income 2               21.36%              N/A                N/A         N/A          21.36%
AST Putnam International Equity 2                17.24%           11.54%             13.63%         N/A          10.61%
AST Putnam Balanced 2                            17.36%           16.23%                N/A         N/A          11.03%
Marsico Capital Growth 2                            N/A              N/A                N/A         N/A           0.28%
N&B Mid-Cap Value 2                              25.44%           20.07%                N/A         N/A          12.12%
N&B Mid-Cap Growth 2                             15.78%           18.03%                N/A         N/A          16.67%
AA Growth 2                                      24.77%           23.68%             18.10%         N/A          18.35%
AA Small Capitalization 2                        10.53%           17.70%             11.53%         N/A          18.10%
AA MidCap Growth 2                               14.11%           21.86%                N/A         N/A          20.88%
N&B Partners 2                                   30.24%              N/A                N/A         N/A          23.01%
MV Emerging Markets 2                            -1.35%              N/A                N/A         N/A           2.34%


                            Non-standard Total Return
             (Assumes no sales charge and maximum maintenance fees)
                                                                                                                 Incep-
                                                    1                 3                5           10          tion-to-
                                                  Yr.               Yr.              Yr.          Yr.              Date

LA Growth and Income 2                           22.78%           22.43%            15.75%          N/A          14.99%
JanCap Growth 2                                  27.47%           30.20%            18.11%          N/A          18.65%
AST Janus Overseas Growth 2                      17.61%              N/A               N/A          N/A          17.44%
Fed High Yield 2                                 12.54%           14.36%               N/A          N/A           9.34%
T. Rowe Price Asset Allocation 2                 17.31%           17.00%               N/A          N/A          11.95%
T. Rowe Price International Equity 2              0.43%            7.62%               N/A          N/A           4.26%
T. Rowe Price Natural Resources 2                 2.44%              N/A               N/A          N/A          15.26%
T. Rowe Price International Bond 2               -4.31%            3.32%               N/A          N/A           1.56%
T. Rowe Price Small Company Value 2              27.62%              N/A               N/A          N/A          27.43%
Founders Capital Appreciation 2                   5.03%           17.81%               N/A          N/A          15.00%
Founders Passport 2                               1.09%              N/A               N/A          N/A           5.64%
INVESCO Equity Income 2                          22.19%           22.10%               N/A          N/A          15.04%
PIMCO Total Return Bond 2                         8.86%            9.38%               N/A          N/A           5.90%
PIMCO Limited Maturity Bond 2                     6.47%              N/A               N/A          N/A           4.94%
RS Value + Growth 2                              13.77%              N/A               N/A          N/A          13.81%
Twentieth Century International Growth 2         14.05%              N/A               N/A          N/A          13.88%
Twentieth Century Strategic Balanced 2           12.36%              N/A               N/A          N/A          12.19%
AST Putnam Value Growth & Income 2               21.18%              N/A               N/A          N/A          21.00%
AST Putnam International Equity 2                17.06%           11.38%            13.46%          N/A          10.44%
AST Putnam Balanced 2                            17.19%           16.06%               N/A          N/A          10.85%
Marsico Capital Growth 2                            N/A              N/A               N/A          N/A           0.13%
N&B Mid-Cap Value 2                              25.26%           19.89%               N/A          N/A          11.94%
N&B Mid-Cap Growth 2                             15.61%           17.85%               N/A          N/A          16.45%
AA Growth 2                                      24.59%           23.49%            17.92%          N/A          18.17%
AA Small Capitalization 2                        10.36%           17.52%            11.37%          N/A          17.91%
AA MidCap Growth 2                               13.94%           21.67%               N/A          N/A          20.69%
N&B Partners 2                                   30.04%              N/A               N/A          N/A          22.82%
MV Emerging Markets 2                            -1.50%              N/A               N/A          N/A           2.18%

                   American Skandia Life Assurance Corporation
                            Attention: Concierge Desk

                              For Written Requests:

                                  P.O. Box 883
                           Shelton, Connecticut 06484

                            For Electronic Requests:

                           customerservice@Skandia.com

                             For Requests by Phone:

                                 1-800-752-6342


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PLEASE SEND ME A STATEMENT  OF  ADDITIONAL  INFORMATION  THAT  CONTAINS  FURTHER
DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS CHC2 PROS (05/98)
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



         ADDITIONAL INFORMATION: Inquiries will be answered by calling your representative or by writing to:

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                       at

                                  P.O. Box 883
                           Shelton, Connecticut 06484

                                       or

                           customerservice@Skandia.com


Issued by:                                                          Serviced at:

AMERICAN SKANDIA LIFE                                      AMERICAN SKANDIA LIFE
ASSURANCE CORPORATION                                      ASSURANCE CORPORATION
One Corporate Drive                                                 P.O. Box 883
Shelton, Connecticut 06484                            Shelton, Connecticut 06484
Telephone: 1-800-752-6342                             Telephone:  1-800-752-6342
http://www.AmericanSkandia.com                    http://www.AmericanSkandia.com

                                 Distributed by:

                    AMERICAN SKANDIA MARKETING, INCORPORATED
                               One Corporate Drive
                           Shelton, Connecticut 06484
                             Telephone: 203-926-1888
                         http://www.AmericanSkandia.com